REAL ESTATE PURCHASE AND SALE AGREEMENT
(Jones Spoils Tracts, Harris County, TX)

THE STATE OF TEXAS	§
§

COUNTY OF HARRIS	§

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the Effective Date (as defined herein), by and between PASADENA NITROGEN LLC, a Delaware limited liability company, as Seller ("Seller"), and CPB PROPERTIES, LLC, a Texas limited liability company, as Purchaser ("Purchaser"), and joined in by AGRIFOS HOLDINGS, INC., a Delaware corporation ("Agrifos"), for the limited purposes stated herein.

W I T N E S S E T H:

1.Purchase and Sale.
(a)Land, Appurtenances and Utility Rights. Subject to the terms, provisions and conditions hereof, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees· to purchase from Seller, all, but not a part of the following (including any rights any of the same acquired between the Effective Date hereof and Closing: (i) those certain tracts or parcels of land containing approximately 142.0521 acres and 194.5011 acres, respectively, out of the James Seymour Survey, Abstract No. 698 and the William Vince Survey, Abstract No. 78, in Harris County, Texas, as more particularly described by metes and bounds on Exhibit A which is attached hereto and incorporated herein by this reference (separately, the "Land"); (ii) all right, title and interest of Seller, if any, in and to that certain Access Easement Agreement (First Street and Jackson Street) dated as of November 1, 2012, recorded under County Clerk's File No. 20120511585 in the Real Property Records of Harris County, Texas (the "Access Easement"); and (iii) all right, title and interest of Seller, if any, in, to and under a certain reservation of drainage rights to access Cotton Patch Bayou in a Deed dated July 6, 1941, from Harris County Houston Ship Channel Navigation District to Horton & Horton, recorded at Volume 1163, Page 504 in the Real Property Records of Harris County, Texas, and related map recorded in Volume 20, Page 10 of the Map/Plat Records of Harris County, Texas, together with all right, title and interest of Seller, if any in and to (A) any and all improvements on the Land, (B) all other rights and appurtenances (including, without limitation, easements appurtenant) to the Land, (C) all easements or rights of Seller in adjacent roads and streets or in any adjacent alleys, strips or gores of land, and (D) all rights, commitments, reservations, allocations, service agreements, operating agreements and maintenance agreements with respect to the provision of utility service to the above-described land, including, without limitation, potable water supply, sewage treatment capacity, sanitary sewer line capacity, storm, sewer and drainage capacity, and gas, electric, and telephone service (collectively, the "Property"). Notwithstanding the foregoing, however, the Property as defined herein specifically excludes the following: all telecommunications facilities, electric facilities, sanitary sewer, storm sewer, water pipelines and chemical products pipelines (including oil, gas and other petrochemical products pipelines) situated within the Property that are not owned by Seller.
(b)Indemnification regarding Post-Closing PHA Agreement Obligations. Seller's predecessor in title acquired the Property from The Port of Houston Authority of Harris County, Texas ("PHA") pursuant to a certain Sale and Purchase Agreement between the PHA and Seller's predecessor in title (the "PHA Agreement"). Seller represents and warrants that a full and complete copy of the PHA Agreement is attached to this Agreement as Exhibit B. Purchaser, Orion Marine Group, Inc. ("Orion"), Seller and Agrifos will execute and deliver to each other at Closing an Indemnity Agreement in the form of Exhibit E attached to this Agreement (the "Indemnity Agreement").
2.Purchase Price. The purchase price to be paid by Purchaser to Seller for the Property (the "Purchase Price") shall be Twenty-One Million Nine Hundred Eighty Six Thousand Nine Hundred Ten and No/100 Dollars ($21,986,910.00), which amount is equal to the product of ONE AND 50/100 DOLLARS ($1.50) multiplied by the number of square feet contained within the boundaries of the Property based on an assumed acreage of 336.5 acres of land. If Purchaser obtains an Updated Survey as described in Section 4(a) hereof, then the Purchase Price shall be adjusted (increased or decreased) to an amount equal to the product of ONE AND 50/100 DOLLARS ($1.50) multiplied by the number of square feet contained within the boundaries of the Property as determined by the Updated Survey; provided, however, if the area determined by the Updated Survey varies from the assumed acreage set forth above by more than one percent ( 1.0%), then Seller shall have the right to terminate this Agreement by written notice given to Purchaser by the earlier of the Closing Date or five (5) days after Seller receives a copy of the Updated Survey from Purchaser reflecting a reduction in square

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

footage of the Property by more than one percent (1%) from the above estimated acreage. If Seller timely elects to terminate the Agreement as aforesaid, the Earnest Money shall be returned to Purchaser and neither party shall have any further rights, duties or obligations hereunder other than the Surviving Duties (hereinafter defined). If Seller fails to timely terminate under this Section, then the Purchase Price will be adjusted and Seller's termination right under this Section 2 automatically expires. If Purchaser does not obtain an Updated Survey as set forth in Section 4(a) hereof, the Purchase Price will not be adjusted. The Purchase Price shall be paid in full in cash at the Closing.
3.Earnest Money.
(a)Earnest Money. Within one (1) business day after the date of execution of this Agreement by Purchaser and delivery of same to Seller, Purchaser will deliver to Old Republic National Title Insurance Company, 777 Post Oak Boulevard, Suite 100, Houston, Texas 77056 (Attention: Ms. Paige Dunlap, Escrow Officer) (the "Title Company"), the sum of Four Hundred Thousand and No/100 Dollars ($400,000.00) as earnest money (the "Earnest Money"). If Purchaser fails to timely deliver the Earnest Money, this Agreement shall be rendered void. The Earnest Money will be deposited by the Title Company promptly upon receipt in an interest-bearing money-market account at a FDIC-insured financial institution, with all interest accruing to the benefit of Purchaser, provided that Purchaser delivers the Title Company a completed IRS Form W-9.
(b)Disposition. In the event that this Agreement is terminated prior to the consummation of the purchase and sale of the Property in accordance with this Agreement, then the Earnest Money shall be delivered as provided herein or as otherwise directed in written instructions signed by both Purchaser and Seller. At the Closing, the Earnest Money (plus accrued interest thereon, if any) shall, at Purchaser's option, either be returned to Purchaser or be applied toward the Purchase Price.
4.Updated Survey and Title Commitment.
(a)Survey. Seller has previously delivered to Purchaser a copy of a Category 1A (land title) survey of the Property prepared by Rodolfo Sandoval, dated February 22, 2005 (the "Survey"). Before Closing, Purchaser may, at its sole cost and expense, obtain a new or updated boundary survey of the Land (the "Updated Survey"). The Updated Survey shall calculate and indicate on the face of the Updated Survey the gross acreage (to the nearest ten thousandth of an acre and converted to square feet) contained within the boundaries of the Land for purposes of calculation of any adjustment to the Purchase Price as set forth in Section 2 hereof. If Purchaser does not obtain an Updated Survey on or before the Closing Date, there shall be no adjustment to the Purchase Price.
(b)Title Commitment; Permitted Encumbrances. Purchaser has previously obtained from the Title Company a commitment for TLTA Form T-1 Owner Policy of Title Insurance covering the entire Property (the "Title Commitment'), committing to insure Purchaser's rights in and to the Property at Closing in the amount of the Purchase Price, which Title Commitment is attached hereto as Exhibit C. All recorded instruments and other items (other than form policy exceptions) referenced as exceptions to title insurance in the Title Commitment (excluding the ROFR Agreement -See Section 9(b) hereof, and excluding requirements referenced in items 2 (first three sub-items only), 8, 11, 13, 14, and 15; provided, however, that (i) with respect to item 15 of Schedule C, Seller will only be required to provide reasonable evidence that Agrifos Fertilizer LLC and Agrifos Fertilizer Inc. are one and the same entity, and (ii) Seller has no obligation to provide the easement contemplated in item 16 of Schedule C of the Title Commitment (except for its transfer to Purchaser of any right, title and interest of Seller therein as provided in Section l(a)(iii) hereof) or ensure that the easement contemplated in item 16 of Schedule C of the Title Commitment is insurable), together with all laws and regulations affecting or restricting the use of the Property, all matters shown on the Survey and the Updated Survey, if any, all rights of third parties to use and maintain pipelines currently existing on the Property whether or not same are located within recorded easements or are covered by written license agreement, and all of the matters listed on Exhibit F attached hereto are herein collectively called the "Permitted Encumbrances." Notwithstanding that it is agreed hereby that on-the-ground survey items shall not be itemized as Permitted Encumbrances or exceptions to the warranty of title in the Deed (whether or not referenced in the Title Commitment), it is expressly agreed that all matters shown by the Survey and/or Updated Survey are Permitted Encumbrances. The preceding sentence of this Agreement survives Closing and execution and delivery of the Deed notwithstanding any contrary or apparently contrary provision in the Deed.

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

5.Access; Confidentiality.
(a)Access; Insurance; Indemnity. At any and all times after the Effective Date hereof while this Agreement remains in force, Purchaser, through its personnel, agents, consultants, contractors, affiliates and authorized persons, shall have the right to enter upon, inspect, survey and make studies of the Property; provided, however, that (i) Purchaser shall not drill into or take core or groundwater samples on or from the Property or perform or conduct other invasive testing or activity without the prior written consent of Seller which may be withheld in its sole and absolute discretion, (ii) such entry onto the Property shall be at Purchaser's sole risk, subject to the rights of parties in possession of the Property, and (iii) Purchaser (or such entering third party contractor(s), parties or agent(s)) shall have in force and provide at the time of entry a certificate of insurance naming each of Seller and Agrifos as an "additional insured" and reflecting that such party has in force a commercial general liability insurance policy with limits of at least $1,000,000.00 per occurrence and $2,000,000.00 annual aggregate and automobile liability coverage with a combined single limit of $1,000,000.00. Purchaser shall indemnify and hold harmless Seller with respect to such activities of Purchaser (its personnel, agents, consultants, contractors, affiliates and authorized persons) upon the Property, and Purchaser shall restore any part of the Property disturbed by any such tests and inspections to substantially the same condition as existed immediately prior to such test or inspection procedure. Seller hereby agrees to cooperate fully with Purchaser and to provide Purchaser with such information and documentation as Purchaser reasonably requests in order to assist Purchaser in making the test or inspections or in evaluating the Property, provided that Seller shall not be required to incur any out-of-pocket cost (not paid or reimbursed by Purchaser) in providing information and cooperation. Purchaser is also free to contact government authorities regarding the Property, its condition, the availability of utility service and the development potential of the Property and Purchaser shall not be liable to Seller for any consequences thereof. Seller further agrees to reasonably cooperate and promptly provide necessary written consents and/or authorizations to Purchaser or applicable government entities to allow Purchaser to obtain information with respect to the Property. The foregoing indemnification by Purchaser shall survive Closing or the termination of this Agreement as a Surviving Duty.
(b)Industrial District Agreement. Seller has disclosed that the Property is subject to a certain Industrial District Agreement dated as of August 6, 2012, a copy of which is recorded under Harris County Clerk's File No. 20120370601 in the Real Property Records of Harris County, Texas, insofar as it relates to the Property (the ''Industrial District Agreement").
6.Sale In As-Is Condition; Certain Disclosures and Representations and Warranties by Seller. Other than Seller's express warranties, representations and covenants expressly set forth in this Agreement, the Property shall be conveyed by Seller to Purchaser in "AS-IS" condition, "WITH ALL FAULTS" and without representation or warranty by Seller. Seller represents and warrants to Purchaser, as representations and warranties surviving Closing as limited by the further provisions hereof, that (i) the PHA Agreement is in full force and effect, is in the form attached to this Agreement as Exhibit B, and has not been amended by Seller or any affiliate of Seller, and to Seller's current actual knowledge has not been amended by any other party, (ii) the Industrial District Agreement has not been amended by Seller or any affiliate of Seller since its initial execution and, to Seller's current actual knowledge, the Industrial District Agreement is in full force and effect, is in the form recorded in the Real Property Records of Han-is County, Texas, and has not otherwise been amended, (iii) Seller is not in default of its obligations, if any, under the PHA Agreement or the Industrial District Agreement, (iv) Seller is party to and the Property is subject to that certain Temporary Access Agreement between Kinder Morgan Crude and Condensate LLC and Seller, a true and complete copy of which is attached hereto as Exhibit I (the "Kinder Morgan Agreement"), which has not been amended and is in full force and effect, and (v) Seller is not party to or bound by or aware of any contracts, agreements or commitments that will or may bind the Property or Purchaser after Closing other than the Permitted Encumbrances, PHA Agreement, the Industrial District Agreement, and the Kinder Morgan Agreement, except in accordance with Section 29 hereof. For purposes of all references in this Agreement to the PHA Agreement, the Industrial District Agreement and the Kinder Morgan Agreement, such terms do not include any amendments that have been entered into prior to (or are entered into after) the Effective Date hereof. Purchaser has not agreed to and is not obligated to assume (or accept the Property subject to) any other agreements that are not Permitted Encumbrances or otherwise expressly stated to be assumed by Purchaser under this Agreement; provided, however, that notwithstanding that the same is not recorded and not reflected as part of the Permitted Encumbrances, Purchaser acknowledges that Seller has disclosed to Purchaser the existence of, and provided Purchaser with a true, correct and complete copy of, a certain License and Use Agreement dated May 3, 2011 between Agrifos Fertilizer L.L.C. and ExxonMobil Oil Corporation regarding use of existing 16" HDPE pipe and two 10" HDPE pipes which may affect the subject Property and has not been amended by Seller or its affiliates or, to Seller's actual knowledge, any third party, and Purchaser agrees and acknowledges as a covenant and agreement surviving Closing that such License and Use Agreement is not warranted against by the terms of the Deed. Seller has not assumed and is not a party to the License and Use Agreement, but Seller agrees as a covenant surviving Closing that it will not and will have no right or power to amend the License and Use Agreement after Closing insofar as it affects any of the Property.

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS," EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT (AND THEN SUBJECT TO THE LIMITATIONS SET FORTH IN THIS AGREEMENT). PURCHASER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS-IS" IN THE MANNER SPECIFIED IN THIS SECTION.
PURCHASER REPRESENTS TO SELLER THAT PURCHASER WILL NOT RELY UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT TO THE PROPERTY, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT THE PROPERTY HAS BEEN USED FOR INDUSTRIAL PURPOSES, INCLUDING, WITHOUT LIMITATION, AS A CONFINED DREDGE MATERIAL DISPOSAL FACILITY FOR THE DISPOSAL OF DREDGE MATERIAL FROM THE HOUSTON SHIP CHANNEL AND ITS TRIBUTARIES AND THE DOCKS AND BUSINESS FACILITIES SITUATED ON THE HOUSTON SHIP CHANNEL AND ITS TRIBUTARIES. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT OR ANY CLOSING DOCUMENTS EXECUTED PURSUANT HERETO, ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY EXIST ON THE PROPERTY, AND PURCHASER, UPON CLOSING (EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT OR ANY CLOSING DOCUMENTS EXECUTED PURSUANT HERETO), SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Purchaser hereby agrees that, if at any time after the Closing, any third party or any governmental agency seeks to hold Purchaser responsible for the presence of, or any loss, cost or damage associated with, Hazardous Materials (as hereinafter defined) in, on, above or beneath the Property or emanating therefrom, then the Purchaser waives any rights it may have against Seller in connection therewith including, without limitation, under CERCLA (defined below), and Purchaser agrees that it shall not (i) implead the Seller, (ii) bring a contribution action or similar action against the Seller or (iii) attempt in any way to hold the Seller responsible with respect to any such matter, except to the extent set forth in the Indemnity Agreement. The provisions of this Section 6 shall survive the Closing. As used herein, "Hazardous Materials" shall mean and include, but shall not be limited to any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantitated concentration, chemical, or active, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. ("CERCLA"), the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., similar state laws and regulations adopted thereunder.
7.Certain Covenants of Seller Pending Closing. In addition to the other covenants, representations and warranties of Seller set forth elsewhere in this Agreement, Seller covenants and agrees that during the term of this Agreement Seller will not, without the prior written consent of Purchaser: (a) plat, restrict or encumber, or permit to be platted, restricted or encumbered, any portion of the Property; (b) change or consent to or acquiesce in a change of the land use, zoning, taxing jurisdictions or other regulations to which the Property is subject, (c) grant any licenses, easements or other uses affecting any portion of the Property except the rights granted in the Kinder Morgan Agreement; (d) permit any mechanic's or materialmen's liens to attach to any portion of the Property; (e) place or permit to be placed on, or remove or permit to be removed from, the Property any buildings, structures, or improvements of any kind owned by Seller, if any, or any soil, trees or other vegetation of any material nature or kind except as may be allowed by the Kinder Morgan Agreement; (f) excavate or permit the excavation or grading of the Property except as may be allowed by the Kinder Morgan Agreement; (g) cause or authorize the contamination of the Property or any part thereof with Hazardous Substances or Solid Waste as herein defined, or allow any dumping on or filling of the Property in any manner; (h) assign, transfer, convey or relinquish any utility or drainage rights or capacities relating to the Property; (i) assign, sell, transfer, encumber or alienate any part of the Property to any third party; (j) amend, terminate (except allowing expiration by its terms) or modify the Industrial District Agreement, the PHA Agreement, the Kinder Morgan Agreement, or any of the Permitted Encumbrances; (k) fail to comply in any material respect with its obligations, if any, under any Permitted Encumbrances or the Industrial District Agreement, the PHA Agreement, the Kinder Morgan Agreement, or any financing secured by a lien on the Property, or (1) dissolve, or alter or amend. its organizational documents in any manner that would interfere with Seller's ability to perform any of its obligations under this Agreement. Furthermore, Seller represents and warrants to Purchaser that, between the date of Purchaser's execution of this Agreement and the Effective Date hereof (i) Seller has not done any of the foregoing that would have been prohibited had this Agreement been in effect since that date, and (ii) neither Seller or Agrifos has breached its exclusivity covenant set forth in that certain Letter of Intent dated January 7, 2014, between Agrifos and Orion, as amended (the "Exclusivity Agreement").
8.The Closing. The consummation of the sale and purchase of the Property ("Closing") shall be held and concluded on or before February 28, 2014, or on such other date as may be mutually agreed upon in writing by Seller and Purchaser. The Closing shall be held at the offices of the Title Company and may be closed through escrow delivery of documents and funds through the Title Company as escrow agent and escrow closing instructions of each Purchaser and Seller not inconsistent with the terms of this Agreement. The exact day of the Closing (the "Closing Date") shall be the business day specified in at least three (3) business days' advance written notice by Purchaser to Seller and the Title Company in accordance with Section 15 hereof, or if no such notice is given, the Closing shall be held on the last day permitted by the terms of this Section.
(a)Seller Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Purchaser, at Seller's sole cost and expense, the following, which delivery obligations shall be conditions concurrent with Purchaser's Closing obligations:

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

(i)A special warranty deed, fully executed and acknowledged by Seller, in form attached hereto as Exhibit D and incorporated herein by this reference (the "Deed"), conveying to Purchaser good and indefeasible fee simple title to the Property, subject only to the Permitted Encumbrances (without reference to on the-ground items from the Survey or Updated Survey even though made exceptions to such warranty by the terms of this Agreement) and in a condition in which the Title Policy may be issued to Purchaser subject only to the Permitted Encumbrances and standard form policy exceptions other than (i) parties in possession, and (ii) with the year of liens for taxes being completed as the year of Closing (with all prior taxes having been paid by Seller). At Purchaser's request, the Deed shall reserve a vendor's lien in favor of a third party lender from whom Purchaser is obtaining acquisition and/or development financing, if applicable. The metes and bounds description used in the Deed shall be the description provided with the Updated Survey.
(ii)The Certificate as to Non-Foreign Status described in Section 12 hereof, fully executed and sworn to by Seller.
(iii)The Indemnity Agreement in a sufficient number of Seller-executed and Agrifos-executed originals to provide Seller with at least two originals thereof and Purchaser two fully signed originals thereof.
(iv)An affidavit as to debts, liens and possession in favor of the Title Company and Purchaser, in standard form reasonably required by the Title Company, whereby Seller assures the Title Company and Purchaser (among other things reasonably requested by the Title Company) that there are no liens on the Property not being paid off by Seller at Closing, there are no unpaid bills for work performed by Seller on the Property or contiguous property owned by Seller that could give rise to mechanic's or materialmen's liens or claims associated with such work (and indemnifying the Title Company from any such claims), and that there are no parties in possession of the Property other than third parties who have rights to possession or placement of pipelines or improvements on the Property pursuant to the Permitted Encumbrances.
(v)Complete and full possession of the Property free and clear of all tenancies and leaseholds of every kind and all parties in possession except parties exercising only rights that are provided under the Permitted Encumbrances.
(vi)Intentionally deleted.
(vii)Such evidence of Seller's organization and good standing and Seller's and its representatives' authority to consummate this transaction and execute Closing documents pursuant to the terms hereof as is acceptable to the Title Company for purposes of issuing the Title Policy and reasonably acceptable to Purchaser.
(viii)Notices required by City of Houston and City of Pasadena ordinances pursuant to notices filed under Clerk's File Numbers: M337573 and M494333.
(b)Purchaser Deliveries. At the Closing, Purchaser shall deliver or cause to be delivered to Seller, as a condition concurrent with Seller's Closing obligations, the following:
(i)The Purchase Price for the Property in the form of wire transfer of cash.
(ii)Purchaser-executed and Orion-executed counterparts of the Indemnity Agreement in the same number executed by Seller.
(iii)Notices required by City of Houston and City of Pasadena ordinances pursuant to notices filed under Clerk's File Numbers: M337573 and M494333.
(c)Tax Prorations. As of the Closing Date, Seller shall have paid all real estate taxes which are due and payable on the Property (except for payments as or in lieu of taxes due under the Industrial District Agreement ["IDA Payments"] which shall be handled, if at all, as provided in Section 29 hereof), except for the real property taxes due for the tax or assessment year (as applicable to the particular tax or payment during which the Closing occurs (which shall be prorated between the parties to the extent set forth herein). Purchaser shall obtain at or prior to Closing, at Seller's expense to be repaid to Purchaser at Closing, tax certificates from a

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

property tax verification service reflecting that all of Seller's obligations for Taxes (defined below) applicable to periods prior to Closing are paid with respect to the Property (the "Tax Certificates").
(i)Seller shall be responsible for all standby fees, ad valorem taxes, and assessments (collectively, "Taxes") with respect to the Property that accrue for all periods prior to the Closing and Purchaser shall be responsible for all Taxes accruing for all periods on or after the Closing. Taxes with respect to the Property shall be prorated between Seller and Purchaser at Closing, as of the Closing Date. All prorations of Taxes shall be based on tax rates and assessed values for calendar year 2013. Such proration shall be considered final and there shall be not further true-up of the proration of Taxes post-Closing. The following provisions shall also apply to such prorations:
(ii)Seller shall be responsible for and agrees to immediately pay any and all assessments for streets, curbs, gutters, and off-site utility improvements that become due and payable with respect to the Property on or before the Closing Date (disregarding any option available to Seller to pay any lump sum assessment in installments over time).
The provisions of this Section 8(c) shall survive the Closing.
(d)Costs of Closing. Purchaser shall pay the recording costs for the Deed, the cost of the Updated Survey, the cost of all of its studies and investigations of the Property, the Title Policy, and one-half (1/2) of any Title Company escrow fees. Seller shall pay for the Tax Certificates, one-half (1/2) of any Title Company escrow fees, and all payments necessary to clear the Property of encumbrances that are not Permitted Encumbrances and of all liens of any nature or kind affecting the Property. Each party shall bear its own attorney's fees relating to this transaction.
9.Conditions to Closing; ROFR Agreement.
(a)Conditions to Closing. The obligations of Purchaser under the terms of this Agreement shall be contingent and conditioned upon the following:
(i)Performance of Covenants. That Seller shall have timely and fully performed all of its material covenants and agreements due to be performed by Seller under this Agreement, unless waived in writing by Purchaser or deemed waived pursuant to any express provision of this Agreement.
(ii)Representations and Warranties. That all of Seller's representations and warranties in this Agreement were true and correct in all material respects as of the date given, and are true and correct in all material respects as of the Closing Date.

(iii)Condition of the Property. The Property shall be in the same condition as on the Effective Date, without any flooding, subsidence or other occurrence having materially affected its topography, its surface or subsurface geological condition for building purposes, or otherwise materially affecting its physical characteristics.
(iv) At Closing, Purchaser may, at its option and at its sole cost, purchase a TLTA Form T-1 Owner Policy of Title Insurance in the form committed to pursuant to the Title Commitment which as a condition to Purchaser's obligations hereunder must be issuable to Purchaser at Closing subject only to the Permitted Encumbrances and standard form exceptions to coverage provided for therein (with such endorsements as Purchaser qualifies and pays for, if any) (the "Title Policy"); provided, however, that if Purchaser's inability to obtain the Title Policy in the conditions required hereby is solely due to any action or breach of this Agreement by Purchaser then this condition shall be deemed satisfied.

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

If any of the conditions to Closing provided for in this Section 9(a) are not timely satisfied and do not result from Seller's default, then Purchaser shall have the option at or prior to the Closing to either (i) terminate this Agreement by written notice to Seller, in which event the Earnest Money deposited by Purchaser with the Title Company shall be refunded to Purchaser free and clear of all rights and claims of Seller with respect thereto, and neither Purchaser nor Seller shall have any further rights or obligations under this Agreement except for the Surviving Duties, or (ii) waive such condition by written notice thereof to Seller (without waiving any cause of action against Seller in the event of Seller's misrepresentation or breach of covenant or warranty) and proceed to the Closing without any reduction in the Purchase Price as a result of such failure of condition. If the condition to Closing is not satisfied as a result of Seller's default, then Purchaser may pursue its remedies for such default by Seller.
(b)Right of First Refusal.
(i)Seller has disclosed to Purchaser the existence of a right of first refusal affecting the Property in favor of Rentech Nitrogen Partners, L.P. ("RNP"), pursuant to that certain Right of First Refusal and Purchase Option Agreement dated as of November 1, 2012, between Agrifos and RNP, a Memorandum of which is recorded under Harris County Clerk's File No. 20120515434 in the Real Property Records of Harris County, Texas (listed as exception/requirement 8 on Schedule C of the Title Commitment) (the "ROFR Agreement"). Seller represents that it has in its possession an originally executed Termination of Right of First Refusal and Purchase Option Agreement in recordable form (the "Termination") (a true and complete copy of which is attached hereto as Exhibit K) which Seller has a right to record in the Real Property Records of Harris County, Texas, upon satisfaction of the conditions stated in the ROFR Agreement. Upon Seller's execution and acceptance of this Agreement, Seller is obligated to deliver title to the Property to Purchaser at Closing free and clear of the ROFR Agreement any rights of RNP (and its successor and assigns) thereunder. By Seller's execution and acceptance of this Agreement, Seller is deemed to (and hereby does) represent and warrant to Purchaser that (A) Seller has given notice to RNP in compliance with the ROFR Agreement as necessary to trigger RNP's twenty (20) day period in which to elect to purchase the Property, and (B) RNP failed to exercise its right to purchase the Property under its right to do so under the ROFR Agreement within the time period afforded to RNP to make such election thereunder.
(ii)Seller represents that full and complete copies of the ROFR Agreement and the Termination have been delivered to Purchaser and the Title Company prior to the date of Purchaser's execution and delivery hereof to Seller, and have not been amended. Within one (1) business day after the execution of this Agreement by Purchaser and delivery of the Purchaser executed Agreement to Seller, Seller agrees to give notice of such offer to RNP and provide RNP a copy of this Agreement and any other information required to be submitted to RNP pursuant to the ROFR Agreement so that the time period for RNP to elect to exercise its right of first refusal to purchase the Property runs at the earliest possible time, and provide a full and complete copy thereof to Purchaser and Title Company. Even though this Agreement is not yet binding and in effect, if Seller fails to comply with the requirements of the preceding sentence, then Purchaser's offer evidenced by its execution and submission of this Agreement to Seller shall automatically be deemed revoked and void. Seller represents and warrants to Purchaser that prior to the date of Purchaser's execution and delivery of this Agreement to Seller, Seller has delivered the Termination to the Title Company together with written instructions to the Title Company authorizing the Title Company to record the Termination upon the Closing pursuant to this Agreement, and it is a condition to Seller's execution and acceptance of this Agreement that such Termination will have remained on deposit with the Title Company at the same time Seller executes and accepts this Agreement. Seller shall not revoke its escrow instructions for the Termination or withdraw the Termination from the possession of the Title Company prior to Closing or termination of this Agreement.

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

10.Defaults and Remedies.
(a)Seller's Default. If Seller fails to perform any of Sellers obligations under this Agreement for any reason other than (i) the termination of this Agreement by Seller or Purchaser pursuant to any right to terminate expressly set forth in this Agreement (other than this Section), or (ii) Purchaser's failure to perform Purchaser's obligations when required to be performed under this Agreement, and such default by Seller (other than default in performance due at Closing, for which there is no notice or cure right) is not cured by the sooner of Closing or five (5) business days after Purchaser gives Seller written notice of such default, or if any of Seller's representations or warranties set forth in this Agreement are found to be materially inaccurate or untrue prior to or at Closing, then Purchaser, at Purchaser's option and (except as set forth below) as Purchaser's sole and exclusive remedy, shall have the right.
(i)to terminate this Agreement by giving written notice thereof to Seller, whereupon all Earnest Money shall be refunded to Purchaser free and clear of all rights and claims of Seller with respect thereto, and neither Purchaser (except as provided below in this Section 10(a))nor Seller shall have any further rights or obligations hereunder except for the Surviving Duties; or
(ii)to enforce specific performance of the obligations of Seller under this Agreement and collect from Seller in such proceeding all of Purchaser's costs of court and legal fees incurred in connection therewith.
The foregoing remedies are, however, in addition to Purchaser's rights, as they may exist at law, to obtain injunctive or equitable relief to prevent Seller's breach, threatened breach or continued breach of any pre-Closing covenant of Seller under this Agreement, or to obtain declaratory judgment relief where applicable. Regardless of which remedy is selected by Purchaser, if Seller has made a material misrepresentation or materially breached a warranty contained in this Agreement, then Purchaser shall also be entitled to recover from Seller any damages suffered by Purchaser by reason thereof subject to the limitations set forth below; provided, however, that any suit or action for breach of any of the representations or warranties of Seller set forth herein must be filed with a court of competent jurisdiction within the Survival Period or any claim based thereon shall be deemed irrevocably waived. Unless expressly made to survive, all other obligations and covenants of Seller contained in this Agreement shall be deemed to have been merged into the Deed and shall not survive the Closing. Notwithstanding the foregoing, however, if actions taken by Seller make it impractical or impossible for Purchaser to obtain the substantial benefit of its bargain by enforcement of specific performance against Seller, then Purchaser shall be entitled as an additional remedy (unless and until it elects option (2) hereof) to recover from Seller damages in the amount of its out of pocket costs and expenses in connection with this Agreement not to exceed One Hundred Fifty Thousand and No/00 Dollars ($150,000.00) plus its other proven damages not to exceed an additional One Hundred Fifty Thousand Dollars ($150,000.00). The foregoing provisions do not govern the remedies of the parties after Closing with regard to obligations and liabilities of the parties under this Agreement which survive Closing, or arising under documents delivered by the parties to consummate the Closing of this transaction, such as claims under a warranty of title in the Deed, etc.
If Purchaser notifies Seller within one (1) year after Closing (the "Survival Period') that Purchaser discovered post-Closing that any representation or warranty made by Seller in this Agreement was not true and correct in any material respect and specifying the breach with particularity, subject to the limitations set forth below, Purchaser shall have available all remedies at law or in equity as a consequence thereof. If Purchaser does not notify Seller of the breach of any of its representations and warranties set forth in this Agreement and institute a lawsuit therefor in a court of competent jurisdiction prior to the expiration of the Survival Period after the Closing, Purchaser shall be deemed to have waived all of its rights to claim and sue for any breach by Seller of any of its representations and warranties made in this Agreement. Further, Purchaser agrees that any recovery against Seller in respect of Seller's covenants, indemnities, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Purchaser hereunder at Closing other than claims under the Indemnity Agreement and the Deed, or under any law applicable to the Property or this transaction, shall be limited to Purchaser's actual damages (including consequential damages if and to the extent permitted by law) not in excess of ten percent (10%) of the Purchase Price paid to Seller at Closing in the aggregate for all such claims collectively, and that in no event shall Purchaser be entitled to seek or obtain any other damages of any kind, including, without limitation, speculative or punitive damages, or actual or consequential damages in excess of the stated cap. It is acknowledged that this cap applies in the aggregate to all damages collectively. The aforesaid cap on Purchaser's recoverable damages shall not apply to (and shall exclude) Seller's indemnity obligations in the Indemnity Agreement, Seller's warranty of title in the Deed, Seller's post-Closing proration adjustment obligations, and reasonable attorneys' fees, costs of litigation, and court costs.
(b)Purchaser's Default. If Purchaser fails to perform any of Purchaser's obligations under this Agreement for any reason other than (i) the termination of this Agreement by Seller or Purchaser pursuant to any right to terminate expressly set forth in this Agreement (other than this Section), or (ii) Seller's failure to perform Seller's obligations when required to be perfomed

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

under this Agreement, and such default by Purchaser (other than default in performance due at Closing, for which there is no notice or cure right) is not cured by the sooner of Closing or five (5) business days after Seller gives Purchaser written notice of such default, then Seller, as Seller's sole and exclusive remedy, shall have the right to terminate this Agreement by giving written notice thereof to Purchaser, in which event the Earnest Money shall be delivered to Seller as liquidated damages free and clear of all rights and claims of Purchaser with respect thereto, and neither Purchaser nor Seller shall have any further rights or obligations under this Agreement. Seller hereby expressly waives all remedies and causes of action against Purchaser for Purchaser's failure to perform any of Purchaser's obligations at Closing other than the liquidated damages provided for in this Section 12(b), including, without limitation, any right to enforce specific performance of Purchaser's obligations. The foregoing remedies are, however, in addition to Seller's rights, as they may exist at law, to obtain injunctive or equitable relief to prevent Purchaser's breach, threatened breach or continued breach of any pre-Closing covenant of Purchaser under this Agreement, but Seller is waiving the right to seek specific performance of Purchaser's obligations to close this transaction. Nothing herein shall be construed as a waiver of or limit Seller's right to pursue all remedies against Purchaser at law and in equity with respect to Surviving Duties and any post-Closing obligations of Purchaser, including, without limitation, Purchaser's obligations under the Indemnity Agreement.
11.Real Estate Commission. Purchaser and Seller each represents to the other that there are no real estate agents or brokers entitled to a commission in connection with this purchase and sale of the Property as the result of any act, deed, promise or agreement of such party, other than CBRE, Inc. ("Purchaser's Broker"). Purchaser hereby agrees to indemnify and hold harmless Seller from and against any and all claims of any agent, broker, finder or other similar party (other than Purchaser's Broker) claiming through Purchaser, and Seller hereby agrees to indemnify and hold harmless Purchaser from and against any and all claims of any agent, broker, finder or other similar party (including Brokers) claiming through Seller. Seller hereby agrees to pay Purchaser's Broker in cash, at and only in the event of a Closing of this transaction, a real estate commission equal to three percent (3.0%) of the Purchase Price calculated in accordance with the provisions of Section 2 hereof.
12.Seller's Non-Foreign Status. Seller represents and warrants that Seller is not a "foreign person," as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and in the Rules and Regulations promulgated by the Treasury Department with respect thereto (collectively, "Federal Tax Law"). Therefore, at the Closing, Seller will deliver to Purchaser a certificate so stating, subscribed and sworn to by Seller, complying with Federal Tax Law (the "Certificate as to Non-Foreign Status"). If Seller fails to deliver the Certificate as to Non-Foreign Status at the Closing, subscribed and sworn to as described above, then, in either such event, the Title Company is hereby authorized to withhold from the Purchase Price otherwise payable to Seller, all sums required to be withheld by Purchaser under Federal Tax Law (and if the cash portion of the Purchase Price is insufficient for such purpose, then Seller shall deliver the shortfall in cash into escrow with the Title Company at Closing), and the Title Company will deliver such amount withheld (and/or delivered by Seller) to the Internal Revenue Service together with the appropriate forms prescribed by the U.S. Department of the Treasury, with copies being contemporaneously sent to both Seller and Purchaser.
13.Time. Time is of the essence in all matters pertaining to the performance of this Agreement.
14.Notices. Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Seller and purchaser as follows:

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

IF TO SELLER OR AGRIFOS:	Pasadena Nitrogen LLC/Agrifos Holdings, Inc.
c/o Agrifos Partners LLC
712 Fifth Avenue, 39th Floor
New York, New York 10019
Attention: Hamza Slimani
Facsimile No.: (832) 201-7214
Email: hslimani@agrifos.com

COPY TO:     Scheef & Stone, L.L.P.
500 North Akard Street
Suite 2700
Dallas, Texas 75201
Attention: Gardner Savage
Facsimile No.: (214) 706-4242
Email: Gardner.Savage@solidcounsel .com

IF TO PURCHASER:	CPB Properties, LLC
12000 Aerospace, Suite 300
Houston, Texas 77034
Attention:     Peter R. Buchler
Executive Vice President, CAO & General Counsel
Facsimile No.: 713-852-6594
Email: pbuchler@orionmarinegroup.com

COPY TO:	Jonathan Peckham, Esquire
Strasburger & Price, LLP
909 Fannin St., Suite 2300
Houston, Texas 77010
Facsimile No.: 832-397-3546
Email: jon.peckham@strasburger.com
Notices shall be sent and given, and deemed properly delivered and received, only as follows: (i) on the date delivered to the party's effective notice address hereunder, if hand delivered; (ii) on the date delivered to the party's effective notice address hereunder, if delivered by nationally-recognized overnight courier or private, receipted same-day courier; (iii) on the earlier of the date of actual delivery at the party's effective notice address hereunder (which will be deemed the date of first attempted delivery if refused or left unclaimed), or three (3) postal business days after deposited in the care, custody or control of the U.S. Postal Service, if by U.S. Mail, registered or certified, return receipt requested, properly addressed and postage prepaid, or (iv) on the date sent via facsimile transmission and confirmed as successful delivery by the sender’s transmission equipment, provided that the sender contemporaneously sends such notice by regular U.S. mail (or any other means allowed for delivery above). Any party may change its notice address and/or facsimile number for purposes hereof to any address within the continental United States that is (or includes) a street address that allows overnight delivery to such address by giving written notice of such change to the other parties hereto at least fifteen (15) days prior to the intended effective date of such change. Notwithstanding that email addresses are provided herein, email shall not be an effective means of giving notice under this Agreement for any purpose even if actually received and read.

15.Authority. Each party to this Agreement warrants and represents to the other that such party has full power and authority to enter into and perform its obligations under this Agreement in the names, titles and capacities herein stated and on behalf of any entities, persons, estates or firms represented or purported to be represented by such person, and that all approvals, consents and authorizations necessary or required by any state and/or federal law or private agreement in order for such party to enter into and perform its obligations under this Agreement have been obtained and all legal requirements fully complied with.
16.Condemnation.
(a)Risk of Loss. Seller shall bear all risk of condemnation of the Property until the Closing.
(b)Purchaser's Option to Cancel. If prior to the Closing any material portion of the Property is taken by eminent domain, or made the subject of condemnation proceedings (or proposed or threatened condemnation proceedings), Seller shall

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

give Purchaser prompt written notice thereof and Purchaser may elect, by written notice to Seller within twenty (20) days after Purchaser shall have received written notice of such event from Seller, to cancel this Agreement without further liability. If Purchaser elects to cancel this Agreement, as aforesaid, then the Title Company will return the Earnest Money (and any Extension Payment) to Purchaser free and clear of all rights and claims of Seller with respect thereto, and thereafter neither Seller nor Purchaser shall have any further rights or obligations hereunder except for the Surviving Duties. For purposes hereof, a "material portion of the Property" means any portion of the Property that Purchaser determines in its good faith judgment will have a material, adverse affect on Purchaser's proposed use, improvement or operation of the Property after Closing for the purposes contemplated by Purchaser, or will materially impede full exercise or use of important access, drainage or other appurtenances to (or comprising part of) the Property, or will materially increase the cost of operation of the Property for Purchaser's intended uses, or materially reduce the resale value of the Property or future legally permitted uses to which it may be put in the future.
(c)Failure to Cancel. If any portion of the Property is taken by eminent domain or made the subject of condemnation proceedings (or proposed or threatened condemnation proceedings); and Purchaser does not elect to cancel this Agreement pursuant to Section 16(b) hereof, then at the Closing the following shall occur:
(i)Seller shall credit on account of the Purchase Price the amount of all condemnation awards actually received by Seller (whether retained by Seller or paid directly to the holder of any lien on the Property).
(ii)Seller shall also assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to any awards that may be made with respect to any pending or future condemnation proceeding
(d)Control of Condemnation Proceedings After Purchaser is "At-Risk". If Purchaser has not cancelled this Agreement, Purchaser shall be entitled to participate in any condemnation proceeding on an equal basis with Seller and veto any proposed award or settlement offer not acceptable to Purchaser. If Seller's lienholder on the Property is entitled under its lien instruments to control such condemnation proceeding, and if such lienholder makes any material substantive decision in such proceeding that is unacceptable to Purchaser in Purchaser's sole and absolute (including arbitrary) discretion, then Purchaser shall be entitled to terminate this Agreement by written notice to Seller and receive a full refund of the Earnest Money free and clear of all rights and claims of Seller with respect thereto, and neither Seller nor Purchaser shall have any further rights or obligations hereunder except for Surviving Duties.
17.Entire Agreement. This Agreement represents the entire agreement by and between Purchaser and Seller with regard to the subject matter dealt with herein, and it may not be modified except by written amendment executed by Purchaser and Seller.
18.Effective Date. The "Effective Date" hereof is the date on which the Title Company receives one or more fully executed copies of this Agreement, signed by Seller and Purchaser (including if delivered by fax or electronically), as indicated on its receipt signature page to this Agreement.
19.Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Seller hereby acknowledges and agrees that Purchaser may assign all or part of its interest in this Agreement to any person or entity without the prior consent of Seller; provided, however, no such assignment shall release Purchaser from any of its liabilities or obligations under or with respect to this Agreement.
20.Governing Law. The terms, provisions and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Venue for all suits and actions arising out of or in connection with this Agreement shall be proper only in the state and federal courts sitting in Harris County, Texas, and each party hereby consents to the assertion of personal jurisdiction by such courts over such party for the limited purposes of such suit but does not waive requirement for service of process in the manner prescribed by law.
21.Severability. If any provision of this Agreement shall, for any reason, be held to be illegal, invalid or unenforceable, then the other provisions of this Agreement shall not be rendered invalid or otherwise affected thereby, all of which remaining provisions shall continue in full force and effect to the maximum extent permitted by applicable law.

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

22.Survival of Covenants; Further Assurances. The representations, warranties and covenants of Seller contained in this Agreement shall (to the extent not fully performed at or before Closing) survive the Closing. Seller and Purchaser each agree to execute and deliver such other documents, on or after the Closing Date, as are reasonably necessary to give effect to and carry out the transaction herein contemplated.
23.Exhibits. All exhibits referenced in this Agreement as being attached hereto are incorporated herein by this reference and shall constitute a part of the terms, covenants, conditions and provisions hereof, as if set forth herein verbatim (except to the extent that an Exhibit is an existing executed document or Closing document form, in which event they are incorporated for information and reference only and the terms thereof are not binding on the parties unless and until executed as a Closing document delivered under the terms hereof).
24.Certain Required Notices/Disclosures.
(a)Notice Regarding Possible Liability For Additional Taxes. If for the current ad valorem tax year the taxable value of the Property is determined by a special appraisal method that allows for appraisal of the Property at less than its market value, Purchaser may not be allowed to qualify the Property for that special appraisal in a subsequent year and the Property may then be appraised at its full market value. In addition, the transfer of the Property or a subsequent change in the use of the Property may result in the imposition of an additional tax plus interest as a penalty for the transfer or the change in use of the Property. The taxable value of the Property and the applicable method of appraisal for the current tax year is public information and may be obtained from the tax appraisal district established for the county in which the Property is located. If Seller has claimed the benefit of laws permitting a special use valuation for the purpose of ad valorem taxes on the Property and if, after the Closing, Purchaser changes the use of the Property from its present use and such change results in the assessment of additional taxes, then those additional taxes will be Purchaser's obligation, notwithstanding that some or all of those additional taxes may relate back to the period prior to Closing.
(b)Notice Regarding Possible Annexation. IF ANY PORTION OF THE PROPERTY IS LOCATED OUTSIDE THE LIMITS OF A MUNICIPALITY, THE PROPERTY MAY NOW OR LATER BE INCLUDED IN THE EXTRATERRITORIAL JURISDICTION OF A MUNICIPALITY AND MAY NOW OR LATER BE SUBJECT TO ANNEXATION BY THE MUNICIPALITY. EACH MUNICIPALITY MAINTAINS A MAP THAT DEPICTS ITS BOUNDARIES AND EXTRATERRITORIAL JURISDICTION. TO DETERMINE IF ANY PORTION OF THE PROPERTY IS LOCATED WITHIN A MUNICIPALITY'S EXTRATERRITORIAL JURISDICTION OR IS LIKELY TO BE LOCATED WITHIN A MUNICIPALITY'S EXTRATERRITORIAL JURISDICTION, PURCHASER IS ADVISED TO CONTACT ALL MUNICIPALITIES LOCATED IN THE GENERAL PROXIMITY OF THE PROPERTY FOR FURTHER INFORMATION.
(c)Real Estate Broker Notice to Purchaser. The Texas Real Estate License Act requires that Purchaser be advised that he should either (i) have an attorney examine an abstract of title to the Property, or (ii) obtain a title insurance policy covering the Property. Notice to that effect is, therefore, hereby given to and acknowledged by Purchaser.
(d)Disclosure Regarding Landfill. Seller has disclosed to Purchaser that a portion of Tract 1 of the Property is affected by a closed municipal landfill as delineated on the drawing attached hereto as Exhibit H (the ''Landfill"). The Indemnity Agreement will provide that Purchaser and Orion will indemnify and defend Seller from and against any claims, liabilities, costs and expenses (including reasonable attorney fees) arising as a result of any operations conducted by Purchaser or its successors or assigns on the Landfill, including, without limitation, any excavation, drilling or construction thereon.

25.Surviving Duties. The term "Surviving Duties" shall mean any and all duties or obligations which are expressly stated to survive termination of this Agreement or Closing hereunder, including, without limitation, Purchaser's obligations contained in Section 4 hereof and any indemnity obligations set forth herein.
26.Saturday, Sunday or Legal Holiday. If any date set forth in this Agreement for the performance of any obligation by Purchaser or Seller or for the delivery of any instrument or notice should be on a Saturday, Sunday or legal holiday, then the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. For purposes of this Section, "legal holiday" shall mean any state or federal holiday for which financial institutions or post offices are generally closed in Harris County, Texas, for the observance thereof.
27.Headings; Construction. The headings contained in this Agreement are for reference purposes only and shall not modify or affect this Agreement in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular. All references in this Agreement to "herein",

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

"hereunder" or "hereby" shall refer to this entire Agreement rather than any particular section, paragraph, subparagraph, clause or provision, unless specifically stated otherwise.
28.Time of Acceptance. In the event Seller shall fail, by 5 :00 P .M., local Houston (Texas) time, on February 25, 2014, to accept this Agreement by executing a counterpart of this Agreement in the space provided for Seller's signature, and causing Agrifos to execute a counterpart of this Agreement in the space provided for Agrifos' signature (Agrifos' signature being a condition to Seller's acceptance hereof and to the binding effectiveness of this Agreement), and delivering such Seller and Agrifos executed counterparts to the Title Company (in original signature form, or by telecopy/fax, or in PDF email file), then the offer evidenced by Purchaser's execution and delivery of this Agreement (the "Offer") shall automatically terminate and be deemed revoked; the parties acknowledge that Purchaser shall have the right to withdraw the Offer by written notice to Seller at any time prior to acceptance of this Agreement as aforesaid. It is a condition to the effectiveness of this Agreement that Purchaser, Seller and Agrifos execute and deliver this Agreement. Contemporaneously with such acceptance by Seller, Seller shall send a copy of the fully executed Agreement to Purchaser. Immediately upon receipt of the fully executed Agreement by the Title Company, the Title Company shall receipt for same in the space provided below and promptly deliver a fully executed, receipted copy of this Agreement to Seller and one to Purchaser. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall together constitute one and the same Agreement. This Agreement may be accepted by delivery of original signatures, or by telecopy/fax transmission or PDF email file.
29.Industrial District Agreement. At Closing, the parties will indemnify each other for certain liabilities under the Industrial District Agreement as provided in the Indemnity Agreement. After Closing, Seller and Purchaser will cooperate with each other and will use good faith commercially reasonable efforts to obtain a partial Assignment and Assumption Agreement with respect to the Industrial District Agreement which is approved by the City of Houston and on the form prescribed by the Industrial District Agreement relating only to the Property, and to attempt to have the City of Houston agree not to charge payments in lieu of tax under the Industrial District Agreement with respect to portions of the Property that are already located within and being taxed by the City of Pasadena, Texas. Seller does not warrant or represent that such partial assignment or amendment of the Industrial District Agreement can be obtained but Seller and Purchaser will cooperate in all reasonable respects (including execution of disclosure and similar documentation as required by the City) in the effort of either party to obtain such approvals; provided that neither party shall be required to incur any out of pocket expense (except its own outside counsel attorney's fees as it deems necessary) in pursuing such assignment, assumption and/or amendment of the Industrial District Agreement. The covenants and obligations of the parties contained in this Section shall survive Closing, but the covenant of cooperation shall continue only for a period ending on the earlier date of two years after Closing or the date that the aforesaid assignment and assumption is completed (or the date on which Purchaser enters into its own industrial district agreement with the City of Houston if sooner); provided, however, that if Purchaser's continuing efforts (for up to the balance of the aforesaid 2 year cooperation period) to obtain the amendment referenced above after the assignment and assumption is completed, then Seller's cooperation will continue during the balance of said 2 year period while Purchaser's efforts continue, to the extent necessary in connection with any amendment of the Industrial District Agreement.
30.Agrifos Jointly Liable with Seller. Agrifos joins herein for purposes of agreeing and hereby agrees with Purchaser, as an agreement that survives Closing, that Agrifos is jointly and severally liable with Seller for all of Seller's obligations and liabilities under this Agreement, including, but not limited to, liabilities and obligations for Seller's breaches of and defaults under this Agreement and for which Seller remains responsible after Closing under the terms of this Agreement.

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[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXECUTED by the parties on the respective dates set forth below by their signatures, to be effective as of the Effective Date.

PURCHASER:

CPB PROPERTIES, LLC, a Texas limited liability company

By: /S/ J. M. Pearson
J. M. Pearson
Chief Executive Officer
Date: February 3 , 2014

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SIGNATURE PAGE OF SELLER AND AGRIFOS FOLLOWS]

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

SELLER:

PASADENA NITROGEN LLC,
a Delaware limited liability company

By: /S/ H. Slimani
Name: Hamza Slimani
Title: Vice President
Date: February 25 , 2014

AGRIFOS (joining in this Agreement for the limited purposes of agreeing to the terms and conditions of Section 30 hereof):

AGRIFOS HOLDINGS INC., a Deleware corporation

By: /S/ H. Slimani
Name: Hamza Slimani
Title: Vice President
Date: February 25 , 2014

EXHIBITS:

Exhibit A	-	Description of the Land
Exhibit B	-	PHA Agreement
Exhibit C	-	Title Commitment
Exhibit D	-	Form of Special Warranty Deed
Exhibit E	-	Form of Indemnity Agreement
Exhibit F	-	Permitted Exceptions
Exhibit G	-	[Intentionally Omitted]
Exhibit H	-	Landfill
Exhibit I	-	Kinder Morgan Agreement
Exhibit J	-	[Intentionally Omitted]
Exhibit K	-	Copy of the Termination
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PAGE OF TITLE COMPANY FOLLOWS]

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

TWO(2) FULLY EXECUTED COUNTERPART OF THIS CONTRACT, SIGNED BY PURCHASER, SELLER AND AGRIFOS, RECEIVED this 25 day of February, 2014 (the "Effective Date"). The undersigned agrees upon receipt of the Earnest Money described in Section 3 hereof, in good, collected funds, and a completed IRS Form W-9 from Purchaser, to promptly deposit the same in an interest-bearing money-market account as herein specified.

TITLE COMPANY:
OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY
By:	/S/Paige A. Dunlap
Print Name:	Paige A. Dunlap
Title:	AVP

EARNEST MONEY IN THE AMOUNT OF $400,000.00 RECEIVED this 4 day of February, 2014.

TITLE COMPANY:
OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY
By:	/S/ Paige A. Dunlap
Print Name:	Paige A. Dunlap
Title:	AVP

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT A
DESCRIPTION OF THE LAND
Tract One:

Being a tract of land containing a gross area of 199.5099 acres (8,690,649 square feet) and a net area of 194.5011 acres (8,472,467 square feet) of land and being in the James Seymour Survey, Abstract No. 698 and the William Vince Survey, Abstract No. 78 in Harris County, Texas and being Tract No. 2 as described in Deed recorded in Volume 837, Page 553 of the Harris County Deed Records and Outlot 139 of the Deepwater Subdivision as recorded in Volume 75, Page 526 of the Harris County Map Records and being described more particularly by metes and bounds as follows:
BEGINNING at a 5/8 inch iron rod found on the intersection of the north right-of-way line of the Port Terminal Railway Association 100 foot right-of-way and the west right-of-way line of Jackson Road (60 feet wide);
THENCE S 86 degrees 57 minutes 10 seconds W a distance of 2185.56 feet along the north line of the Port Terminal Railway Association right-of-way to a 5/8 inch iron rod found for point;
THENCE S 41 degrees 58 minutes 13 seconds W a distance of 95.00 feet to a point in the meanders of Cotton Patch Bayou;
THENCE along the meanders of Cotton Patch Bayou as follows:
N 70 degrees 04 minutes 46 seconds W a distance of 227.42 feet to a point;
N 25 degrees 07 minutes 17 seconds W a distance of 208.02 feet to a point in the north line of First Street (40' wide} as described in Exhibit "A" in a deed for an 83.3747 acre tract as recorded in Harris County Film Code Number 193-10-0024;

THENCE N 87 degrees 01 minutes 08 seconds E distance of 139.98 feet along the north line of the aforementioned First Street to a 5/8 inch iron rod found for corner;
THENCE N 00 degrees 48 minutes 35 seconds W distance of 914.30 feet to a 5/8 inch iron rod found for point;
THENCE N 09 degrees 51minutes 22 seconds E distance of 190.00 feet to a 5/8 inch iron rod found for point;

THENCE along an arc to the left on a non-tangent curve having a central angle of 40 degrees 49 minutes 22 seconds, a radius of 1220.00 feet, an arc length of 869.24 feet, a chord bearing of N 24 degrees 05 minutes 31 seconds W, and a chord distance of 850.97 feet to a 5/8 inch iron rod found for point;

THENCE N 02 degrees 58 minutes 52 seconds W distance of 1377.16 feet to a monument found on the south right-of-way line of First Street (60 feet wide), said point being the northwest corner of the herein described tract;
THENCE N 87 degrees 01 minutes 10 seconds E a distance of 2627.54 feet along the south right-of-way line of First Street to a 5/8 inch iron rod found for the northeast comer of Outlot 139 of the Deepwater Subdivision, said point being the intersection of the south line of First Street and the west line of Jackson Road;

Exhibit A - Page 1 of 3

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

THENCE S 03 degrees 01 minutes 31 seconds E a distance 0f 3481.31 feet along the west line of Jackson Road to the POINT OF BEGINNING of the herein described tract containing 199.5099 acres (8,690,649 square feet) of land more or less, SAVE AND EXCEPT a 60 foot right-of-way for Harrison Avenue containing 4.7989 acres and being parallel to and 1800 feet west of Jackson Road, and SAVE AND EXCEPT a 0.2099 acre tract for a 25 foot railway right-of-way described by metes and bounds as follows:
COMMENCING at a 5/8 inch iron rod found on the intersection of the north right-of-way line of the Port Terminal Railway Association 100 foot right-of-way and the west right-of-way line of Jackson Road. (60 feet wide);
THENCE S 86 degrees 57 minutes 10 seconds W a distance of 236.09 feet along the north line of the Port Terminal Railway Association right-of-way to the POINT OF BEGINNING of the 25 foot railway right-of-way;
THENCE S 86 degrees 57 minutes 10 seconds W a distance of 61.48 feet to a point;
THENCE along an arc to the left having a central angle of 41 degrees 40 minutes 01 seconds, a radius of 563.13 feet, an arc length of 409.53 feet, a chord bearing of N 44 degrees 57 minutes 08 seconds E, and a chord distance of 400.56 feet to a point on the east right-of-way of Jackson Road;
THENCE S 03 degrees 01 minutes 31 seconds E a distance of 50.96 feet .long the west right-of-way of Jackson Road to a point;
THENCE along an arc to the right having a central angle of 31 degrees 39 minutes 02 seconds, a radius of 588.14 feet, an arc length of 324.89 feet, a chord bearing of S 44 degrees 21 minutes 58 seconds W, and a chord distance of 320.78 feet to the POINT OF BEGINNING of the herein described right-of-way.

Exhibit A - Page 2 of 3

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Tract Two:
Being a tract of land containing 142.0521 acres (6,187,778 square feet) of land and being in the James Seymour-Survey, Abstract No. 698 in Harris County, Texas and being Tract No. 1 as described in Deed recorded in Volume 837, Page 553 of the Harris County Deed Records and being described more particularly by metes and bounds as follows:
BEGINNING at the intersection of the north line of the Port Terminal Railway Association 100 foot right-of-way and the west right-of-way line of Jefferson Road (100 feet wide), said point being the southeast corner of Outlot108 of the Deepwater Townsite;
THENCE S 86 degrees 56 minutes 37 seconds W a distance of 1801.66 feet along the north line of the Port Terminal Railway Association right-of-way to a 5/8 inch iron rod set on the east right-of-way line of Jackson Road (60 foot right-of-way), said point being the southwest corner of the herein described tract;
THENCE N 03 degrees 01 minutes 31 seconds W distance of 348.72 feet along the east right-of-way line of Jackson Road to a. 5/8 inch iron rod set for point;
THENCE along an arc to the left of a: non-tangent curve having a central angle of 12 degrees 40 minutes 49 seconds, a radius of 588.14 feet, an arc length of 130.16 feet, a chord bearing of N 08 degrees 04 minutes 14 seconds E and a chord distance of 129.89 feet to a 5/8 inch iron rod set in the east line of a 25 foot railroad easement as recorded in Volume 812, Page 474 of the Harris County Deed Records;
THENCE N 03 degrees 01 minutes 31 seconds W a distance of 3004.98 feet along the east line of the aforementioned 25 foot railroad easement to a 5/8 inch iron rod set in the south line of First Street (60 feet wide), said point being the northwest corner of the herein described tract;
THENCE N 87 degrees 05 minutes 46 seconds E a distance of 1775.03 feet along the south right-of-way line of First Street to a 5/8 inch iron rod set for the northeast corner of the herein described tract;
THENCE S 03 degrees 03 minutes 08 seconds E a distance of 3476.43 feet along the west right-of-way line of Jefferson Road to the POINT OF BEGINNING of the herein described tract containing 142.0521 acres (6,187,788 square feet) of land more or less.

Exhibit A - Page 3 of 3

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT B

PHA AGREEMENT

SALE AND PURCHASE AGREEMENT

1.	PARTIES. The names and addresses of the parties to th.is Sale and Purchase Agreement (this "Agreement") are:

1.1     Seller:     The Port of Houston Authority of Harris County;
Texas, a navigation district of the State of Texas
("Port Authority", "PHA" or ''Seller")

111 East Loop North
Houston, Texas 77029
P.O. Box 2562 Houston,. Texas 77252-2562

Attention: Real Estate Manager
Telephone No. 713.670.2679
Fax No. 713.670.2639

1.2     Purchaser:
Agrifos Fertilizer Inc.
2001 Jackson Road
Pasadena:, TX 77506
Telephone No. (713) 920-5316
Fax No. (713) 920-5350
("Purchaser")

2.	DEFINITIONS
In addition to the terms defined here in above, the following terms (which may be expressed either in the singular or plural form when used in this Agreement) shall have the following meaning when used in this Agreement:

2.1	"Bid Package'' means the bid package for the sale of the Property.

2.2	"CDF" or "CDFs'" mean confined dredge material disposal facilities.

2.3	"CERCLIS" has the meaning set forth in Section 6.1.

2.4	"'Closing Date" has the meaning set forth in Section 10.1.

2.5	"Closure" has the meaning set forth in Section 9.1.

2.6	''Closure Date'' has the meaning set forth in Section 9.1.

2.7	''Concurrent Liability'' has the meaning set forth in Section 7.3.

2.8	"Deed" has the meaning set forth in Section 13.1.

Exhibit B - Page 1 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

2.9	"Dormant Environmental Condition" has the meaning set forth in Section 7.3.

2.10	"Dredge Management Activities" has the meaning set forth in Section 11.1.

2.11	"Dredge Material Data" has the meaning set forth in Section 6.1.

2.12	"Effective Date" has the meaning set forth in Section 18.10.
2.13"Environmental Laws" means applicable federal, state or local laws, statutes, ordinances, rules, regulations, codes, orders, judgments, decrees, injunctions, or the common law, relating to (a) the protection of the environment, health or safety (including, without limitations, air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land) or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, release or disposal of, Hazardous Substances, as such term in hereinafter defined, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. § 9601 et seq., (ii) the Hazardous Materials Transportation Act 49 U.S.C. § 5101 et seq., (iii) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (iv) the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 7401 et seq., (v) the Toxic Substances Control Act 15 U.S.C. § 2601 et seq., (vi) the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; (vii) regulations and other standards promulgated pursuant to the foregoing; and (viii) state and local equivalents of the foregoing, including the Texas Water Code, Texas Natural Resources Code and Texas Health & Safety Code.
2.14"Escrow Agent" has the meaning set forth in Section 9.2.
2.15"Excluded Improvements" has the meaning set forth in Section 3.2.
2.16"Hazardous Substances" means (a) petroleum or fractions thereof or petroleum and natural gas products, radioactive materials and asbestos containing materials, or (b) any other waste, chemicals, materials or substances designated, classified or regulated under any Environntental Law.
2.17"Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving at the Effective Date as a director (but, in the case of Seller, excluding any Commissioners), officer, manager, or trustee of such person (or in any similar capacity) is actually aware of such. fact or other matter at the time such representation or warranty is made or deemed made.

2.18	''Occupancy Agreements" has the meaning set forth in Section. 6.1.

2.19	"Permitted Title Exceptions" has the meaning set forth in Section 5.3.

2.20	"PHN' has the meaning set forth in Section 1.1.

2.21	"PHA Liability" or "PHA Liabilities" have the meaning set forth in Section 8.1.

2.22	"Port Authority" has the meaning set forth in Section 1.1.

2.23	"PRLP" has the meaning set forth in. Section 9.1.

2.24	"Property" has the meaning set forth in Section 3.2.

2.25	"Purchase Price" has the meaning set forth in Section 4.2.

Exhibit B - Page 2 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

2.26	"Purchaser" has the meaning set forth in Section. 1.2.

2.27	"Purchaser Liabilities" and/or "Purchaser Liability" have the meaning set forth in Section 7.1.

2.28	"Purchaser's Agent" has the meaning set forth in Section 6.2.

2.29	"Seller" has the meaning set forth in Section 1.1.

2.30	"Seller Parties" has the meaning set forth in Section 7.1.

2.31	"Seller's Representations" has the meaning set forth in Section 6.1.

2.32	"Simmons Agreement" has the meaning set forth in Section 6.1.

2.33	"Survey" has the meaning set forth in Section 5.2.

2.34	"This Agreement" has the meaning set forth in Section 1.

2.35	"Title Commitment" has the meaning set forth in Section 5.1.

2.36	"Title Company" has the meaning set forth in Section 5.1.

2.37	"Title Policy" has the meaning set forth in Section 5.3

2.38	"Tract 1" has the meaning set for in Section 3.1.

2.39	"Tract 2" has the meaning set forth in Section 3.1.

2.40	"Transfer Date" has has the meaning set forth in Section 13.1.

2.41	"Updated Title Commitment" has the meaning set forth in Section 5.1.

3.	PROPERTY.
3.1Seller agrees to sell and convey, and Purchases agrees to purchase, pay for and accept (1) that certain tract of land in Harris County, Texas referred to as "Tract 1" and described in Exhibit A attached hereto and including any improvements located on Tract 1, except for the Excluded Improvements, such as term is hereinafter defined and (2) that certain tract of land in Harris COunty, Texas referred to as "Tract 2" and described in Exhibit B attached hereto and including any improvements located on Tract 2, except for the Excluded Improvements, as such term is hereinafter defined.
3.2Tract 1 and Tract 2 are hereinafter collectively referred to as the "Property". The terms "property," "Tract 1," and "Tract 2" as used in this Agreement, shall expressly exclude all telecommunication facilities, electric facilities, sanitary sewer, storm sewer, water pipelines, and chemical products pipelines including oil, gas and other petrochemical products pipelines situated within the Property (the "Excluded Improvements") that are not owned by Seller.
3.3The Property was declared surplus land of Seller and authorized to be sold by The Port of Houston Authority of Harris County, Texas Commission at its meeting on March 28, 2005.

4.	PURCHASE PRICE.

4.1As consideration for its purchase of the Property, Purchaser agrees to pay to Seller the Purchase Price as provided below.

Exhibit B - Page 3 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

4.2The Purchase Price for the Property is (the "Purchase Price"). Pursuant to Texas Water Code § 60.041 (West 2005), Purchaser shall attach to this Agreement a cashier's check, a certified check, or a bidder's bond in the full amount of the Purchase Price. By its execution and delivery to Seller of at least four (4) original counterparts of this Agreement executed by Purchaser, together with such cashier's check, certified check or bidder's bong attached hereto, Purchaser shall be deemed to have paid the Purchase Price, which shall be non-refundable, subject only to Seller's failure to deliver the Deed and two (2) fully executed originals of the Agreement to Purchaser.

5.	TITLE OF EVIDENCE AND NO REPRESENTATIONS OF TITLE CONDITION
5.1A copy of a Commitment for Title Insurance (the "Title Commitment"), prepared by Title Resources Guaranty Company (the "Title Company"), bearing Issue Date of February 17, 2005, covering the Property, has been provided as part of the Bid Package and is attached as Exhibit D hereto. Purchases shall acquire from the Title Company (or another title company of similar reputation in the industry if the Title Company is no longer in business) an additional or updated title commitment covering the Property prior to the Transfer Date (the "Updated Title Commitment"). The Updated Title Commitment shall be delivered to Seller no less than ten (10) days before the Transfer Date.
5.2A copy of the Category lA (land title) surveys attached hereto as Exhibit C (together, the "Survey"), prepared by Rodolfo Sandoval, dated February 22, 2005, covering the Property, have been provided as part of the bid package.
5.3The conveyance of the Property from Seller to Purchases as set forth in Section 14, to be evidence by the Deed, shall be subject to the encumbrances set forth on Schedule B of the Title Commitment and Updated Title Commitment, and set forth on Schedule B of the Title Commitment, and set forth on the Survey. The encumbrances set forth on Schedule B of the Title Commitment, the Updated Title Commitment, those listed on the Survey, and otherwise set forth on Exhibit E attached hereto shall collectively be referred to as the "Permitted Title Exceptions". Furthermore, Purchases will obtain, at its own expense, an Owner Policy of Title Insurance issued by the Title Company (or another title company of similar reputation in the industry)(the "Title Policy") to be issued at the Transfer Date. Purchaser is required to satisfy any concerns it has about the title to the Property and any terms and conditions set forth in the Permitted Title Exceptions through it own investigation and due diligence. PURCHASER HEREBY AGREES AND ACKNOWLEDGES THAT THE USE OF THE TERMS "GRANT" AND/OR "CONVEY", IN THE DEEDS TO BE DELIVERED TO PURCHASER PURSUANT TO THIS AGREEMENT, IN NO WAY IMPLIES THAT THE PROPERTY IS FREE OF LIENS, ENCUMBRANCES AND/OR PRIOR RIGHTS OF RECORD OR NOT OF RECORD.
5.4On, the Transfer Date Seller will assign and. Purchaser will accept an assigmnent of the pipeline and utility license agreements shown on or referenced on, Schedule B of the Title Commitment Survey or Exhibit ''E" hereto, to the extent that such agreements are in existence and are still enforce.

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1Seller represents to Purchaser that, as of the Effective Date:

a)
The Property is not listed or proposed for listing on the National Priorities List pursuant to CERCIA, on the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS"), or, to Seller's Knowledge, on any other governmental list of sites requiring investigation or cleanup.

b)
The Property has been used by Seller as a CDF for the disposal of dredge material from the Houston Ship Channel, its tributaries and the docks and facilities of business situated along the Houston Ship Channel and its tributaries. Seller has (i) provided to Purchaser certain reports and analytical data from in situ testing of sediments placed into and onto the Property and other documents pertinent to the Property, and (ii) made available for Purchaser's inspection and review al1 of Seller's books and records regarding the historical activities on or relevant to the Property (the "Dredge Material Data"). The Dredge Material Data was provided to Seller by the United States Army Corps of Engineers, other governmental entities, businesses requesting to place dredge material into and onto the Property or was otherwise generated or maintained in the course of Seller's operations and, Seller has no Knowledge that the Dredge Material Data is not true, correct or does not accurately describe the results of testing performed on the dredge materials placed by Seller or others on the Property during the period covered by the Dredge Material Data. Seller has no Knowledge of any reports or analytical data in Seller's possession that were obtained from in situ testing of sediments placed into and onto the Property that are not included in the Dredge Material Data provided or made available to Purchaser.

Exhibit B - Page 4 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

c)	Seller has no Knowledge of any contamination of the Property by Hazardous Substances except with respect to hazardous Substances of a type and character as outlined in the Dredge Material Data.

d)
With respect to the Property, there are no pending or threatened claims received by the Seller with respect to any alleged violation of or liability under any Environmental Law, nor are there any pending third party claims for bodily injury or property damage arising out of the presence, existence, effect or release of any Hazardous Substance or any pending third party claims for violation of or non-compliance with any Environmental Law.

e)
To Seller's Knowledge, neither Seller nor the Property is in violation of any applicable Environmental Laws, requirement to obtain permits, certificates, approvals, licenses and other authorizations with respect to Seller's operations on the Property and the use of the Property as a CDF (including Dredge Management Activities described in Section. 11.1 below) or the terms of any permits, approvals, licenses, or other authorizations issued with respect to Seller's operations on the Property or the use of the Property as a CDF.

f)	To Seller's Knowledge, there are no underground storage tanks, active or abandoned including petroleum storage tanks, on or under the Property.

g)
As of the Effective Date, this Agreement will have been duly authorized by all necessary action on the part of Seller, have been duly executed and delivered by Seller and will constitute the valid and binding agreement of Seller.

h)
To Seller's Knowledge, there are no parties in possession of, or with a right to possession to, any portion of the Property except Seller and parties having rights under either (y) instruments filed of record in the real property records of the county in which. the Property is located, or (z) written leases or other occupancy agreements (including without limitation, license agreements entered into with Seller or Seller's predecessor in title to the Property) identified on Exhibit D attached hereto (all of the foregoing are herein collectively called "Occupancy Agreements"), copies of which have been heretofore provided to Purchaser. There are no lease or license agreements in effect with respect to the Property under which Seller is the landlord or licensor other than those listed on Exhibit D attached hereto.

i)	Seller has not received any written or oral notice of any condemnation. or threatened condemnation which would affect the Property.

j)
To Seller's Knowledge, there is no action, suit or proceeding pending or threatened against or affecting Seller or the Property that could materially and adversely affect the ability of Seller to perform its obligations hereunder, could create a lien on the Property, any part thereof or any interest therein or could otherwise adversely affect the Property, or the use, operation, condition or occupancy thereof.

k)
On or immediately after the Effective Date, Seller will have the power and authority to sell and convey the Property in accordance with the terms of this Agreement, and, to Seller's Knowledge, the sale of the Property to Purchaser is permitted pursuant to the Texas Water Code.

l)
Other than any inchoate rights that may exist under applicable laws relating to condemnation, no person, firm or entity, other than Purchaser after the Effective Date, has any rights to acquire all or any part of the Property.

m)
To Seller's Knowledge, other than the Occupancy Agreements set forth on Exhibit D and that certain Contract for Professional Services, by and between Seller and J. Simmons Group, Inc., authorized by Seller on October 29, 1999, as amended (the "Simmons Agreement"), there are 110 management, service, supply, license, maintenance or other contracts or agreements in effect with respect to the Property.

n)	To Seller's Knowledge, there is no litigation pending or threatened with respect to the Property.

The above representations shall hereinafter be referred to as "Seller's Representations" and shall be limited as provided by Subsection 6.2.
6.2Seller's Representations contained above in Subsection 6.1 are subject to the following limitations:

a)	Seller's Representations are for the exclusive benefit of Purchaser and its successors and assigns (with the consent of Seller) and shall not be for the benefit of any other person or entity;

b)
Seller shall have no liability to Purchaser for the falsity of any representation or the breach of any warranty to the extent that Purchaser, or any agent or officer of Purchaser ("Purchaser's Agent"), (i) had Knowledge of the falsity of such representation or of the breach of such warranty when made; or (ii) fails to give written notice to Seller of the breach as soon. practicable. after Purchaser or Purchaser's Agent acquires much Knowledge, but the failure to notify Seller will not relieve Seller of any liability that it may have to Purchaser, except to the extent that Seller demonstrates that Seller is prejudiced by Purchaser's failure to give such notice;

Exhibit B - Page 5 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

c)
The Representations made as to "Seller's Knowledge" shall be deemed to be breached only if those individuals identified in Section 2.17 had actual knowledge of the falsity of such Representation on the Effective Date and, except for those individuals identified in Section 2.17, no employees or agents of Seller are authorized to make any representation or warranty as to the quality or condition of the Property or Compliance with any Environmental Law or the presence of any Hazardous Substance on the Property; and

d)
Seller's total liability to Purchaser for a breach of any representation or warranty of Seller under Subsection 6.1 shall in no event exceed the Purchase Price; provided, however, in no event shall the foregoing limit Seller's liability for PHA Liabilities.

Purchaser hereby agrees and acknowledges that except for the limited warranty of title to be contained in the Deed, Seller's Representations contained in Subsection 6.1 and the PHA Liabilities, Seller's is selling the Property strictly on an "as is, where is" basis, without warranty, express or implied, with any and all latent and patent defects and Seller specifically makes no warranties of habitability, merchantability, suitability, fitness for any purpose, or any other warranty whatsoever. Furthermore, Seller makes no warranty or representations as to whether the Property is or will be suitable for any intended use of Purchases, whether known or unknown to Seller. Also, Purchaser has inspected the physical condition of the Property, including all improvements thereon, acknowledges that to its Knowledge, Seller has operated the Property as a CDF, and, subject to the foregoing, will accept title to the same "as is" in its existing physical condition as of the Transfer Date. By its execution of this Agreement, Purchaser acknowledges that it its not relying upon any representation, warranty, statement or other assertion of Seller with respect to the condition of the Property except those contained in Subsection 6.1 of this Agreement. Purchaser is hereby put on notice of the title encumbrances referenced in the Title Commitment and which may be referenced in the Updated Title Commitment and the Survey. In no event, however, shall the foregoing provisions of this Section 6.2 limit Seller's liability for PHA Liabilities under Articles 8 hereof.
6.3    Between the Effective Date and the Transfer Pate, Seller:

a)
will not without the prior consent of Purchaser, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of Seller's Representations would cease to be true and correct;

b)
will promptly notify Purchaser in writing if Seller becomes aware of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition;

c)	will not amend or enter into any Occupancy Agreement or any other agreement affecting the Property or any portion thereof;

d)	will not encumber the Property with any liens, security interests or title matters not presently affecting the Property;

e)
will not, without the prior written consent of Purchaser, permit any structural modifications or additions to the Property or place or permit to be placed any dredge disposal materials, other materials, property, Hazardous Substances or items of any nature whatsoever on the Property;

f)	promptly notify Purchaser of the occurrence of any breach of any covenant of Seller in this Section 6.3;

g)	to the extent required therein; Seller shall punctually perform and discharge all obligations and undertakings of Seller under the Occupancy Agreements; and

h)
within a reasonable amount of time after obtaining Knowledge of the same (and in any event within thirty (30) business days thereafter), advise Purchaser of any pending or threatened litigation, arbitration or administrative hearing concerning or affecting the Property.

6.4Purchaser acknowledges that Seller has made the Property available for inspection by Purchaser and Purchaser's representatives on its behalf; provided, however that any such inspection did not include any environmental testing or sampling, including, without limitation, any soil, surface or groundwater sampling. Subject to such limitation on environmental testing and sampling, Seller shall also make the Property available for inspection by Purchaser prior to the Transfer Date. Purchaser also acknowledges that, to its Knowledge, Seller has made available for Purchaser's inspection and review all of Seller's hooks and records regarding the historical activities on or relevant to the Property and that similar documents are publicly available.

Exhibit B - Page 6 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

7.	INDEMNITY IN FAVOR OF SELLER.
7.1Purchaser hereby agrees to INDEMNIFY, DEFEND (subject to Section 7.2) and HOLD HARMLESS Seller, as well as Seller's successor entities or governmental subdivisions or agencies, if any, its affiliates and members, including the commissioners, officers, directors, employees, agents and representatives of each of them (collectively the "Seller Parties") from and against all claims, lawsuits, actions, proceedings, losses, costs, damages, injuries, assessments, fines, penalties, liens, reasonable and necessary attorneys' fees consulting experts' fees and expenses and court costs, or awards of any kind or nature whatsoever, including any loss of or damage to any property (including the costs of any investigation, remediation, response action or removal work required under Environmental Laws), or injury to or death of any person, asserted by any person, firm, governmental agency or corporation whomsoever (including without limitation, Purchaser, its employees, invitee, contractors and subcontractors or their employees and Seller's employees, invitees and tenants, contractors, subcontractors and their employees; including survivors claiming under the wrongful death statute) that are caused by, relate to, arise out of, or are otherwise connected with (1) Purchaser's operations on the Property after the Effective Date; (2) the Dredge Management Activities of Purchaser after the Effective Date; (3) the presence, existence, effect or release of any Hazardous Substances on or from the Property as the result of the Dredge Management Activities or Purchaser's operations on the Property after the Effective Date; or (4) any violation of or non-compliance by Purchaser with any Environmental Law after the Effective Date resulting from (1), (2) or (3), whether such liabilities, property loss or damage, personal injury, death or condition occurs within the limits of the Property or beyond the limits of the Property (collectively, "Purchaser Liabilities" and/or "Purchaser Liability"). Subject only to the provisions set forth in Subsections 8.1 and 8.2, the term Purchaser Liability or Purchaser Liabilities may include liabilities arising from the Seller Parties' own strict liability.
7.2Purchaser shall have thirty (30) days after the receipt of notice of possible Purchaser Liabilities to assume and control the defense of such Purchaser Liabilities at its expense. Any delay in providing notice or tendering the defense of such Purchaser Liabilities shall not affect or limit the Seller Parties' rights of indemnity under this Agreement except to the extent any delay in providing notice or tendering the defense of such Purchaser Liabilities shall prejudice purchaser's defense of same. Counsel selected by Purchaser pursuant to this Section shall be subject to the approval (such approval not to be unreasonably withheld, delayed, or conditioned) of Seller. However, Seller may elect to defend any possible Purchaser Liabilities if Seller, in good faith, determines that there is a conflict of interest (or reasonable likelihood for a conflict of interest) between any of the parties hereto is at issue). Under such circumstances, Seller may elect to defend any such Purchaser Liabilities on its own behalf or the Seller Parties' behalf. Likewise, if Purchaser elects not to defend against any such Purchaser Liabilities on behalf of the Seller Parties, then it shall promptly so notify Seller and, in such event, Seller shall thereupon be entitled, at its option, to assume and control the defense of such Purchaser Liabilities through counsel of its choice. In the events that either Purchaser does not elect to conduct the defense or that Seller chooses to control its own defense as provided herein, then within sixty (60) days of receiving a request for payment or reimbursement, Purchaser shall pay the reasonable coasts and expenses of such defense, including attorneys' fees, if and to the extent required under this Agreement, and Purchaser shall reasonably cooperate with Seller in such defense. Notwithstanding anything in this Agreement, if Seller is not controlling the defense of any Purchaser Liabilities, Seller may participate in such defense with counsel of its choice at its own expense. Purchaser may not settle any Purchaser Liabilities being defended on behalf of Seller without the prior written consent of Seller, such consent not to be unreasonably withheld, delayed, or conditioned.
7.3Notwithstanding anything herein to the contrary, if a Purchaser Liability exacerbates or arises jointly, concurrently or in concert with a PHA Liability (a "Concurrent Liability"), Seller's obligations under Section 8 shall not under any circumstances exceed the PHA Liability (or the amount thereof) as it existed on the Effective Date, and Purchaser shall assume responsibility for, indemnify and hold the Seller Parties harmless pursuant to Section 7.1 and 7.4 with respect to the remainder of any Concurrent Liability. Further, if Purchaser's operations on the Property from and after the Effective Date (including the Dredge Management Activities) cause the release of or migration of Hazardous Substances that were on the Property prior to the Effective Date but which would have been released or migrated but for Purchaser's operations on the Property from and after the Effective Date (including the Dredge Management Activities) (such condition referred to as a "Dormant Environmental Condition"), then notwithstanding that such Dormant Environments Condition would otherwise constitute as PHA Liability, Purchaser shall assume responsibility for, indemnify and hold the Seller Parties harmless from such Dormant Environmental Condition pursuant to Sections 7.1 and 7.4; provided, however, that the mere discovery by Purchaser of the presence or existence of a Hazardous Substance on the property pursuant to Purchaser's ownership and non-negligent operation the Property shall not cause the presence or existence of a Hazardous Substance that would otherwise give rise to a PHA Liability to constitute a Dormant Environmental Condition, and Seller shall retain any and all liability therefore which it would otherwise have pursuant to Section 8.1, and 8.2. PURCHASER ACKNOWLEDGES AND AGREE THAT THE INDEMNITY SET FORTH IN THIS SECTION 7.3 WIH RESPECT TO CONCURRENT LIABILITIES AND

Exhibit B - Page 7 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

DORMANT ENVIRONMENTAL CONDITIONS IS INTENDED TO INDEMNIFY SELLER AGAINST THE CONSEQUENCES OF ITS OWN NEGLIGENCE AND STRICT LIABILITIES, INCLUDING LIABILITIES UNDER ENVIRONMENTAL LAWS.
7.4Subject only to the provisions set forth in Section 8, as between Purchaser and Seller, Purchaser (as well as Purchaser's successor entities, if any, its affiliates and, shareholders including its officers, directors, employees and agents) hereby RELEASES the Seller Parties from and ASSUMES FOR ITSELF all Purchaser Liabilities.

8.	CERTAIN LIABILITIES OF SELLER.
8.1    To the extent allowed by the law and without waiving sovereign or governmental immunity, Seller shall retain that liability (including, without limitation, liability for any inchoate or unasserted claims), if any, that it has with respect to the Property and/or conditions thereon or therefrom as of the Effective date, including (i) the presence, existence, effect or release of any Hazardous Substance or any violation of or non-compliance with any Environmental Law as of the Effective Date, and (ii) Seller's operations on, and/or use of, the Property prior to the Effective Date (a "PHA Liability" or the "PHA Liabilities"). The Parties agree that, notwithstanding anything to the contrary herein, Seller is not assuming and cannot contractually assume any liabilities of Purchaser or any third-party that is does not have as a matter of law. Accordingly, if Seller has a defense to any PHA Liability (as a Purchaser or any third-party), through state or Eleventh Amendment sovereign or governmental immunity or otherwise, Seller is in no way waiving such rights of defenses, and Seller's agreement to retain such liabilities is subject to Seller's defenses to the underlying claims (as if they had been directly asserted against Seller in the first instance).
8.2If a final, non-appealable judgment or order is issued by a judicial, regulatory. or arbitral body or authority with proper jurisdiction over the subject matter in question is rendered holding that Purchaser pay a PHA Liability, or if a PHA Liability is settled with Seller's prior written consent, Purchaser shall have the right to bring suit against the Seller to recover any amount constituting a PHA Liability, subject to the provisions of Subsection 8.1. However, in no event shall PHA Liabilities include, nor will Seller be liable for, any amounts that do not constitute a PHA Liability or any punitive, exemplary, special or consequential damages accruing directly to Purchaser, including without limitation any loss of profits or other business loss of any sort or diminution in value of the Property; or inability to use the Property, whether Purchaser's claim be based in contract, tort, warranty, strict liability, statute, or otherwise.
8.3Subject only to the provisions set forth in Section 7, as between Seller and Purchaser, Seller hereby RELEASES Purchaser (as well as Purchaser's successor entities, if any, its affiliates and shareholders, including its officers, directors, employees and agents) from, and ASSUMES FOR ITSELF, all PHA Liabilities.

9.	ENVIRONMENTAL INSURANCE
9.1Purchaser shall purchase and maintain in full force and effect a Pollution and Remediation Liability Policy ("PRLP") covering its obligation under Section 7, with minimum specification and on the terms and conditions set forth below.

i.
Subject to such coverage being commercially and reasonably available to Purchaser, such coverage (which can be obtained through succeeding policies) shall commence on the Transfer Date and be retained continuously by Purchaser through the date (the "Closure Date") on which Purchaser delivers to Seller a copy of a letter or other formal written communication from the regulatory agency having jurisdiction of such matters acknowledging: (1) that any facilities constructed and operated on the Property have achieved full and final closure in accordance with applicable Environmental Law (including acknowledgment that any financial assurance required (for post-closure care or otherwise) have been put into place), or (2) that the regulatory agency will require no further action with respect to the facilities constructed or operated on the Property (either such event being hereinafter referred to as ''Closure",). The first policy shall have a minimum term of five (5) years and such policy shall contain a renewal endorsement for a subsequent five-year term, subject to terms and conditions standard in the insurance industry. Purchaser shall obtain and deliver to Seller at least five (5) business days prior to Effective Date a letter from its insurance carrier prior to closing indicating that the quotation. to obtain the first policy shall be held open and binding until the Transfer Date. Each subsequent policy purchased following the expiration of the first five years of coverage shall be placed for a five year term, provided such policy

Exhibit B - Page 8 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

is commercially and reasonably available to Purchaser, otherwise Purchaser shall obtain the longest policy commercially and reasonably available.

ii.
Each such policy shall have a twenty million dollar ($20,000,000) limit for each loss with a twenty million dollar ($20,000,000) policy aggregate. Should the coverage required herein be added to an existing blanket PRLP covering other Purchaser locations, the blanket policy must be endorsed to provide separate limits of coverage specifically for the Property.

iii.	The policy shall include contractual liability coverage specifically insuring the indemnity obligations of Purchaser under this Agreement.

iv.	Any deductibles maintained under the PRLP shall be the sole responsibility of Purchaser.

v.	The Seller shall be included as an additional insured as its interest may appear on the PRLP. The policy shall also include a waiver of subrogation in favor of the Seller.

vi.	The subject coverage must be written through an insurance carrier or carriers reasonably acceptable to the Seller and on policy forms reasonably approved by the Seller.

vii.
Purchaser shall deliver to Seller the policy or policies (or copies thereof certified as true and correct by the agent issuing the policy) referred to above on the Transfer Date and, as to each subsequent policy, on or before the expiration date of the then expiring policy until the Closure date.

viii.
The retroactive date applicable to coverage for new conditions arising after the Transfer Date under each successive policy following the expiration of the first (5) year policy term shall be the Transfer Date.

9.2On or before the Transfer Date, Purchaser shall deposit into an escrow account with a third party escrow agent reasonably acceptable to Seller and Purchaser (the "Escrow Agent") the greater of (a) $200,000, or (b) the amount that is equal to the amount of the premium for Purchaser's initial PRLP for the first five-year policy period. Purchaser hereby grants Seller a first-priority security interest in such escrowed funds in order to secure Purchaser's obligations to Seller pursuant to this Section 9 or pursuant to Section 7, as the case may be, and shall deliver to Seller on or before the Transfer Date such additional documents, including a security agreement and financing statements, as shall be reasonably required to perfect the security interest granted Seller herein. At any time on or before the Closure Date that Purchaser shall fail to provide Seller with evidence of the renewal of the PRLP on or before the date which is thirty (30) days prior to the expiration date of the then existing PRLP, such funds may be applied to the purchase price of a renewal policy if such coverage is commercially and reasonably available. If Purchaser files for bankruptcy or otherwise fails to satisfy its obligations under this Section 9, Seller may access and apply such funds to purchase PRLP for the Property or, if such policies are not commercially and reasonably available, to satisfy any obligation constituting a Purchaser Liability under Section 7.
9.3Seller shall purchase and maintain in full force and effect a PRLP covering its obligations under Section 8, with minimum specifications as follows:

i.	Such coverage shall be retained for a minimum period of ten (10) years commencing on the Effective Date. The first policy shall have a minimum term of five (5) years.

ii.
Each such policy shall have a ten million dollar ($10,000,000) limit for each loss with a ten million dollar ($10,000,000) policy aggregate. Should the coverage required herein be added to an existing blanket PRLP covering other Seller locations, the blanket policy must be endorsed to provide separate limits of coverage specifically for the Property.

iii.	Any deductibles maintained under the PRLP policy shall be the sole responsibility of Seller.

Exhibit B - Page 9 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

iv.
The subject coverage must be written through an insurance carrier or carriers reasonably acceptable to Purchaser and on policy forms reasonably acceptable to Purchaser. For purposes of this Section 9.3 iv., XL Capital Company, Greenwich Insurance Company and/or their respective affiliates, if chosen by Seller, are deemed to be acceptable to Purchaser.

v.
Seller shall deliver to Purchaser a binder for the policy or policies referred to above on the Transfer Date and on or before the expiration date of the then expiring policy until the expiration of the ten (10) year period. The original of the policy or policies referred to above or copies thereof certified as true and correct by the agent issuing the policy shall be submitted to Purchaser within sixty (60) days after the expiration date of the then expiring policy until the expiration of the ten year period.

10.	CLOSING
10.1 Closing shall occur within ten (10) days after the later to occur of (i) the acceptance of Purchaser's bid by Seller or (ii) the condition precedent set forth in Section 14 of this Agreement has been satisfied (the "Closing Date"). The Closing shall occur at the offices of Seller.
10.2 At closing, Seller shall execute and deliver at least two (2) fully-executed originals of this Agreement to Purchaser.
10.3 If Purchaser attached a cashier's check immediately payable to Seller or a certified check immediately payable to Seller to this Agreement as part of its bid, Purchaser shall be deemed to have paid the Purchase Price. If Purchaser attached a bidder's bond, it shall deliver to Seller on the Closing Date a cashier's check immediately payable to Seller, or certified check immediately payable to Seller, in the amount of the Purchase Price.

11.	DREDGE MANAGEMENT ACTIVITIES.
11.1During the time period between the Closing Date and the Transfer Date, Seller shall conduct all Dredge Management Activities as defined below, on the Property reasonably requested by Purchaser to dewater and decommission the Property from uses as a CDF. The dredge area management activities may including reworking or altering the dikes and levees as necessary, installing and creating ditches and trenches, draining of decant water from the CFDs, removal or relocation of spillways, constructing underdrain systems, harvesting or removing dredge material and all testing and studies necessary to accomplish such activities (the "Dredge Management Activities". Notwithstanding the foregoing, the parties hereto acknowledge and agree that Purchaser shall, as additional consideration to Seller hereunder for the sale of the Property to Purchaser, undertake the Dredge Management Activities of Seller at no cost to Seller. Purchaser shall have the right to subcontract with one or more third parties for the performance of the Dredge Management Activities. Purchaser shall require that any such subcontractor shall obtain, at a minimum, comprehensive general liability, business automobile liability coverage, workers compensation and employers liability, and sudden and accidental pollution coverage, and shall provide Seller with a certificate of insurance from any such subcontractor showing Seller as an additional named insured with respect to the coverages required by Purchaser (except for workers compensation and employers liability insurance) of such subcontractor in connection with such subcontractor's performance of the Dredge Management Activities; provided that in no event shall the coverages required by Purchaser of such subcontractor be less than the coverages required of the contractor in the Simmons Agreement.

12.	RISK OF LOSS.
12.1Purchaser assumes the risk of any damage, injury or destruction of or to the Property after the Effective Date, except to the extent any such damage, injury or destruction is caused solely by the Seller. In the event of any injury, damage or destruction of the Property, or any portion thereof, after the Effective Date Purchaser shall remain obligated to perform all of its obligations under this Agreement, without offset, credit or deduction, including the obligations to pay the Purchase Price and accept the Deed on the Transfer Date. Furthermore, except for damage, injury or destruction caused solely by the Seller, Seller shall have no obligation to repair or correct any injury, damage or destruction of the Property. Purchaser expressly waives the provisions of the Texas Uniform Vendor and Purchaser Act, Texas Property Code§ 5.007.

Exhibit B - Page 10 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

13.	OTHER OBLIGATIONS AFTER CLOSING.
13.1 Transfer. The transfer of the Property shall occur within forty-five (45) days following the completion of the Dredge Management Activities on the Property as provided by Section 11 or eighteen (18) months from the Effective Date whichever is sooner (the "Transfer Date"). The transfer of the Property shall occur at the Offices of Seller.
13.1.1Subject to the provisions set forth in Section 11 above and Purchaser's delivery of the PRLP in accordance with Section 13.2.1 below, on the Transfer Date, Seller shall execute and deliver to Purchaser the following, at Seller's expense:
i.Deed. Seller shall execute a Special Warranty Deed for the Property, in the presence of a notary public, in the form attached hereto as Exhibit A (provided, however, that if Schedule B of the Updated Title Commitment contains encumbrances or exceptions that are not included in the Title Commitment and/or Survey, the Special Warranty Deed for the Property attached as Exhibit F shall be amended to include as reservations and exceptions all such encumbrances and exceptions listed on Schedule B of the Updated Title Commitment other than any encumbrances and/or exceptions (including, without limitation, mechanic's and materialman's liens) affecting and/or encumbering the Property and created (whether or not voluntarily or solely) by, through or under seller or any of Seller's agents, consultants or contractors, whether as a result of such party's actions, omissions or otherwise) conveying to Purchaser that portion of the Property ("Deed") but with an effective date to be the Transfer Date.
ii.Possession. Seller shall deliver possession of the Property to Purchaser subject only to Permitted Exceptions and Occupancy Agreements that affect the Property.
iii.Other Instruments. Seller shall execute (in form and content satisfactory to Purchaser), and deliver such other documents as are customarily executed in the State of Texas in connection with the conveyance of real property, including all required closing statements, affidavits, evidences of authority to execute the documents, and any other instruments that may be reasonably required by the Title Company.
13.2.1Purchaser's Obligations at Transfer Date. Subject to the provisions set forth in Section 11 above,. on the Transfer Date) Purchaser sha11 execute and deliver to Seller the following at Purchaser's expense:
i.Deeds. Purchaser shall join in the execution of the Deed to evidence its agreement of the terms thereof.
ii.PRLP. Purchaser shall provide Seller with a copy of Purchaser's binder for its PRLP.
iii.Other Instruments. Purchaser shall execute and deliver such other documents as are customarily executed in the State of Texas in connection with the acquisition of real property; including all required closing statements and any other instruments that may be reasonably required by the Title Company.
13.2Taxes. Seller is The Port of Houston Authority of Harris County, Texas with tax-exempt status as provided by law. Ad valorem taxes, if any, relating to the Property for the calendar year in which the Transfer Date occurs from and thereafter, shall be the obligation of, and paid by, Purchaser.
13.3Costs.
13.3.1Seller's Costs. Seller shall be responsible for and shall pay, on or before the Transfer Date, as applicable one-half (1/2) of any escrow fees charged by the Title Company in connection with the transfer of the Property hereunder, costs of Seller's PRLP and all of the fees of Seller's counsel in connection with the transaction contemplated by this Agreement.
13.3.2Purchaser's Costs. Purchaser shall be responsible for, and shall pay, on or before the Transfer Date, as applicable, one-half (l/2) of any escrow fees charged by the Title Company in connection with the transfer of the Property hereunder, all of the premium for the Title Policy, and the premiums or fees for endorsements to such Title Policy customarily obtained by purchasers of unimproved properties in Harris County, Texas, all survey costs, costs of Purchaser's PRLP as set forth in Section 9 hereof, and the fees of Purchaser's counsel in connection with the transaction contemplated by this Agreement.

Exhibit B - Page 11 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

13.5Relocation Costs. Seller shall have no liability for any costs associated with relocating, removing or rerouting any improvements on the Property, including pipelines and railroad tracks, after Closing.
13.6Closure. Purchaser shall be solely responsible to undertake Closure; provided, however, that in the event that any regulatory agency having jurisdiction requires that any PBA Liability be remediated or otherwise addressed as a condition to Closure, such PHA Liabilities shall be addressed in accordance with the terms of Sections 7 and 8.

14.	CONDITION OF CLOSING.
14.1The respective obligations of Seller and Purchaser hereunder are expressly subject to and contingent upon the authorization of the transactions contemplated by this Agreement by The Port Commission of the Port of Houston Authority of Harris County, Texas. If this condition is not satisfied, then Seller shall return to Purchaser the cashier's check, certified check or bidder's bond paid by Purchaser under the terms of Section 4.2 hereof, and thereafter neither Seller nor Purchaser shall have any further obligations or responsibilities hereunder.

15.	DEFAULTS AND REMEDIES.
15.1Purchasers Default and Seller's Remedies.
15.1.1Purchaser's Default. Purchaser shall be in default under this Agreement if Purchaser shall do or fail to do any act, the performance or nonperformance of which is an act required under this Agreement.
15.1.2Seller's Remedies. If Purchaser is in default under this Agreement, Seller may enforce specific performance of the obligations of Purchaser under this Agreement, in addition to exercising any other remedy, at law or equity that Seller may have.
15.2Seller's Defaults and Purchaser's Remedies.
15.2.1Sellers Default. Seller shall be in default under this Agreement if Seller shall do or fail to do any act the performance or nonperformance of which is an act required under this Agreement, or if Seller fails or refuses to close this transaction for any reason other than a default by Purchaser.
15.2.2Purchaser's Remedies. If Seller is in default under this Agreement, Purchaser may, at Purchaser's sole option, and as Purchaser's sole and exclusive remedies, either (a) if before the Closing Date, terminate this Agreement by written notice delivered to Seller on or before the Closing Date, and Seller shall return to Purchaser the cashier's checks, certified checks or bidder's bond paid by Purchaser under the terms of Section 4.2; or (b) enforce specific performance of the obligations of Seller under this Agreement. It is specifically agreed that the failure of the condition set forth in Section 14 hereof is not a default of Seller under this Agreement, but rather a condition to Purchaser's obligation to close the transaction contemplated hereby, the failure of which condition is governed solely by the terms of said Section 14.

16.	BROKER'S COMMISSION INDEMNITY.
16.1Purchaser represents and warrants to Seller that Purchaser has not dealt with any real estate agent or broker in connection with sale and purchase of the Property, and Purchaser agrees to indemnify and hold Seller harmless from any loss, liability, or expense suffered by Seller by reason of a breach of such representation and warranty, which representation, warranty and agreement to indemnify shall survive the Closing Date. Seller warrants and represents to Purchaser that Seller has not dealt with any real estate agent or broker in connection with the sale and purchase of the Property and agrees that Seller will pay any commission owing to any real estate agent or broker in connection with the sale and purchase based on any written agreement of Seller with such agent or broker.

Exhibit B - Page 12 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

17.	SURVIVAL OF TERMS AND CONDITIONS.
17.1The provisions of Sections 5-9, 13, 15, 16, and 18 shall survive the Transfer Date and shall not be merged into the Deed or otherwise limited. Furthermore; any other representations, warranties, covenants and agreements of the parties under this Agreement, and rights and benefits of the parties pertaining to a period, of time following the Effective Date, or the Transfer Date shall survive the Transfer Date and shall not be merged therein.

18.	MISCELLANEOUS.
18.1Assignment of Agreement. Purchaser may not assign this Agreement without the prior written consent of Seller, which shall not be unreasonably withheld. Any assignee shall be and must expressly agree to be liable under all provisions hereof the same as if it had been a party signatory hereto. Moreover even if Seller consents to an assignment of Purchaser's obligations hereunder, Purchaser shall remain primarily liable (or jointly and severally liable with its assignee) to Seller for the full and complete performance of each and every obligation of Purchaser hereunder unless Seller unequivocally releases Purchaser from a specified obligation hereunder in writing.
18.2Saturdays, Sundays and Holidays. For purposes of this Agreement, should any date specified herein as a deadline fall on a Saturday, Sunday, or holiday on which State agencies are closed, such date shall automatically be extended to the next following day which is not a Saturday, Sunday, or holiday.
18.3Notice. Any notice required or permitted to be delivered under this Agreement shall be deemed received when actually delivered by hand delivery, facsimile transmission (with a written transmission report), or overnight courier, or when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to Seller or Purchaser, as the case may be, at the address stated in Section 1, and to Seller's and Purchaser's respective attorneys, as set forth below:

Exhibit B - Page 13 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

With a copy to:
Purchaser's Attorney	Margaret R. Smith
871 Traditions Drive
Chattanooga,
(832) 868-7416
(832) 201-8490 (Facsimile)

With a copy to:
Seller's Attorneys

Port of Houston Authority
111 East Loop North
Houston, Texas 77252-2562
Attention: Thomas G. Schroeter
Associate General Counsel
Phone: (713) 670-2423
Fax: (713) 670-2611

and

William Jackson
Connelly, Baker, Wotring & Jackson, L.L.P.
700 Louisiana Street, Suite 1850
Houston, Texas 77002
Attention: Bill Jackson
Telephone No. (713) 980-1700
Fax No. (713) 980-1701

18.4Applicable Law. This Agreement shall be construed under and in accordance with the laws of the State of Texas. Venue for any action brought by either of the parties to this Agreement shall be Harris County, Texas.
18.5Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns. This section shall not constitute Seller's consent to an assignment of this Agreement.
18.6Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal and unenforceable provision had never been contained in this Agreement.
18.7Amendments. This Agreement may be amended or supplemented only by an instrument in writing executed by both of the parties hereto.
18.8Time of Essence. Time is of the essence in the performance of the undertakings and obligations of the parties under this Agreement.
18.9Gender. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall he held to include the plural, and vice versa, unless the context requires otherwise.
18.10Effective Date. The "Effective Date" of this Agreement shall be the date this Agreement is signed by the Executive Director of the Port of Houston Authority of Harris County, Texas.

Exhibit B - Page 14 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

18.11Construction. Each party acknowledges that it and its counsel have reviewed this Agreement and that the normal rule of construction shall not be applicable and there shall be no presumption that any ambiguities will be resolved against the drafting party in interpretation of this Agreement
18.12Multiple Counterparts. This Agreement may be simultaneously executed in a number of counterparts, each of which, for all purposes shall be deemed. an original and all of which, when taken together, shall constitute but one and the same instrument
18.13Authorization. Purchaser warrants and represents that: 1) Purchaser has the full right, power, and authority to purchase the Property from Seller as provided in this Agreement, 2) Purchaser is a qualified bidder as required by the bid package upon which this Agreement is based, 3) All requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out Purchaser's obligations hereunder has been or will have been taken on or before the Closing Date, and 4) the person signing this Agreement on behalf of Purchaser has been duly authorized by Purchaser to execute this Agreement.
18.14Sovereign Immunity Preserved. Notwithstanding anything to the contrary, nothing contained herein or in any other document concerning this transaction shall be construed as a waiver of the sovereign immunity of The Port of Houston Authority of Harris County, Texas.
18.15Entire Agreement. This Agreement (including all Exhibits, which are incorporated herein by reference) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.
SELLER:

Exhibit B - Page 15 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT A

TRACT 1
METES AND BOUNDS DESCRIPTION

Exhibit B - Page 16 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT A
METES AND BOUNDS
142.0521 ACRES

Being a tract of land containing 142.0521 acres (6,187,788 square feet) of land and being in the James Seymour Survey, Abstract No. 698 in Harris County, Texas and being Tract No. 1 as described in Deed recorded in Volume 837, Page 553 of the Harris County Deed Records and being described more particularly by metes and bounds as follows:

BEGINNING at a 5/8 inch iron rod found marking the intersection of the north line of the Port Terminal Railway Association 100 foot right-of-way and the west right-of-way line of Jefferson Road (100 feet wide), said point being the southeast corner of Outlot 108 of the Deepwater Townsite;

THENCE S 86 degrees 56 minutes 27 seconds W a distance of 1801.66 feet along the north line of the Port Terminal Railway Association right-of-way to a 5/8 inch iron rod found on the east right-of-way line of Jackson Road (60 foot right-of-way), said point being the southwest corner of the herein described tract;

THENCE N 03 degrees 01 minutes 41 seconds W a distance of 348.72 feet along the east right-of-way line of Jackson Road to a 1/2 inch iron rod set for point;

THENCE along an arc to the left of a non-tangent curve having a central angle of 12 degrees 40 minutes 49 seconds, a radius of 588.14 feet, an arc length of 130.16 feet, a chord bearing of N 08 degrees 04 minutes 04 seconds E and a chord distance of 129.89 feet to a 1/2 inch iron rod found in the east line of a 25 foot railroad easement as recorded in Volume 812, Page 474 of the Harris County Deed Records;

THENCE N 03 degrees 01 minutes 41 seconds W a distance of 3004.98 feet along the east line of the aforementioned 25 foot railroad easement to a 1/2 inch iron rod set in the south line of First Street (60 feet wide), said point being the northwest corner of the herein described tract;

THENCE N 87 degrees 05 minutes 36 seconds E a distance of 1775.03 feet along the south right-of-way line of First Street to a 1/2 inch iron rod set for the northeast corner of the herein described tract;

THENCE S 03 degrees 03 minutes 18 seconds E a distance of 3476.43 feet along the west right-of-way line of Jefferson Road to the POINT OF BEGINNING of the herein described tract containing 142.0521 acres (6,187,788 square feet) of land more or less.

STATE OF TEXAS

R. SANDOVAL

6538

REGISTERED

PUBLIC SURVEYOR

Exhibit B - Page 17 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT B

Tract 2
METES AND BOUNDS DESCRIPTION

Exhibit B - Page 18 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT B
METES AND BOUNDS
199.5099 ACRES

Being a tract of land containing a gross area of 199.5099 acres (8,690,649 square feet) and a net area of 194.5011 acres (8,472,467 square feet) of land and being in the James Seymour Survey, Abstract No. 698 and the William Vince Survey, Abstract No. 78 in Harris County, Texas and being Tract No. 2 as described in Deed recorded in Volume 837, Page 553 of the Harris County Deed Records and Outlot 139 of the Deepwater Subdivision as recorded in Volume 75, Page 526 of the Harris County Map Records and being described more particularly by metes and bounds as follows:

BEGINNING at a 1/2 inch iron rod set on the intersection of the north right-of-way line of the Port Terminal Railway Association 100 foot right-of-way and the west right-of-way line of Jackson Road (60 feet wide);

THENCE S 86 degrees 57 minutes 00 seconds W a distance of 2185.56 feet along the north line of the Port Terminal Railway Association right-of-way to a 1/2 inch iron rod found for point.

THENCE S 41 degrees 58 minutes 03 seconds W a distance of 95.00 feet to a 1/2 inch iron rod set in the meanders of Cotton Batch Bayou;

THENCE along the meanders of Cotton Patch Bayou as follows:

N 70 degrees 04 minutes 56 seconds W a distance of 227.42 feet to a 1/2 inch iron rod set for point;

N 25 degrees 07 minutes 27 seconds W a distance of 208.02 feet to a 1/2 inch iron rod set for point in the north line of First Street (40' wide) as described in Exhibit "A" in a deed for an 83.3747 acre tract as recorded in Harris County Film Code Number 193-10-0024;

THENCE N 87 degrees 00 minutes 58 seconds W a distance of 139.98 feet along the north line of the aforementioned First Street to a 1/2 inch iron rod found for corner;

THENCE N 00 degrees 48 minutes 45 seconds W a distance of 914.30 feet to a 5/8 inch iron rod found for point;

THENCE N 09 degrees 51 minutes 12 seconds E a distance of 190.00 feet to a 5/8 inch iron rod found for point;

THENCE along an arc to the left on a non-tangent curve having a central angel of 40 degrees 49 minutes 22 seconds, a radius of 1220.00 feet, an arc length of 869.24 feet, a chord bearing of N 24 degrees 05 minutes 41 seconds W and a chord distance of 850.97 feet to a 5/8 inch iron rod found for point;

1 of 2

Exhibit B - Page 19 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

THENCE N 02 degrees 59 minutes 02 seconds W a distance of 1377.16 feet to a brass disk found on the south right-of-way line of First Street (60 feet wide), said point being the northwest corner of the herein described tract:

THENCE N 87 degrees 01 minutes 00 seconds E a distance of 2627.54 feet along the south right-of-way line of First Street to a 1/2 inch iron rod found for the northeast corner of Outlot 139 of the Deepwater Subdivision, said point being the intersection of the south line of First Street and the west line of Jackson road;

THENCE S 03 degrees 01 minutes 41 seconds E a distance of 3481.31 feet along the west line of Jackson Road to the POINT OF BEGINNING of the herein described tract containing 199.5099 acres (8,690,649 square feet) of land more or less. SAVE AND EXCEPT a 60 foot right-of-way for Harrison Avenue containing 4.7989 acres and being parallel to and 1800 feet west of Jackson Road, and SAVE AND EXCEPT a 0.2099 acres tract for a 25 foot railway right-of-way described by metes and bounds as follows:

COMMENCING at a 1/2 inch iron rod set on the intersection of the north right-of-way line of the Port Terminal Railway Association 100 foot right-of-way and the west right-of-way line of Jackson Road (60 feet wide);

THENCE S 86 degrees 57 minutes 00 seconds W a distance of 236.09 feet along the north line of the Port Terminal Railway Association right-of-way to the POINT OF BEGINNING of the 25 foot railway right-of-way;

THENCE S 86 degrees 57 minutes 00 seconds W a distance of 61.48 feet to a point;

THENCE along an arc to the left having a central angel of 41 degrees 40 minutes 01 seconds, a radius of 563.13 feet, an arc length of 409.53 feet, a chord bearing of N 44 degrees 56 minutes 58 seconds E, and a chord distance of 400.56 feet to a point on the right-of-way of Jackson Road;

THENCE S 03 degrees 01 minutes 41 seconds E a distance of 50.96 feet along the west right-of-way of Jackson Road to a point;

THENCE along an arc to the right having a central angle of 31 degrees 39 minutes 02 seconds, a radius of 588.14 feet, an arc length of 324.89 feet, a chord bearing of S 44 degrees 21 minutes 48 seconds W, and a chord distance of 320.78 feet to the POINT OF BEGINNING of the herein described right-of-way.

Exhibit B - Page 20 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT D

Exhibit B - Page 21 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT D
TITLE RESOURCES GUARANTY COMPANY
COMMITMENT FOR TITLE INSURANCE
SCHEDULE A
Case No.
Effective Date of Commitment     January 13, 2005, 8:00 o'clock a.m.
Issue Date:     February 17, 2005

1.	The Policy or policies to be issued are:

(a)	OWNER POLICY OF TITLE INSURANCE (Form T-1)
(Not applicable for improved one-to-four family residential real estate)
Policy Amount: $
Proposed Insured:

(b)	TEXAS RESIDENTIAL OWNER POLICY OF TITLE INSURANCE
-- ONE-TO-FOUR FAMILY RESIDENCES (Form T-1R)

Policy Amount: $
Proposed Insured:

(c)	MORTGAGEE POLICY OF TITLE INSURANCE (Form T-2)

Policy Amount: $
Proposed Insured:

Proposed Borrower:

(d)	TEXAS SHORT FORM RESIDENTIAL MORTGAGEE POLICY OF TITLE (Form T-2R)

Policy Amount: $
Proposed Insured:

Proposed Borrower:

(e)	MORGAGEE TITLE POLICY BINDER ON INTERIM CONSTRUCTION LOAN (Form-T-13)

Binder Amount: $
Proposed Insured:

Proposed Borrower:

(f)	OTHER:

Policy Amount: $
Proposed Insured:

2.	The interest in the land covered by this commitment is:

FEE SIMPLE

3.	Record title to the land on the Effective Date appears to be vested in:

HARRIS COUNTY HOUSTON SHIP CHANNEL NAVIGATION DISTRICT, A MUNICIPAL CORPORATION

4.	lEGAL DESCRIPTION OF LAND:

See Exhibit A attached hereto and made a part hereof for all purposes.

Page 2-Schedule A (Rev. 1-1-93) DOC#1 Case No.	Valid only if Schedule B And C And Cover Page are Attached

Exhibit B - Page 22 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

TITLE RESOURCES GUARANTY COMPANY
EXHIBIT A

TRACT 1:
Being a tract of land containing 142.0521 acres (6,187,778 square feet) of land and being in the James Seymour Survey, Abstract No. 698 in Harris County, Texas and being Tract No. 1 as described in Deed recorded in Deed recorded in Volume 837, Page 553 of the Harris County Deed Records and being more particularly described by metes and bounds attached hereto:

TRACT 2:
Being a tract of land containing a gross area of 199.5099 acres (8,690,649 square feet) and a net of 194.5011 acres (8,472,467 square feet) of land and being in the James Seymour Survey, Abstract No. 698 and the William Vince Survey, Abstract No. 78 in Harris County, Texas and being Tract No. 2 as described in Deed recorded in volume 837, Page 553 of the Harris County Deed Records and Outlot 139 of the Deepwater Subdivision as recorded in Volume 75, Page 526 of the Harris County map Records and being more particularly described by metes and bounds attached hereto:

Exhibit B - Page 23 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

TITLE RESOURCES GUARANTY COMPANY
SCHEDULE B
EXCEPTIONS FROM COVERAGE

In addition to the Exclusions and Conditions and Stipulations, your Policy will not cover loss, costs, attorney's fees, and expenses resulting from:
1.The following restrictive covenants of record itemized below (We must either insert specific recording data or delete this exception) :
ITEM 1 OF SCHEDULE B IS HEREBY DELETED IN ITS ENTIRETY

2.
Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments or protrusions, or overlapping of improvements. Upon receipt of an approved survey, Schedule B, Item 2 may be modified to read in its entirety, "Shortages in area." (Mortgagee Title Policy only).

3.	Homestead or community property or survivorship rights, if any of any spouse of an insured. (Applies to the Owner Policy only.)

4.	Any titles or rights asserted by anyone, including, but not limited to, person, the public, corporations, governments or other entities,

a.	to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or

b.	to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or

c.	to filled-in lands, or artificial islands, or

d.	to statutory water rights, including riparian rights, or

e.	to the area extending from the line of mean low tide to the line of vegetation, or the rights of access to that area or easement along and across the area
(Applies to Owner Policy only.)

5.
Standby fees, taxes and assessments by any taxing authority for the year 2004, and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership, but not those taxes or assessments for prior years because of an exemption granted to a previous owner of the property under Section 11.13, TEXAS TAX CODE, or because of improvements, not assessed for a previous tax year. Schedule B, Item 5 may be amended to add "Company insures that standby not yet due and payable." (Mortgagee Title Policy or Interim Construction Binder only, upon request and payments of premium.)

6.	The terms and conditions of the documents creating your interest in the land.

7.
Materials furnished or labor performed in connection with planned construction before signing and delivering the lien document described in Schedule A, if the land is part of the homestead of the owner. (Applies to Mortgagee Policy only.)

8.	Liens and leases that affect the title to the land, but that are subordinate to the lien of the insured mortgage. (Applies to Mortgagee Policy only.)

9.
The Exceptions from Coverage and Express Insurance in Schedule B of the Texas Short Form Residential Mortgage Policy (T-2R). (Applies to Texas Short Form Residential Mortgage Policy of Title Insurance (T-2R) Only). Separate exceptions 1 through 8 of this Schedule B do not apply to Texas.

( CONT. ON SCH. B, PAGE 2 )

Page 3-Schedule B (Rev. 1-1-93) DOC#1 Case No.	Valid only if Schedule A And C And Cover Page are Attached

Exhibit B - Page 24 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

TITLE RESOURCES GUARANTY COMPANY
SCHEDULE B (page 2)
Texas Short Form Residential Mortgage Policy of Title Insurance (T2-R).

10.	The following matters and all terms of the documents creating or offering evidence of the matters (We must insert matters or delete this exception.:
Rights of parties in possession. (OWNER POLICY ONLY)

11.	Subject to any visible or apparent casement (s) over, under or across subject property.

12.	Terms, conditions and stipulations contained in Deed to the United States of America by instrument recorded in Volume 875, Page 725, of the Deed Records of HARRIS County, Texas.

13.
Drainage easement granted to Phillips Chemical Company by instrument recorded in Volume 3119, Page 569, of the Deed Records of HARRIS County, Texas, and as referred to as General Note No. 8 on survey dated September 30, 1999 (Revised on November 20, 2004, both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

14.
Pipeline easement affecting Tracts 1 and 2, as granted to Amerada Hess by instrument filed for record under HARRIS County Clerk's File No. J858766, as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and on Pipeline Topographic Survey dated November 20, 2004, both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

15.
Chevron Pipeline easement affecting Tracts 1 and 2, as set out in instrument filed for record under HARRIS County Clerk's File No. N253131, as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and on Pipeline Topographic survey dated November 20, 2004, both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

16.
Unrecorded Phillips Petroleum easement dated October 8, 1963, and affecting the southeasterly portion of Tract 2, as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and on Pipeline Topographic survey dated November 20, 2004, both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

17.
Colonial Pipeline easement as set out under HARRIS County Clerk's File No. G010424, affecting both tracts, as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and on Pipeline Topographic survey dated November 20, 2004, both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

18.
Explorer Pipeline easement affecting the southerly portion of Tracts 1 and 2, as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and on Pipeline Topographic survey dated November 20, 2004, both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

19.
2 Mile Co. Pipeline easement affecting Tract 1, granted in instrument recorded in Volume 8459, Page 26 of the Deed Records of HARRIS County, Texas, as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and on Pipeline Topographic survey dated November 20, 2004, both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

20.
Unrecorded Seaway Pipeline Co. easement affecting Tract 1, as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and on Pipeline Topographic survey dated November 20, 2004, both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

21.	Any portion of the subject property lying within the boundaries of a public or private roadway, whether dedicated or not.

22.
This company shall have no liability for, nor responsibility to defend, any part of the property described herein against any right, title, interest, or claim (valid or invalid) or any character had to asserted by the State of Texas or by any other Government or Governmental Authority or by the public generally (1) in and to portions of the above described property which may

( CONT. ON SCH. B, PAGE 3 )

Page 4-Schedule B (Rev. 1-1-93) DOC#1 Case No.	Valid only if Schedule A And C And Cover Page are Attached

Exhibit B - Page 25 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

be within the bed, shore or banks of a perennial stream or lake navigable in fact or in law or within the bed or shores or the beach adjacent thereto of a body of water affected by the ebb and flow of the tide and (2) in and to portions of the above described property which may be between the water's edge and the line of vegetation on the upland or for any claim or right for ingress thereto or egress therefrom. (MORGAGEE POLICY ONLY)

23.	Any and all unrecorded leases and/or rental agreements, with rights of tenants in possession.

24.	There is expressly excluded from coverage hereunder, and this Company does not insure title to oil, gas and other minerals of every kind and character, in, on and under the property herein described.

25.	Subject to the zoning ordinances now in force in the City of Pasadena, Texas. (OWNER POLICY ONLY)

26.
An Olin Matheson Chem. Corp. Spoil Disposal Pipeline Permit of unspecified width, affecting Tract 2 as shown on survey dated September 30, 1999, and on Pipeline Topographic survey dated November 20, 2004, both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

27.
Terminal Pipeline within the property lines of the northwest corner of Tract 2 which are evidenced in the field by pipeline markers, as shown as General Note No. 20 on survey dated September 30, 1999 (Revised on November 2, 1999) prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

28.
There are pipelines (Mobil Gas and Air Products sulphuric acid) within the property lines of the northwest corner of Tract 1 which were evidenced in the field by pipeline markers, as shown as General Note No. 9 on survey dated September 30, 1999 (Revised on November 10, 1999), both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

29.
A 25 foot roadway, railroad and utility easement affecting Tracts 1 and 2, as granted in documents filed under Volume 810, Page 615, and Volume 812, Page 474 of the Deed Records of Harris County, Texas, and as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and on Pipeline Topographic survey dated November 20, 2004, both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

30.
There are pipelines (GATX petroleum pipeline, Colonial petroleum pipeline, Houston pipeline, Phillips petroleum pipeline, Williams (Amerada Ress) petroleum pipeline, and Chevron pipeline) within the property lines of the southeast corner of Tract 1 which were evidenced in the field by pipeline markers, as shown as General Note No. 6 on survey dated September 30, 1999 (Revised on November 10, 1999), prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

31.
There are two (2) abandoned APCI pipes that run along the east side of Tract 2 as shown as General Note No.11 on survey dated September 30, 1999 (Revised on November 10, 1999), prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

32.
There is a 6" and 8" APCI sulfuric acid pipe that runs along Jackson Road which affects Tracts 1 and 2, as shown as General Note No. 12 on survey dated September 30, 1000 (Revised on November 10, 1999), prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

33.
There are valves enclosed by chain link fences for Amerada Hess Pipelines and Amoco pipelines which are evidenced in the field, as shown as General Note No. 13 on survey dated September 30, 1999 (Revised on November 10, 1999) and as General Note No. 7 on Pipeline Topographic survey dated November 20, 2004, both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

34.
AGRIFOS 20" CIWA located along a portion of the east property line of Tract 2 as shown on survey dated September 30, 1999 (Revised on November 10, 1999), ad on Pipeline Topographic survey dated November 20, 2004, both

( CONT. ON SCH. B, PAGE 4 )

Page 5-Schedule B (Rev. 1-1-93) DOC#1 Case No.	Valid only if Schedule A And C And Cover Page are Attached

Exhibit B - Page 26 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

35.
4" Gas Pipeline, AGRIFOS PHA NO. 86-0058, located along a portion of the east property line of Tract 2, as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and as shown on, and as refereed to as General Note No. 8 on Pipeline Topographic survey dated November 20, 2004, both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

36.	Subject to all pipelines as reflected on Pipeline Topographical survey dated November 20, 2004 prepared by Rodolfo Sandoval, R.P.L.S. No. 3538.

Page 6-Schedule B (Rev. 1-1-93) DOC#1 Case No.	Valid only if Schedule A And C And Cover Page are Attached

Exhibit B - Page 27 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

TITLE RESOURCES GUARANTY COMPANY
SCHEDULE C
Your Policy will not cover loss, costs, attorneys fees, and expenses resulting from the following requirements that will appear as Exceptions in Schedule B of the Policy, unless you dispose of those matters to our satisfaction, before the date the Policy is issued:

1.	Documents creating your title or interest must be approved by us and must be signed, notarized and filed for record.

2.	Satisfactory evidence must be provided that:
- no person occupying the land claims any interest in that land against the persons named in paragraph 3 of Schedule A,
- all standby fees, taxes, assessments and charges against the property have been paid,
- all improvements or repairs to the property are completed and accepted by the owner, and that all contractors, sub-contractors, laborers and suppliers have been fully paid,and that no mechanic's, laborer's or materialman's liens have attached to the property,
- there is legal right of access to and from the land,
- (on a Mortgagee Policy only) restrictions have not been and will not be violated that affect the validity and priority of the insured mortgage.

3.	You must pay the seller or borrower the agreed amount for your property or interest.

4.	Any defect, lien or other matter that may affect title to the land or interest insured, that arises or is filed after the effective date of this Commitment.

5.
Note: Procedural Rule P27 as provided for in Article 9.39A of the Texas Insurance Code required that "Good Funds" be received and deposited before a Title Agent may disburse from its Trust Fund Account.

6.
Note: We find no outstanding liens of record affecting the subject property. Inquiry should be made concerning the existence of any unrecorded lien or other indebtedness which could give rise to any security interest claim in the subject property.

7.	We must be furnished with a properly executed Corporate Resolution in recordable form to support the instant transaction.

8.
In the event subject property lies within the limits of a City whose Ordinances require same, Seller is to furnish to Purchaser a properly executed and acknowledge Notice of Restrictions in compliance with such Ordinance which is to state:

A.The existence of the restrictions and include the recording reference to each instrument containing restrictions by Volume and page, Clerk's File No. or Film Code No.;
B.The right of said city to enforce these restrictions; and
C.The legal description of the property, and is street address;
This Notice is to be executed and acknowledged by the seller and purchaser and is to be filed of record.

AMERICAN TITLE COMPANY OF HOUSTON

Countersigned By:
Schedule C (Rev. 1-1-93)		Authorized Officer or Agent
Valid only if Schedule A And B And Cover Page are Attached

Exhibit B - Page 28 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

TITLE RESOURCES GUARANTY COMPANY
SCHEDULE D
Pursuant to the requirements of Rules P-21, Basic Manual of Rules, Rates and Forms for the writing of Title Insurance in the State of Texas, the following disclosures are made:

1.
The issuing Title Insurance Company, Title Resources Guaranty Company, is a corporation whose shareholders owning or controlling, directly or indirectly, 10% of said corporation, directors and officers are listed below:

Shareholders: Title Resources Incorporated
Directors: Herbert L. Williams, Chairman of the Board; Pamela A. Roberson; Troy Pennock; A.F. Jackson; Thomas B. Ewing; Jarrel E. Brandt; Hilry S. Stroup; Kim Sobieski.
Officers: CEO/President, A.F. Jackson; Executive Vice President/Secretary, Paul McNutt, Jr.; CFO/Treasurer, Raymond Reece

2.	The following disclosures are made by the Title Insurance Agent issuing this commitment: The following individuals are directors and/or officers, as indicated, of American Title Company of Houston.
SHAREHOLDERS: ATCOH Holding Company

DIRECTORS:	Herbert Williams	Troy W. Pennock	Linda Goodson
	Jerell E. Brandt	Kim Sobieski

OFFICERS:	Herbert Williams	Chariman of the Board
	Troy W. Pennock	President
	Harell E. Brandt	Executive Vice President
	Kim Sobieski	Executive Vice President Secretary/Treasurer
	Linda Goodson	Senior Vice President

3.
You are entitled to receive advance disclosure of settlement charges in connection with the proposed transaction to which this commitment relates. Upon your request, such disclosure will be made to you. Additionally, the name of any person, firm or corporation receiving any sum from the settlement of this transaction will be disclosed on the closing or settlement statement.

You are further advised that the estimated title premium* is:

Owners Policy	$
Mortgagee Policy	$
Tax Modification	$
Survey Modification	$
Endorsement Charges	$
Total	$

Of this total amount:	policy
issuing Title Insurance	will be
retained by the issuing Title Insurance Agent; and the remainder of the estimated premium will be paid to other parties as follows:

AMOUNT	TO WHOM	FOR SERVICES
	BRIAN SCOTT CARR, ATTORNEY	CLOSING SERVICES

*
The estimated premium is based upon information furnished to us as of the date of this Commitment for Title Insurance. Final determination of the amount of the premium will be made at the closing in accordance with the Rules and Regulations adopted by the State Board of Insurance.

Schedule D	DOC# 1

Exhibit B - Page 29 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

DELETION OF ARBITRATION PROVISION
(Nor applicable to the Texas Residential Owner Policy)

ARBITRATION is a common form of alternative dispute resolution. It can be a quicker and cheaper means to settle a dispute with your Title Insurance Company. However, if you agree to arbitrate, you give up your right to take the Title Company to court and your rights to discovery of evidence may be limited in the arbitration process. In addition, you cannot usually appeal an arbitrator's award.

Your policy contains an arbitration provision (shown below). It allows you or the Company to require arbitration if the amount of insurance is $1,000,000 or less. If you want to retain your right to sue the Company in case of a dispute over a claim, you must request deletion of the arbitration provision before the policy is issued. You can do this by signing this form and returning it to the Company at or before the closing of your real estate transaction or by writing to the Company.

The Arbitration provision in the Policy is as follows:

"Unless prohibited by applicable law or unless this arbitration section is deleted by specific provision in Schedule B of this policy, either the Company or the Insured may demand arbitration pursuant to the Title Insurance Arbitration Rules of the American Arbitration Association. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this Policy, and service of the Company in connection with its issuance or the breach of a policy provision or other obligation. All arbitrable matters when the Amount of Insurance is $1,000,000 or less SHALL BE arbitrated at the request of either the Company or the Insured, unless the insured is an individual person (as distinguished from a corporation, trust, partnership, association or other legal entity). All arbitrable matters when the Amount of Insurance is in excess of $1,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this Policy and under the Rules in effect on the date the demand for arbitration is made or, ate the option of the Insured, the rules in effect at the Date of Policy shall be binding upon the parties. The award may include attorney's fees only if the laws of the state in which the land is located permit a court to award attorney's fees to a prevailing party. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

The law of the situs of the land shall apply to an arbitration under they Title Insurance Arbitration Rules.

A copy of the rules may be obtained from the Company upon request."

I request the deletion of the Arbitration provision.

SIGNATURE	DATE

Exhibit B - Page 30 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

TITLE RESOURCES GUARNTEE COMPANY
AMERICAN TITLE CO. OF HOUSTON

PRIVACY POLICY NOTICE
PURPOSE OF THIS NOTICE

Title V of the Gramm-Leach-Bailey Act (GLBA) generally prohibits any financial institution, directly or through its affiliates, from sharing nonpublic personal information about you with a nonaffiliated third party unless the institution provides you with a notice of its privacy policies and practices, such as the type of information that it collects about you and the categories of persons or entities to whom it may be disclosed. In compliance with the GLBA, we are providing you with this document, which notifies you of the privacy policies and practices of the above named underwriter and the Title Insurance Agent.

We may collect nonpublic personal information about you from the following sources:

*	Information we receive from you such as on applications or other forms.

*	Information about your transactions we secure from our files, or from our affiliates or others.

*	Information we receive from a consumer reporting agency.

*	Information that we receive from others involved in your transaction, such as the real estate agent or lender.

Unless it is specifically stated otherwise in an amended Privacy Policy Notice, no additional nonpublic personal information will be collected about you.

We may disclose any of the above information that we collect about our customers or former customers to our affiliates or to nonaffilitated third parties as permitted by law.

We also may disclose this information about our customers to the following types of nonaffiliated companies that perform marketing services on our behalf or with whom we have joint marketing agreements.

*	Financial service providers such as companies engaged in banking, consumer finance, securities and insurance.

*	Non-financial companies such as envelope stuffers and other fulfillment service providers.

WE DO NOT DISCLOSE ANY NONPUBLIC PERSONAL INFORMATION ABOUT YOU WITH ANYONE FOR ANY PURPOSE THAT IS NOT SPECIFICALLY PERMITTED BY LAW.

We restrict access to nonpublic personal information about you to those employees who need to know that information in order to provide products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard you nonpublic personal information.

Exhibit B - Page 31 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT E
PERMITTED TITLE EXCEPTIONS

As indicated in Section 5.3 in the Agreement above, Permitted Title Exceptions include the encumbrances set forth on. Schedule B of the Title Commitment, the Updated Title Commitment, those listed on the Survey, pipelines and licenses/agreements affecting the Property with the following entities, their successors and assigns (copies of which are available on request from Seller), any interest in the Property created thereby, and any other licenses/agreements for a pipeline shown on the Survey:

1.Agrifos Fertilizer Inc.
2.Amoco Pipeline Company
3.Center Point Energy Houston Electric LLC
4.Chevron Phillips Chemical Co.
5.Chevron Pipe Line Company
6.Colonial Pipeline Company
7.Kinder Morgan Energy Partners LP
8.Olin Corporation
9.United States Army Army Corps of Engineers
10.Williams Pipelines Holdings LLC
11.Dynegy Midstream Services, LP
12.Terminal Pipeline Company

Exhibit B - Page 32 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT F

SPECIAL WARRANTY DEED

STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF HARRIS	§

THAT The Port of Houston Authority of Harris County, Texas, a navigation district of the State of Texas (Grantor''), for and in consideration of the sum of TEN and NO/100 ($10.00) DOLLARS and other good and sufficient considerations, the receipt and adequacy of which are herein acknowledged by Grantor, has GRANTED, BARGAINED, SOLD and CONVEYED and these presents does GRANT, BARGAIN, SELL and CONVEY unto ________________________________________________ (Grantee) all of Grantor's rights, titles and interests in and to all of those certain tracts of land containing 341.562 acres, more or less, in Harris County, Texas, together with all improvements thereon except for the Excluded Improvements, as hereinafter provided (collectively, the "Property"), the Property being more particularly described by metes and bounds on Exhibit A and Exhibit B attached hereto and incorporated herein for all intents and purposes.

The conveyance of the Property, as evidenced hereby, expressly excludes telecommunications facilities, electric facilities, sanitary sewer, storm sewer, water pipelines, and chemical products pipelines including oil, gas and other petrochemical products pipelines situated thereon and not owned by Grantor (collectively, the "Excluded Improvements").

TO HAVE AND TO HOLD the Property; subject, however, to all liens, encumbrances, conditions and other exceptions appearing of record in the real property records of Harris County, Texas, and applicable to the Property regardless of there inclusion or exclusion in Exhibit "C", and the matters set forth in Exhibit C attached hereto and made a part hereof for all purposes ("Permitted Title Exceptions"), together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever; and Grantor, for itself, and its successors and assigns, does hereby bind itself and its successors and assigns to warrant and forever defend the title to the Property and every part thereof unto Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise.

There is excepted and specifically reserved to Grantor, its successors and assigns, all of the oil, gas and other minerals in and under, and that may be produced from, the Property; but Grantor, for itself and successors and assigns (but without affecting any such rights as may be presently held by a third party not affiliated with Grantor as shown of record in Harris County, Texas) does hereby waive any right of entry upon, or use of, the surface estate of the Property for the purpose of exploring for, recovering or producing any and all of the herein reserved oil, gas, and other minerals.

Grantee shall be responsible for the payment of all ad valorem taxes applicable to the Property from and after the Effective Date hereof.

IN WITNESS WHEREOF, this Deed has been executed by Grantor on the date set forth in the acknowledgment below, to be effective as of ___________________________________, 200__ (the "Effective Date").

APPROVED:	THE PORT OF HOUSTON AUTHORITY OF HARRIS COUNTY, TEXAS

By
Counsel		Name: H. Thomas Kornegay Title: Executive Director

Grantee joins in the execution of this Deed for the sole purpose of acknowledging the terms and conditions of this Deed.

(GRANTEE)

By
(NAME)

(TITLE)

Exhibit B - Page 33 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
BEFORE ME, the undersigned authority, personally appeared H. Thomas Kornegay, Executive Director of The Port of Houston Authority of Harris County, Texas, a navigation district of the State of Texas, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act and deed of said governmental agency, for the purposes and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this ______________day of_______________, 200__.

Notary Public in and for the State of Texas

STATE OF TEXAS	§
§
COUNTY OF_______	§

BEFORE ME, the undersigned authority, personally appeared ______________________________________, ___________________________________________ of _________________, a _______________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same as the act and deed of said entity, for the purposes and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____________ day of ____________, 200__.

Notary Public in and for the State of Texas

Exhibit B - Page 34 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT A
TO
SPECIAL WARRANTY
DEED

[Insert Metes and Bounds description for Tract 1 - East Jones]

Exhibit B - Page 35 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Exhibit A
MEETS AND BOUNDS
142.0521 Acres

Being a tract of land containing 142.0521 acres (6,187,788 square feet) of land and being in the James Seymour Survey, Abstract No. 698 in Harris County, Texas and being Tact No. 1 as described in Deed recorded in Volume 837, Page 553 of the Harris County Deed Records and being described more particularly by metes and bounds as follows:
BEGINNING at a 5/8 inch iron rod found marking the intersection o the north line of the Part Terminal Railway Association 100 foot right-away and the west right-of-way line of Jefferson Road (100 feet wide), said point being the southeast corner of Outlot 108 of the Deepwater Townsite;
THENCE S 86 degrees 56 minutes 27 seconds W a distance of 1801.66 feet along the north line of the Port Terminal Railway Association 100 foot right-of-way to a 5/8 inch iron rod found on the east right-of-way line of Jackson Road (60 foot right-of-way), said point being the southwest corner of the herein described tract.
THENCE N 03 degrees 01 minutes 41 seconds W a distance of 348.72 feet along the east right-of-way line of Jackson Road to a 1/2 inch iron rod set for point;
THENCE along an arc to the left if a non-tangent curve having a central angle of 12 degrees 40 minutes 49 seconds, a radius of 588.14 feet, an arc length of 130.16 feet a chord bearing of N 08 degrees 04 minutes 04 seconds E and a chord distance of 129.89 feet to a 1/2 inch iron rod found in the east line of a 25 foot railroad easement as recorded in Volume 812, Page 474 of the Harris County deed Records;
THENCE N 03 degrees 01 minutes 41 seconds W a distance of 3004.98 feet along the east line of the aforementioned 25 foot railroad easement to a 1/2 inch iron rod set the the south line of First Street (60 feet wide), said point being the northwest corner of the herein described tract;
THENCE N 87 degrees 05 minutes 36 seconds E a distance of 1775.03 feet along the south right-of-way line of First Street to a 1/2 inch iron rod set for the northeast corner of the herein described tract;
THENCE S 03 degrees 03 minutes 18 seconds E a distance of 3476.43 feet along the west right -of-way line of Jefferson Road to the POINT OF BEGINNING of the herein described tract containing 142.0521 acres (6,187,788 square feet)of land more or less.

Exhibit B - Page 36 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT B
TO
SPECIAL WARRANTY
DEED

[Insert Meets and Bounds description for Tract 2 - West Jones]

Exhibit B - Page 37 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Exhibit B
METES AND BOUNDS
199.5099 ACRES

Being a tract of land containing a gross area of 199.5099 acres (8,690,649 square feet) and a net area of 194.5011 acres (8,472,467 square feet) of land and being in the James Seymour Survey, Abstract No. 698 and the William Vince Survey. Abstract No. 78 in Harris County, Texas and being Tract No. 2 as described in Deed recorded in Volume 837, Page 553 off the Harris County Deed Records and Outlot 139 of the Deepwater Subdivision as recorded in Volume 75. Page 526 of the Harris County Map Records and being described more particularly by metes and bounds as follows:
BEGINNING at a l/2, inch iron rod set on the intersection of the north right-of-way of the Port Terminal Railway Association 100 foot right-of-way and the west right-of-way line of Jackson Road (60 feet wide);
THENCE S 86 degrees 57 minutes 00 seconds W a distance of 2185.56 feet along the north line of the Port Terminal Railway Association right-of-way to a 1/2 inch iron rod found for point;
THENCE S 41 degrees 58 minutes 03 seconds W a distance of 95.00 feet to a 1/2 filch iron rod set in the meanders of Cotton Patch Bayou;
THENCE along the meanders of Cotton Patch Bayou
N 70 degrees 04 minutes 56 seconds W a distance of 227.42 feet to a 1/2 inch iron rod set for point;
N 25 degrees 07 minutes 27 seconds W a distance of 208.02 feet to a 1/2 inch iron rod set for point in the north line of First Street ( 40' wide) as described in Exhibit "A" in a deed for an 83.3747 acre tract as recorded in Harris County Film Code Number 193-10-0024;
THENCE N 87 degree 00 minutes 58 seconds W a distance of 139.98 feet along the north line of the aforementioned First Street to a 1/2 inch iron rod found for corner;
THENCE N 00 degrees 48 minutes 45 seconds W a distance of 914.30 feet to a 5/8 inch iron rod found for point;
THENCE N 09 degrees 5l minutes 12 seconds E a distance of 190.00 feet to a 5/8 inch iron rod found for point;

THENCE along an arc to the on a non-tangent curve having a central angle of 40 degrees 49 minutes 22 seconds a radius of 1220.00 feet, an arc length of 869.24 feet, a chord bearing of N 34 degrees 05 minutes 41 seconds W and a chord distance of 850.97 feet to a 5/8 inch iron rod found for point

1 of 2

Exhibit B - Page 38 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Exhibit B -Page 46 of 51
THENCE N 02 degrees 59 minutes 02 seconds W a distance of 1377.16 feet to a brass disk found on the south right-of-way tine of First Street (60 feet wide), said point being the northwest corner of the herein described tract;
THENCE N 87 degrees 01 minutes 00 seconds E distance of 2627.54 feet along the south right-of-way line of First Street to a 1/2 inch iron rod found for the northeast corner of Outlot139 of the
Deepwater Subdivision, said point being the intersection of the south line of First Street and the west line of Jackson Road;

THENCE S 03 degrees 01 minutes 41 seconds E a distance of 348.31 l feet along the west line of Jackson Road to the POINT OF BEGINNING of the herein described tract containing 199.5099 acres (8,690,649square feet) of land more or less. SAVE AND EXCEPT a 60 foot right-of-way for Harrison Avenue containing 4.7989 acres and being parallel to and 1800 feet west of Jackson Road, and SAVE AND EXCEPT a 0.2099 acre tract for a 25 foot railway right-of-way described by metes and bounds as follows:
COMMENCING at a 1/2 inch iron rod set on the intersection of the north right-of-way line of the Port Terminal Association 100 foot right-of-way and the west right-of-way line of Jackson Road (60 feet wide);
THENCE 86 degrees 57 minutes 00 seconds W a distance of 236.09 feet along the north line of the Port Terminal Railway Association right-of-way to the POINT OF BEGINNING of the 25 foot railway right-of-way;
THENCE 86 degrees 57 minutes 00 seconds W a distance of 61.48 feet to a point;
THENCE along an arc to the left having a central angle of 4 l degrees 40 minutes 01 seconds a radius of 563.13 feet), an arc length of 409.53 feet a chord bearing of N 44 degrees 56 minutes 58 seconds E, and a chord distance of 40056 feet to a point on the east right-of-way of Jackson Road.
THENCE S 03 degrees 01 minutes 41 seconds E a distance of 50.96 feet along the west right of way of Jackson; Road to a point;
THENCE along an arc to the right having a central angle of 31 degrees 39 minutes 02 seconds a radius of 588.14 feet, an arc length of 324.89 feet, a chord bearing of S 44 degrees 21 minutes 48 seconds W and a chord distance of 32.78 feet to the POINT OF BEGINNING of the herein described right-of-way.
2oC2

Exhibit B - Page 39 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Exhibit B -Page 4 7 of 51
EXHIBIT C
TO
SPECIAL WARRANTY DEED

Permitted Title Exceptions include:

1.	any interest in the Property created by pipeline Gr utility licenses or agreement with the following entities or their successors or assigns:

[Complete descriptions of each entity and/or pipeline to be added based on the Survey; Title Commitment and Update Title Commitment.]

Agrifos Fertilizer Inc.
Amoco Pipeline Company
Center Point Energy Houston Electric LLC
Chevron Phillips Chemical Co.
Chevron Pipe Line Company
Colonial Pipeline Company
Kinder Morgan Energy Partners LP
Olin Corporation
United States Arny Corps of Engineers
Williams Pipelines Holdings LLC
Dynegy Midstream Services, LP
Terminal Pipeline Company
Phillips Petroleum
Seaway Pipeline Co.
Terminal Pipeline
Mobil Gas and Air Products
GATX
Colonial
Houston Pipeline
Amerada Hess
APCI
Olin~Mathleson Chemical Corp.
BP Pipelines
BP Seaway
Praxair
Arco
Magellan Technical
Air Product
33

Exhibit B - Page 40 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Exhibit B -Page 48 of 51

Exhibit B - Page 41 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Exxon
Brance-Kracey
HPL

2.	Deed to the United States of America by instrument .recorded in Volume 875, Page 725, of the Deed Records of Harris County, Texas.

3.	Drainage easement granted to Phillips Chemical Company by instrument recorded in Volume 3119, Page 569, of the Deeds Records of Harris County Texas.

4.	Pipeline easement affecting Tracts 1 and 2, as granted to Amerada Hess by instrument filed for the record under Harris County Clerks File No. JS58766.

5.	Chevron Pipeline easement affecting Tracts 1 and 2 has set out in instrument filed for record under Harris County Clerks File No. 11253131.

6.	Unrecorded Phillips Petroleum easement dated October 81 1963, and affecting the southeasterly portion of Tract 2.

7.	Colonial Pipeline easement as set out under Harris County Clerk,s File No. 0010424, affecting Tract 1 and 2.

8.	Explorer Pipeline easement affecting the southerly portion of Tracts 1 and 2.

9.	2 Mile Co. Pipeline easement affecting Tract 1, granted in instrument recorded in Volume 8459, Page 26, of the Deed Records of Harris County Texas.

10.	Unrecorded Seaway Pipeline Co, easement affecting Tract 1.

11.	An Olin Matheson Chem. Corp. Spoil Disposal Pipeline Permit of unspecified width affecting Tract 2.

12.	Terminal pipeline within the property lines of the northwest comer of Tract 2.

13.	Mobil Gas and Air Products pipeline within the property lines of the northwest comer of Tract l.

14.	A 25 foot roadway railroad and utility easement affecting Tracts 1 and 2 as granted on documents filed under Volume 810, Page 615, and Volume 812, Page 474 of the Deed Records of Harris County, Texas.

15.
GATX petroleum pipeline, Colonial petroleum pipeline, Houston Pipeline, Phillips petroleum pipeline, Williams (Amerada Hess) petroleum pipeline, and Chevron pipeline within the property lines of the southeast comer of Tract 1.

Exhibit B - Page 42 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

16.	APCI pipeline that runs along Jackson Road which affects Tracts 1 and 2.

17.	Valves enclosed by chain link fences pipe1ines for Amerada Hess Pipelines and Amoco

18.	AGRIFOS 20" CIWA located along a portion of the ease property line of Tract 2.

19.	4" Gas Pipeline AGRIFOS PHA NO. 86-0058, located along a portion of the east property line of Tract 2.

20.	[Any other encumbrance listed on the Schedule B of the Title Commitment]

21.	[Any encumbrance listed on the Schedule B of the Update Title Commitment but which is not listed on Schedule B of the Title Commitment]

Exhibit B - Page 43 of 43

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT C

EXHIBIT C

TITLE COMMITMENT

COMMITMENT FOR TITLE INSURANCE T-7 Issued by OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY

THE FOLLOWING COMMITTMENT FOR TITLE INSURANCE IS NOT VALID UNLESS YOUR NAME AN'D THE POLICY AMOUNT ARE SHOWN IN SCHEDULE A, AND OUR AUTHORIZED REPRESENTATIVE HAS COUNTERSIGNED BELOW.

We (Old Republic National Title Insurance Company) will issue our title policy or policies (the Policy) to: You (the proposed insured) upon payment of the premium and other charges due, and compliance with the requirements in Schedule B and Schedule C. Our Policy win be in the form approved by the Texas Department of Insurance at the date of issuance, and will insure your interest in title land described in Schedule A. The estimated premium for our Policy and applicable endorsements ls shown on Schedule D. There may be additional charges such as recording fees, and expedited delivery expenses. This Commitment ends ninety (90) days from the effective date, unless the Policy is issued sooner, or failure to issue the Policy is our fault. Our liability and obligations to you are under the express terms of this Commitment and end when this Commitment expires.

Issued through the Office of:
Paige A. Dunlap
Old Republic National Title Insurance Company
777 Post Oak Blvd.
Houston, TX 77056
Phone: 713-626-9220
Fax: 713-552-7452
Email: pdunlap@oldrepublictitle.com

Authorized Signature

OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY
A Stock Company
400 Second Avenue South, Minneapolis, Minnesota 55401
(612) 371-1111

By President

Attest Secretary

COMMITMENT FOR TITLE INSURANCE

Exhibit C - Page 2 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

SCHEDULE A

Paige A. Dunlap
MC/MC TD: 2/B l/A - 78/41/34/1; 4/E, 6, 4/G, 4/F, 5 - 698/45/2/1 6th rev (mc)
Effective Date: January 28, 2014, 8:00 A.M.
G.F. No. or File No. 13007008
Issued Date: February 3, 2014

1.	The policy or policies to be issued are:

(a)	OWNERS POLICY OF TITLE INSURANCE (form T-l)
(Not applicable for improved on one-to-four family residential real estate)
Policy Amount:     $21,9901382.50
PROPOSED INSURED:     CPB Properties, LLC

(b)	TEXAS RESIDENTIAL OWNER'S POLICY OF TITLE INSURANCE
ONE-TO-FOUR FAMILY Residences (Form T-2R)
Policy Amount:
PROPOSED INSURED:

(c)	LOAN POLICY OF TlTLE INSURANCE (Form T-2)
Policy Amount:
PROPOSED INSURED:

(d)	TEXAS SHORT TERM RESIDENTIAL LOAN POLICY OF TITLE INSURANCE (Form T-2R)
Policy Amount:
PROPOSED INSURED:

(e)	LOAN TITLE POLICY BINDER ON INTERIM CONSTRUCTION LOAN (Form T-13)
Binder Amount:
PROPOSED INSURED:
Proposed Borrower:

(f)	OTHER
Policy Amount:
PROPOSED INSURED:

2.	The interest in the land covered by this Commitment is: Fee Simple (AS TO TRACTS ONE AND TWO); Easement Estate (AS TO TRACTS THREE AND FOUR}

3.	Record title to the land on the Effective Date appears to be vested in:
PASADENA NITROGEN LLC, A DELAWARE LIMITED LIABILITY COMPANY
RENTECH NITROGEN PASADENA, LLC1 A DELAWARE LIMITED LIABILITY COMPANY, SUCCESSOR TO AGRlFOS FERTILIZER, LLC, SUCCESSOR TO AGRlFOS FERTILIZER INC., SUCCESSOR BY MERGER TO AGRIFOSS FERTILIZER L.P. (AS TO FEE UNDERLYING TRACT THREE)

4.	Legal description of land;
TRACT ONE
Being, a tract of land containing 142.0521 acres (6,187,778 square feet) of land and being in the James Seymour Survey, Abstract No. 698 in Harris County, Texas and being Tract No.1 as described in Deed recorded in Volume 837, Page 553 of the Harris County Deed Records and being described more particularly by metes and bound3 as follows;
BEGINNING at the intersection of the north line of the Port Terminal Railway Association 100 foot right-of-way line of Jefferson Road (100 feet wide), said point being the southeast corner of Outlot 108 of the Deepwater Townsite;
THENCE S 86 degrees 56 minutes. 37 seconds W a distance of 1801.66 feet along the north fine of the Port Terminal Railway Association right-of-way to a 5/8 inch iron rod set on the east right-of-way of Jackson Road (60 foot right"of-.way), said
Old Republic National Title Insurance Company

Exhibit C - Page 3 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Continuation of Schedule A     G.P. No. 13007008
point being the southwest comer of the herein described tract;
THENCE N 03 degrees 01 minutes 31 seconds W a distance of 348.72 feet along the east right-of-way line of Jackson Road to a 5/8 inch iron rod set for point;
THENCE along an arc to the left of a non-tangent curve having a central angle of 12 degrees S 40 minutes 49 Seconds, a radius of 588.14 feet, an arc length of 130.16 feet, a chord bearing of N 08 degrees 04 minutes 14 seconds E find a chord distance of 129.89 feet to a 5/8 inch iron rod set in the east linen of a 25 foot railroad easement recorded in Volume 812, Page 474 of the Harris County Deed Records;
THENCE N 03 degrees 01 minutes 31 seconds W a distance of 3004.98 feet along the east line of the aforementioned 25 foot railroad easement to a 5/8 inch iron rod set in the south line of First Street (60 feet. wide), said point being the northwest corner of the herein described tract;
THENCE N 87 degrees 05 minutes 46 seconds E a distance of 1775,03 feet along the south tight-of-way line of First Street to a 5/8 inch iron rod set for the northeast corner of the herein described tract;

THENCE S 03 degrees 03 minutes 08 seconds E a distance of 3476.43 feet along the west right-of-way line of Jefferson Road to the POINT OF BEGINNING of the herein described tract containing l42.0521 acres (6, 187,788 square feet) of land more or less,
TRACT TWO
Being a tract of land containing a gross area of 199.5099 acres (8,6901649 square feet) and a net area of l94.5011 acres (8,472,467 square feet) of land and being in the James Seymour Survey, Abstract No. 698 and the William Vince Survey, Abstract No. 78 in Harris County, Texas and being Tract No. 2 as described in Deed recorded in Volume 837, Page 553 of the Harris County Deed Records and Outlot 139 of the Deepwater Subdivision as recorded in Volume 75, Page 526 of the Harris County Map Records and being described more particularly by metes and bounds as follows:
BEGINNING at a 5/8 inch iron rod found on the intersection of the north right-of-way line of the Port Terminal 100 foot right-of-way and the west right-of-way line of Jackson Road (60 feet wide);
THENCE S 86 degrees 57 minutes 10 seconds W a distance of 2185.56 feet along the north line of the Port Terminal Railway Association right-of-way to a 5/8 inch iron rod found for point;
THENCE S 41degrees 58 minutes l3 seconds W a distance of 95.00 feet to a point in the meanders of Cotton Parch Bayou;
THENCE along the meanders of Cotton Patch Bayou as follows:
N 70 degrees 04 minutes 46 seconds W a distance of 227.42 feet to a point;
N 25 degrees 07 minutes l7 seconds W a distance of 208.02 feet: to a point in the north line of First Street ' wide) as described in Exhibit ''A' in a deed for an 83.3747 acre tract as recorded in Harris County Film Code Number 193-l 0-0024;
THENCE N 87 degrees 0l minutes 08 seconds E a distance of 139.98 feet along the north line of the aforementioned First Street to a 5/8 inch iron rod found for point;
THENCE N 00 degrees 48 minutes 35 seconds W a distance of 914.30 feet to a 5/8 inch iron rod found for point;
THENCE N 09 degrees 5l minutes 22 seconds E a distance of 190.00 feet to a 5/8 inch iron rod found for point;
THENCE along an arc to the left on a non-tangent curve having a central angle of 40 degrees 49 minutes 22 seconds, a radius of 1220.00 feet, an arc length of 869-24 feet, a chord bearing of N 24 degrees 05 minutes 31 seconds W, and a chord distance of 350,97 feet to a 5/8 inch iron rod found for point:
Old Republic National Title Insurance Company

Exhibit C - Page 4 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Exhibit C -Page 3of24
Continuation of Schedule A    G.F. No. 13007008
THENCE N 02 degrees 58 minutes 52 seconds W a distance of 1377.16 feet to a monument found on the south right-of-way line of First Street (60 feet wide), said point being the northwest corner of the herein described tract;
THENCE N 87 degrees 0 t minutes 10 seconds E a distance of 2627.54 feet along the south right-of-way line of First Street to a 5/8 inch iron rod found for the northeast corner of Outlot 139 of the Deepwater Subdivision, said point being the intersection of the south line of First Street and the west line of Jackson Road;
THENCE S 03 degrees 01 minutes 31 seconds E a distance of 3481.31 feet along the west line of Jackson Road to the POINT OF BEGINNING oldie herein described tract containing 199.5099 acres (8,690,649 square feet) of land more or less, SAVE AND EXCEPT a 60 foot right-of-way for Harrison Avenue containing 4.7989 acres and being parallel to and 1800 feet west of Jackson Road, and SAVE AND EXCEPT a 0.2099 acre tract for a 25 foot railway right-of-way described by metes and bounds as follows:
COMMENCING at a 5/8 inch iron rod found on the intersection of the north right-of-way line of the Port Terminal Railway Association 100 foot right-of-way and the west right-of-way line of Jackson Road (60 feet wide);
THENCE S 86 degrees 57 minutes 10 seconds W a distance of 236.09 feet along the north line of the Port Terminal Railway Association right-of-way to the POINT OF BEGINNING of the 25 foot railway right-of-way;
THENCE S 86 degrees 57 minutes 10 seconds W a distance of 61.48 feet to a point;
THENCE along an arc to the left having a central angle of 41 degrees 40 minutes 01 seconds, a radius of 563.13 feet, an arc length of 409.53 feet, a chord bearing of N 44 degrees 57 minutes 08 seconds E, and a chord distance of 400.56 feet to a point on the east right-of-way of Jackson Road;
THENCE S 03 degrees 01 minutes 31 seconds E a distance of 50.96 feet along the west right-of-way of Jackson Road to a point;
THENCE along an arc to the right having a central angle of 31 degrees 39 minutes 02 seconds, a radius of 588.14 feet, an arc length of 324.89 feet, a chord bearing of S 44 degrees 21 minutes 58 seconds W, and a chord distance of 320.78 feet to the POINT OF BEGINNING of the herein described right-of-way.
TRACT THREE
Easements created by that certain Pipeline Right of Way Easement (West Jones Parcel North to Houston Ship Channel) by and between Rentech Nitrogen Pasadena, LLC, a Delaware limited liability company formerly known as Agrifos Fertilizer, L.L.C., successor by conversion to Agrifos Fertilizer, Inc., in turn successor by conversion to Agrifos Fertilizer, L.P., as Grantor, and CPB Properties, LLC, a Texas limited liability company, as Grantee, dated________, filed for record under Harris County Clerk's File No.______only as to the 99.6949 acre tract described therein and as to First Street as shown on plat recorded in Volume 75, Page 526 of the Deed Records of Harris County, Texas, and as abandoned by Order of the Commissioners Court of Harris County, Texas, a certified copy of which is filed for record under Harris County Clerk's File No. 20070513480, SAID EASEMENT TO BE CREATED PRIOR TO OR AT CLOSING. (DESCRIPTION MAY BE REVISED UPON REVIEW AND APPROVAL OF EXECUTED INSTRUMENT)
TRACT FOUR.
Non-exclusive easement for vehicular and pedestrian ingress and egress as set forth in that certain Access Easement Agreement dated November I, 2012, by and between Agrifos Fertilizer L.L.C., a Delaware limited liability, and Pasadena Nitrogen LLC, a Delaware limited liability company, filed for record under Harris County Clerk's File No. 20120511585, said easement being more particularly described by metes and bounds on Exhibit "A" attached hereto and made a part hereof.
TRACT FIVE
Drainage rights over and across the 5.95 acre tract, exclusive of the fifty (50) foot right of way of the Horton & Horton railroad
Old Republic National Title Insurance Company

Exhibit C - Page 5 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Continuation of Schedule A    G.F. No. 13007008

spur extending northward across the property near the west side created by Right of Way Deed recorded in Volume 792, Page 485 of the Deed Records of Harris County, Texas, as reserved in Deed from Harris County Houston Ship Channel Navigation District to Horton & Horton, recorded in Volume 1163, Page 504 of the Deed Records of Harris County, Texas, assigned by Port of Houston Authority of Harris County, Texas to CPB Properties, LLC by Assignment of Drainage Easement Rights (Cotton Patch Bayou) dated __________, filed for record on __________ under Harris County Clerk's File No. ____________________.

TRACT SIX

Pipeline right of way easement as set forth in that certain Pipeline Right of Way Easement (East-West Crossing of Abandoned Jackson Road South of Old First Street) dated by and between Rentech Nitrogen Pasadena, LLC, a Delaware limited liability company formerly known as Agrifos Fertilizer, L.L.C., successor by conversion to Agrifos Fertilizer, Inc., in turn successor by conversion to Agrifos Fertilizer, L.P., as Grantor, and CPB Properties, LLC, a Texas limited liability company, as Grantee, filed for record under Harris County Clerk's File No. , only as to the acre tract (or tracts) (the road south of the point where the the rail line adjoining Tract One intersects the east boundary of old Jackson Road and north of the northwest corner of the 0.2099 acre save and except tract out of Tract Two and also the road south of the southwest corner of the 0.2099 save and except tract out of Tract Two) (SAID EASEMENT TO BE CREATED PRIOR TO OR AT CLOSING.) (DESCRIPTION MAY BE REVISED UPON REVIEW AND APPROVAL OF EXECUTED INSTRUMENT)

NOTE: The Company is prohibited from insuring the area or quantity of the land described herein. Any statement in the legal description contained in Schedule "A" as to area or quantity of land is not a representation that such area or quantity is correct, but is made only for informal identification purposes and does not override Item 2 of Schedule "13" hereof.

Old Republic National Title Insurance Company

Exhibit C - Page 6 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

File NO.: 13007008

EXHIBIT "A"

TRACT FOUR

Non-exclusive easement for vehicular and pedestrian ingress and ogress as set forth in that certain Access Easement Agreement dated November 1, 2012, by and between Agrifos Perlaizer L.L.C., a Delaware limited liability, and Pasadena Nitrogen LLC, a Delaware limited liability company, filed for record under Harris County Clerks File No. 20120511585, said easement being more particularly described by motes and bounds as follows;

Being a tract of land containing 74.4803 acres (630,763 square feet) of land, more or less, in the James Seymour Survey, Abstract No, 698 and the William Vince Survey, Abstract No. 78 Harris County, Texas, and being comprised of (a) all of Jackson Road as recorded in volume 29, Page 540 of the Harris County Deed Records and in the plot of Deepwater Outlets as recorded in Volume 75 Page 526 of the Harris County Deed Records (60 feet wide from the north line of a 100 foot wide Port Terminal Railway Association right-of-way as recorded In Volume 745, Page 702 of the Harris County Deed Records, (b) Plot Street as recorded in said Deepwater Outlets from 2000.00 feet west of the west right-of-way of Jackson Road to the west right-of-way line of Jefferson Road. and (c) all of a 25 foot roadway, railroad, and utility easement being located north of the aforementioned Port Terminal Railway Association right-of-way and east of the west right-of-way of Jackson Road (60' wide), and being recorded in volume 812, Page 474 Volume 810, Page 615 of the Harris county Deed Records, said 15.3453 acre tract being described more particularly by metes and bounds as follows:

Beginning at a 5/8 inch iron rod found marking the intersection of the west right-of-way of Jefferson Road as recorded in said Deepwater Outlets (100' R.O.W.) and the south right-of-way of First Street (60' R.O.W.);

THENCES 87 degrees 06 minutes 72 seconds W a distance of 1775.03 feet along the south right-of-way of First Street to a 5/8 inch iron rod found for corner marking the intersection of the south right-of-way of First Street and the east line of a 25 foot roadway, railroad and utility easement recorded In Volumes 812, Page 474 and Volume 810, Page 615 of the Harris County Deed Records;

THENCES 03 degrees 01 minutes 05 seconds E a distance of 3004.98 feet along the east line of the aforementioned roadway, railroad, and utility easement to a 5/8 inch iron rod found for point;

THENCE along a curve to the right continuing along the east line of the aforementioned roadway, railroad, and utility easement having a central angle of 12 degrees 40 minutes 49 seconds, a radius of 588.14 feet, an arc length of 730.16 feet, a chord bearing of S 8 degrees 04 minutes 48 seconds W, and a chord distance of 129.90 feet to a 5/8 inch iron rod found for corner marking the intersection of the east Una of the roadway, railroad, and utility easement with the ease right-of-way line of Jackson Road (60' R.O.W.);

THENCE S 03 degrees 01 minutes 05 seconds E a distance of 348.72 feet to a 5/8" inch iron rod found marking the intersection of the east right-away of Jackson Read and north line of a 100 foot Port Terminal Railway Association right-of-way as recorded in volume 745, Page 162 of the Harris County Deed Records;

THENCE S 86 degrees 59 minutes 14 seconds W a distance of 60.00 feet across Jackson Road and along the north right-of-way of the Port Terminal Railway Association right-of-way to a 5/8 inch iron rod found marking the intersection of the north line of the Port Terminal Railway Association right-of-way and the west right-of-way of Jackson Road;

Exhibit C - Page 7 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

File No.- 13007003

EXHIBIT "A"

THENCE N 03 degrees 03 minutes 05 seconds W a distance of 3481.32 along the west right-of-way of Jackson Road to a 5/8 inch iron rod found marking line intersection of the west right-of-way of Jackson Road and the south right-of-way of First Street;

THENCE S 87 degrees 01 minutes 36 seconds W a distance of 2000.00 feet along the south right-of-way of First street to a concrete monument found for comer;

THENCE N 3 degrees 01 minute 05 seconds W a distance of 60.04 feet to a point on the north right-of-way of First Street;

THENCE N 87 degrees 01 minute 36 seconds E a distance of 2000.00 feet along the north right-of-way line of First street to a 1/2 inch iron rod found marking the intersection of the west right-of-way of Jackson Road and the north right-of-way of First Street;

THENCE N 2 degrees 51 minutes 25 seconds W a distance of 1473.64 feet along the west right-of-way of Jackson Road to a 1/2 inch iron rod marking the intersection of the west right-of-way of Jackson Road and the north line of Jackson Road;

THENCE N 87 degrees 08 minutes 35 seconds E distance of 60.00 feet along the north line of Jackson Road to a 1/2 inch iron rod found marking the intersection of the north line of Jackson Road and the east right-of-way of Jackson Road;

THENCE S 2 degrees 51 minutes 25 seconds E a distance of 483.91 fed along the east right-of-way of Jackson Road to a a/2 inch iron rod found marking the intersection of the east right-of-way of Jackson Road and the north line of the aforementioned roadway, railroad, and utility easement;

THENCE N 87 degrees 08 minutes 35 seconds E a distance of 25.00 feet along the north line of the aforementioned roadway, railroad, and utility easement to a 1/2 inch iron rod found marking the northeast corner of said easement;

THENCE S 2 degrees 51 minutes 25 seconds E a distance of 989.68 feet along the east line of the aforementioned roadway, railroad and utility easement to a 1/2 inch iron marking the intersection of the east line of the aforementioned easement and the north right-of-way line of First Street;

THENCE NB 87 degrees 06 minutes 12 seconds E a distance of 1775.00 feet along the north right-of-way of First Street to a railroad spike found marking the intersection of the north right-of-way of First Street and the west right-of-way line of Jefferson Road;

THENCE S 3 degrees 02 minutes 42 seconds E a distance of 60.00 feet across First Street to the POINT OF BEGINNING of the herein described tract containing 14.4803 acres (630,763 square feet) of land, more or less.

Exhibit C - Page 8 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

SAVE AND EXCEPT all of the twenty-five (25) foot railroad and utility easement being located north of Port Terminal Railway Association right-of-way and west of the east right-of-way of abandoned Jackson Road (also known as Davidson Road) (60' wide), and being recorded in Volume 810, Page 615 and Volume 811, Page 462 of the Deed Records of Harris County, Texas.

SAVE AND EXCEPT that portion of First Street lying south of the twenty-five (25) foot railroad and utility easement recorded in Volume 811, Page 462 of the Deed Records of Harris County, Texas and north of the twenty-five (25) foot railroad and utility easement recorded in Volume 810, Page 615 of the Deed Records of Harris County, Texas.

SAVE AND EXCEPT the east one-half (1/2) of abandoned Jackson Road (also known as Davidson Road) (60' wide) adjoining the twenty-five (25)foot railroad and utility easement being located north of Port Terminal Railway Association right-of-way and west of the east right-of-way of abandoned Jackson Road (also known as Davidson Road) (60' wide), and being recorded In Volume 810, Page 615 and Volume 811, Page 462 of the Deed Records of Harris County, Texas.

SAVE AND EXCEPT the west one-half (1/2) of abandoned Jackson Road adjoining the 0.2099 acre tract described as follows:

a 0.2099 acre act for a 25 foot railway right-of-way described by metes and bounds as follows:

COMMENCING at a 5/8 inch iron rod found on the intersection of the north right-of-way line of the Port Terminal Railway Association 100 foot right-of-way and the west right-of-way line of Jackson Road (60 feet wide);

THENCE S S6 degrees 57 minutes 10 seconds W a distance of 236.09 feet along the north line of the Port Terminal Railway Association right-of-way to the POINT OF BEGINNING of the 25 foot railway right-of-way;

THENCE S 86 degrees 57 minutes 10 seconds W a distance of 61.48 feet to a point;

THENCE along an arc to the left having a central angle of 41 degrees 40 minutes 01 seconds, a radius of 563.13 feet, an arc length of 409.53 feet, a chord bearing of N 44 degrees 57 minutes 08 seconds E, and a chord distance of 400.56 feet to a point on the east right-of-way of Jackson Road;

THENCE S 03 degrees 01 minutes 31 seconds E a distance of 50.96 feet along the west right-of-way of Jackson Road to a point;

THENCE along an arc to the right having a central angle of 31 degrees 39 minutes 02 seconds, a radius of 588.14 feat, an arc length of 324.89 feet, u chord bearing of S 44 degrees 21 minutes 58 seconds W, and a chord distance of 320.78 feet to the POINT OF BEGINNING of the herein described right-of-way.

Exhibit C - Page 9 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

G.F. No. 13007008

COMMITMENT FOR TITLE INSURANCE

SCHEDULE B

EXCEPTIONS FROM COVERAGE

In addition to the Exclusions and Conditions and Stipulations, your Policy will not cover loss, costs, attorneys' fees, and expenses resulting from:

1.	The following restrictive covenants of record itemized below (We must either insert specific recording data or delete this exception):
As set forth by instrument(s) filed for record under Harris County Clerk's File No(s). 20120511587 and 20120370601. BUT OMITTING ANY COVENANT OR RESTRICTION BASED ON RACE, COLOR, RELIGION, SEX, HANDICAP, FAMILIAL STATUS, OR NATIONAL ORIGIN.
As set forth by instrument(s) filed for record under Harris County Clerk's File No(s). T269077, T449286 and Y650731. BUT OMITTING ANY COVENANT OR RESTRICTION BASED ON RACE, COLOR, RELIGION, SEX, HANDICAP, FAMILIAL STATUS, OR NATIONAL ORIGIN. (AS TO TRACT THREE)

2.	Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments or protrusions, or any overlapping of improvements.

3.	Homestead or community property or survivorship rights, if any, of any spouse of any insured. (Applies to the Owner's Policy only).

4.	Any titles or rights asserted by anyone, including, but not limited to, persons, the public, corporations, governments or other entities,

a.	to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or

b.	to lands beyond the line of harbor or bulkhead lines as established or changed by any government, or

c.	to filled-in lands, or artificial islands, or

d.	to statutory water rights, including riparian rights, or

e.	to the area extending from the line of mean low tide to the line of vegetation, or the rights of access to that area or easement along and across that area.
(Applies to the Owner's Policy only.)

5.
Standby fees, taxes and assessments by any taxing authority for the year 2014, and subsequent years; and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership, but not those taxes or assessments for prior years because of an exemption granted to a previous owner of the property under Section 11.13, Texas Tax Code, or because of improvements not assessed for a previous tax year. (If Texas Short Form Residential Loan Policy of Title Insurance ('F-2R) is issued, that policy will substitute "which become due and payable subsequent to Date of Policy" in lieu of "for the year 2014 and subsequent years.")

6.	The terms and conditions of the documents creating your interest in the land.

7.
Materials furnished or labor performed in connection with planned construction before signing and delivering the lien document described in Schedule A, if the land is part of the homestead of the owner. (Applies to the Loan Title Policy Binder on Interim Construction Loan only, and may be deleted if satisfactory evidence is furnished to us before a binder is issued.)

8.	Liens and leases that affect the title to the land, but that are subordinate to the lien of the insured mortgage. (Applies to Loan Policy (1-2) only.)

9.	The Exceptions front Coverage and Express Insurance in Schedule B of the Texas Short Form Residential Loan Policy of
Old Republic National Title Insurance Company

Exhibit C - Page 10 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Continuation of Schedule B     G.F. No. 13007008

Title Insurance (T-2R). (Applies to Texas Short Form Residential Loan Policy of Title Insurance (T-2R) only.) Separate exceptions I through 8 of this Schedule B do not apply to the Texas Short Form Residential Loan Policy of Title Insurance (T-2R).

10.	The following matters and all terms of the documents creating or offering evidence of the matters (We must insert matters or delete this exception.):

a.	Rights of parties in possession. (Owners Policy Only)

b.	Terms and provisions of any and all leases, together with rights of Lessees thereunder.

c.
Easement for road, street or highway and for installing and maintaining telephone, telegraph, water, electric and/or pipe lines and industrial utilities sixty (60) feet in width, granted to Port Houston Realty Company as set forth in instrument recorded in Volume 810, Page 614 of the Deed Records of Harris County, Texas, assigned to Elmer Heubeck as set forth in Deed recorded in Volume 817, Page 152 of the Deed Records of Harris County, Texas. (AS TO TRACT FOUR AND TRACT SIX)

d.
Easement for railway and utility service twenty-Eve (25) feet in width over and across Jackson Road, granted to Port Houston Realty Company as set forth in instruments recorded in Volume 810, Page 615 of the Deed Records of Harris County, Texas. (AS TO TRACT FOUR AND TRACT SIX)

e.	Terms and provisions of the following documents, all recorded in the Deed Records of Harris County, Texas:
Right-of-Way Deed from Port Houston Realty Company to Elmer Heubeck, dated September 6, 1929, recorded in Volume 817, Page 152 of the Deed Records of Harris County, Texas.(AS TO TRACT FOUR AND TRACT SIX)
Right-of-Way Deed from Port Houston Realty Company to County of Harris, dated January 9, 1930, recorded in Volume 829, Page 540 of the Deed Records of Harris County, Texas. (AS TO TRACT FOUR AND TRACT SIX)

f.
Right-of-Way Deed from Port Houston Realty Company to County of Harris, dated January 9, 1930, recorded in Volume 829, Page 540 of the Deed Records of Harris County, Texas. (AS TO TRACT FOUR AND TRACT SIX)

g.	Dredge pipeline easement granted to the Harris County Houston Ship Channel as set forth in instrument recorded in Volume 2312, Page 585 of the Deed Records of Harris County, Texas.

h.
Drainage easement as set forth in agreement dated December 15, 1955 by and between Harris County Houston Ship Channel Navigation District and Phillips Chemical Company instrument recorded in Volume 3119, Page 569 of the Deed Records of Harris County, Texas.

i.	INTENTIONALLY DELETED.

j.
Pipeline right of way easement in favor of 2-Mile Company, a Delaware corporation, as set forth in instrument filed for record under Harris County Clerk's File No. D344165 (Volume 8459, Page 26 of the Deed Records of Harris County, Texas). (AS TO TRACT ONE, TRACT TWO AND TRACT FOUR)

k.	INTENTIONALLY DELETED.

l.	Pipeline right of way easement in favor of Colonial Pipeline Company, as set forth in instrument filed for record under Harris County Clerk's File No. 0010424. (AS TO TRACTS ONE AND TWO)

m.
Pipeline right of way easement in favor of Amerada Hess Corporation, a Delaware corporation, as set forth in instrument filed for record under Harris County Clerk's File No. J858766. (AS TO TRACTS ONE, TWO, THREE AND FOUR)

Old Republic National Title Insurance Company

Exhibit C - Page 11 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Continuation of Schedule B    G.F. No. 13007008

n.
Pipeline right of way easement in favor of Air Products Manufacturing Corporation, a Delaware corporation, as set forth in instrument filed for record under Harris County Clerk's File No. K431480. (AS TO TRACTS THREE AND FOUR)

o.
Pipeline right of way easement in favor of Air Products Manufacturing Corporation, a Delaware corporation, as set forth in instrument filed for record under Harris County Clerk's File No. P369726. (AS TO TRACT FOUR AND TRACT SIX)

p.
Pipeline right of way easement in favor of Chevron U.S.A. Inc., a Delaware corporation, as set forth in instrument filed for record under Harris County Clerk's File No. N25313 I. (AS TO TRACTS TWO AND FOUR)

q.	Easement for electric distribution facilities granted to Reliant Energy HL&P as set forth in instrument filed for record under Harris County Clerk's File No. 1.578814. (AS TO TRACT FOUR)

r.	Pipeline right of way in favor of KM Liquids Terminals, L.P., as set forth in instrument filed for record under Harris County Clerk's File No. Z200628. (AS TO TRACTS ONE, TWO AND FOUR)

s.	The following matters as shown on Schedule C attached to instrument filed for record under Harris County Cleric's File No. 20060189027. (AS TO TRACTS ONE AND TWO):
Unrecorded Phillips Petroleum easements dated October 8, 1963 affecting the southeasterly portion of Tract 2 as shown on Survey dated September 30, 1999 (Revised on November 10, 1999), and on Boundary survey dated November 20, 2004 (Revised February 22, 2005), both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538. (Note 14)
Explorer Pipeline easement affecting the southerly portion of Tracts 1 and 2, as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and on Boundary survey dated November 20, 2004 (Revised February 22, 2005), both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538. (Note 16)
Unrecorded Seaway Pipeline Co. easement affecting Tract 1, as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and on Boundary survey dated November 20, 2004 (Revised February 22, 2005), both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538. (Note 18)
An Olin Matheson Chem. Corp. Spoil Disposal Pipeline Permit of unspecified width, affecting Tract 2 as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and on Boundary survey dated November 20, 2004 (Revised February 22, 2005), both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538. (Note 24)
Terminal Pipeline within the property lines of the northwest corner of Tract 2 which are evidenced in the field by pipeline markers, as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and on Boundary survey dated November 20, 2004 (Revised February 22, 2005), both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538. (Note 25)
Pipelines (Mobil Gas and Air Products sulphuric acid) within the property lines of the northwest corner of Tract 1 which were evidenced in the field by pipeline markers, as shown as General Note No. 9 on survey dated September 30, 1999 (Revised on November 10, 1999), and on Boundary survey dated November 20, 2004 (Revised February 22, 2005), both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538. (Note 26)
Pipelines (GATX Petroleum pipeline, Colonial Petroleum pipeline, Houston pipeline, Phillips Petroleum pipeline, Williams (Amerada Hess) petroleum pipeline, and Chevron pipeline) within the property lines of the southeast corner of Tract 1, which were evidenced in the field by pipeline markers, as shown as General Note No. 6 on survey dated September 30, 1999 (Revised on November 10, 1999), and on Boundary survey dated November 20, 2004 (Revised February 22, 2005), both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538. (Note 28)
Two (2) abandoned APCI pipes that run along the east side of Tract 2, as shown as General Note No. 11 on survey dated September 30, 1999 (Revised on November 10, 1999), and on Boundary survey dated November 20, 2004
Old Republic National Title Insurance Company

Exhibit C - Page 12 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Continuation of Schedule B    G.F. No. 13007008

(Revised February 22, 2005), both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538. (Note 29)
A 6" and 8" APCI sulphuric acid pipeline that runs along Jackson Road which affects Tract 1 and 2, as shown as General Note No. 12 on survey dated September 30, 1999 (Revised on November 10, 1999), and on Boundary survey dated November 20, 2004 (Revised February 22, 2005), both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538. (Note 30)
Valves enclosed by chain link fences for Amerada Hess Pipelines and Amoco pipelines which are evidenced in the field, as shown as General Note No. 13 on survey dated September 30, 1999 (Revised on November 10, 1999), and on Boundary survey dated November 20, 2004 (Revised February 22, 2005), both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538. (Note 31)
Agrifos 20" C1WA located along a portion of the east property line of Tract 2 as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and on Boundary survey dated November 20, 2004 (Revised February 22, 2005), both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538. (Note 32)
4" Gas Pipeline, Agrifos PHA No. 86-0058, located along a portion of the east property line of Tract 2, as shown on survey dated September 30, 1999 (Revised on November 10, 1999), and on Boundary survey dated November 20, 2004 (Revised February 22, 2005), both prepared by Rodolfo Sandoval, R.P.L.S. No. 3538. (Note 33)
All pipelines as reflected on (i) Pipeline Topographic survey dated November 20, 2004, (ii) Revised Boundary line survey February 22, 2005 (Revised as of April 4, 2005) and (iii) revised Pipeline Topographic survey as of February 22, 2005, each of which was prepared by Rodolfo Sandoval, R.P.L.S. No. 3538. (Note 34)
Any interest in the property created by pipeline or utility licenses or agreement with the following entities or their successors or assigns:
Agrifos Fertilizer Inc., Amoco Pipeline Company, CenterPoint Energy Houston Electric LLC, Chevron Phillips Chemical Co., Chevron Pipeline Company, Colonial Pipeline Company, Kinder Morgan Energy Partners LP, Olin Corporation, United States Army Corps of Engineers, Williams Pipelines Holdings LLC, Dynegy Midstream Services, LP, Terminal Pipeline, Phillips Petroleum, Seaway Pipeline Co., Mobil Gas Pipeline, GATX Petroleum Pipeline, Houston Pipeline, Amerada Hess, APC1, Olin-Mathieson Chemical Corp., BP Gas line, BP Seaway line, Praxair, Arco, Magellan Terminal, Air Products sulphuric acid, Exxon, Brance-Kracey, and HPL Pipeline. (Note 35)

t.	Rights of common carriers or public utilities as set forth in instrument filed for record under Harris County Clerk's File No. 20070513480. (AS TO TRACT FOUR AND TRACT SIX)

u.
Pipeline right of way easement in favor of Magellan Pipelines Holdings, L.P., a Delaware limited partnership, as set forth in instrument filed for record under Harris County Clerk's File No. 20080329311. (AS TO TRACT TWO)

v.
Pipeline right of way easement in favor of Seaway Products Pipeline Company, a Texas general partnership, as set forth in instrument filed for record under Harris County Clerk's File No. 20080373732. (AS TO TRACTS ONE, TWO AND FOUR)

w.
Pipeline right of way easement in favor of BP Pipelines (North America) Inc., a Maine corporation, as set forth in instrument filed for record under Harris County Clerk's File No. 20080470818. (AS TO TRACT TWO)

x.	Water lines and easements over and across subject property as shown on Exhibit "A" attached to instrument filed for record under Harris County Clerk's File No. 20090560883. (AS TO TRACT FOUR)

y.
Terms and provisions of that certain Industrial District Agreement Between the City of Houston, Texas, and Agrifos Fertilizer L.L.C., as set forth in instrument filed for record under Harris County Clerk's File No. 20120370601, assigned by to by , dated , filed for record under Harris County Clerk's File No. . (TO BE EXECUTED AT CLOSING)

Old Republic National Title Insurance Company

Exhibit C - Page 13 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Continuation of Schedule B     G.F. No. 13007008

z.
Terms and provisions of that certain Access Easement Agreement dated November 1, 2012, by and between Agrifos Fertilizer L.L.C., a Delaware limited liability, and Pasadena Nitrogen LLC, a Delaware limited liability company, filed for record under Harris County Cleric's File No. 20120511585. (AS TO TRACTS ONE, TWO, THREE, FOUR AND SIX)

aa.
Non-exclusive, perpetual easements four (4) feet in width each for the purpose of using, maintaining, repairing and replacing an existing 20" C1WA water pipeline and an existing 4" natural gas pipeline; and a non-exclusive perpetual easement within the same area and on the same terms and conditions as set forth in that certain (25) foot roadway, railroad and utility easement as granted and set forth in instruments recorded in Volume 810, Page 615 and Volume 812, Page 474 of the Deed Records of Harris County, Texas; all as set forth in instrument filed for record under Harris County Clerk's File No. 20120511587. (AS TO TRACT TWO)

bb.
All the oil, gas and other minerals, and all other elements not considered a part of the surface estate, the royalties, bonuses, rentals and all other rights in connection with same all of which are expressly excepted therefrom and not insured hereunder, as the same are set forth in instrument recorded in Volume 1087, Page 621, of the Deed Records of Harris County, Texas. (Said interest not investigated subsequent to date of reservation or conveyance.) (AS TO THAT PORTION OF TRACT TWO OUT OF OUTLOT 139 OF THE DEEP WATER SUBDIVISION)

cc.
All the oil, gas and other minerals, and all other elements not considered a part of the surface estate, the royalties, bonuses, rentals and all other rights in connection with same all of which are expressly excepted therefrom and not insured hereunder, as the same are set forth in instrument(s) filed for record under Harris County Clerk's File No. 20060189027. (Said interest not investigated subsequent to date of reservation or conveyance.) (Surface Rights are waived as therein provided) (AS TO TRACT TWO)

dd.	INTENTIONALLY DELETED.

ee.
The terms, conditions and stipulations of that certain Mineral Lease dated March 29, 1938, from Harris County Houston Ship Channel Navigation District, a public corporation, as Lessor, to Bunte Production Company, as Lessee, recorded in Volume 310, Page 733, of the Contract Records of Harris County, Texas, partially released as to 80 acres by instrument recorded in Volume 411, Page 598 of the Deed Records of Harris County, Texas . (The above lease not checked subsequent to date.)

ff.	INTENTIONALLY DELETED

gg.	INTENTIONALLY DELETED

hh.
Spoil disposal pipeline permit granted to Harris County Houston Ship Channel Navigation District as set forth in Agreement recorded in Volume 3419, Page 168 of the Deed Records of Harris County, Texas. (AS TO TRACT THREE)

ii.	Terms and provisions of that certain Industrial Solid Waste Disposal Site Deed Recordation as set forth in instrument filed for record under Harris County Clerk's File No. 0820692. (AS TO TRACT THREE)

jj.
Pipeline agreement between Olin Corporation and Air Products and Chemicals, Inc., by Agreement made June 28, 1973, and effective as of May 3, 1973, as shown on Exhibit B attached to Deed filed for record under Harris County Clerk's File No. J174987. (AS TO TRACT THREE)

kk.
Pipeline agreement between Olin Corporation and Air Products and Chemicals, Inc., by Agreement made June 28, 1973, and effective as of May 3, 1973, as shown on Exhibit B attached to Deed filed for record under Harris County Clerk's File No. J174987. (AS TO TRACT THREE)

ll.
Easement to construct and maintain two graphite ground beds granted by Olin Mathieson Chemical Corporation to The Champion Paper and Fibre Company by instrument dated July 15, 1959, as shown on Exhibit B attached to Deed filed for record under Harris County Clerk's File No. J174987. (AS TO TRACT THREE)

Old Republic National Title Insurance Company

Exhibit C - Page 14 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Continuation of Schedule B     G.F. No. 13007008

mm.
Perpetual right-of-way easement covering 1.768 acres of land out of the William Vince Survey, Harris County, Texas, lying adjacent to the Houston Ship Channel, granted by Olin Mathieson Chemical Corporation to the United States of America by instrument dated December 2, 1955, as shown on Exhibit B attached to Deed filed for record under Harris County Clerk's File No. J174987. (AS TO TRACT THREE)

nn.
Perpetual right-of-way easement covering 6.3496 acres of land out of the William Vince Survey, Harris County, Texas, lying adjacent to the Houston Ship Channel, granted by Olin Mathieson Chemical Corporation to the United States of America by instrument dated May 1, 1961, as shown on Exhibit B attached to Deed filed for record under Harris County Clerk's File No. J174987. (AS TO TRACT THREE)

oo.
Permit to construct, maintain and operate a 12-inch pipeline granted by Olin Mathieson Chemical Corporation to Seadrift Pipeline Corporation by instrument dated April 15, 1964, as shown on Exhibit B attached to Deed filed for record under Harris County Clerk's File No. J174987. (AS TO TRACT THREE)

pp.
Agreement dated September 15, 1966, between Harris County Houston Ship Channel Navigation District, Olin Mathieson Chemical Corporation, and Port Terminal Railroad Association regarding the use and maintenance of Olin's spur track, as shown on Exhibit B attached to Deed filed for record under Harris County Clerk's File No. J174987. (AS TO TRACT THREE)

qq.
An unobstructed easement ten (10) feet in width, together with an unobstructed aerial easement five (5) feet in width from a plane twenty (20) feet above the ground upward located east of and adjoining said ten (10) foot easement, and a guy easement three (3) feet in width and thirty-five (35) feet in length granted by Olin Mathieson Chemical Corporation to Houston Lighting & Power Company by instrument dated January 14, 1970, as shown on Exhibit B attached to Deed filed for record under Harris County Clerk's File No. J174987. (AS TO TRACT THREE)

rr.
Spoil disposal easement granted by Olin Mathieson Chemical Corporation to the Harris County Houston Ship Channel Navigation District by instrument dated September 19, 1968, as shown on Exhibit B attached to Deed filed for record under Harris County Clerk's File No. J174987. (AS TO TRACT THREE)

ss.
Right-of-way for electric distribution and communication lines granted by Olin Corporation to Houston Lighting & Power Company granted by Olin Corporation to Houston Lighting & Power Company by instrument dated September 7, 1976 for the purpose of supplying electricity to the No. 3 Gypsum Pond, as shown on Exhibit B attached to Deed filed for record under Harris County Clerk's File No. J174987. (AS TO TRACT THREE)

tt.
Agreement between the City of Houston and Olin Corporation executed by such parties on November 15, 1977, and October 21, 1977, respectively, relating to Ship Channel Area Industrial District No. 9, as shown on Exhibit B attached to Deed filed for record under Harris County Clerk's File No. J174987. (AS TO TRACT THREE)

uu.	Power line easement granted to Amerada Hess Corporation, a Delaware corporation, as set forth in instrument filed for record under Harris County, Clerk's File No. K003754. (AS TO TRACT THREE)

vv.	Inspection easement granted to Mobil Oil Corporation as set forth in that certain Easement Agreement filed for record under Harris County Clerk's File No. T570115. (AS TO TRACT THREE)

ww.
Right to use certain facilities and an easement over and across subject property granted to Air Products, L.P., a Delaware limited partnership, as set forth in that certain Easement Agreement filed for record under Harris County Clerks File No. V663977. (AS TO TRACT THREE)

xx.	Unrecorded dredge pipeline easement as shown on Exhibit B attached to Deed filed for record under Harris County Clerk's File No. Y471794. (AS TO.TRACT THREE)

yy.
Pipe line right of way easement granted to Amerada Hess Corporation dated August 20, 1986, as shown on Exhibit B attached to Deed filed for record under Harris County Clerk's File No. Y471794. (AS TO TRACT THREE)

zz.	Non-exclusive easement for staging area for equipment and personnel in connection with certain activities to be
Old Republic National Title Insurance Company

Exhibit C - Page 15 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Continuation of Schedule B     G.F. No. 13007008

conducted on injection well tracts, granted to ExxonMobil Oil Corporation, a New York corporation, as set forth in that certain Injection Well Easement Agreement filed for record under Harris County Clerk's File No. Y471796. (AS TO TRACT THREE)

aaa.
Non-exclusive easements granted to ExxonMobil Oil Corporation, a New York corporation, as set forth in that certain Gypstack Easement Agreement filed for record under Harris County Clerk's File No. Y47 1797. (AS TO TRACT THREE)

bbb.
Non-exclusive access easement granted to ExxonMobil Oil Corporation, a New York corporation, as set forth in that certain Access Easement Agreement filed for record under Harris County Clerk's File No. Y471798. (AS TO TRACT THREE)

ccc.
Non-exclusive easement granted to ExxonMobil Oil Corporation, a New York corporation, as set forth in that certain Utility Easement and Use Agreement filed for record under Harris County Clerk's File No. Y471799. (AS TO TRACT THREE)

ddd.	Easement for use of garbage disposal system granted to Buffalo Bayou Partnership as set forth in instrument filed for record under Harris County Clerk's File No. Y483344. (AS TO TRACT THREE)

eee.	INTENTIONALLY DELETED.

fff.
Telecommunications facilities, electric facilities, sanitary sewer, storm sewer, water pipelines and chemical products pipelines including oil, gas and other petrochemical products pipelines not owned by Port of Houston Authority of Harris County, Texas, as excluded in Deed filed for record under Harris County Clerk's File No. 20060189027. (AS TO TRACTS ONE AND TWO)

ggg.	INTENTIONALLY DELETED.

hhh.	INTENTIONALLY DELETED.

iii.
Easement for railroad spur or switch tract granted to Stupp Bros. Bridge & Iron Company as set forth in instrument recorded in Volume 1858, Page 324 of the Deed Records of Harris County, Texas. (AS TO TRACT THREE)

jjj.
Pipeline right of way easement ten (10) feet in width in favor of Seadrift Pipeline Corporation, a Delaware corporation, as set forth in instrument recorded in Volume 4824, Page 37 of the Deed Records of Harris County, Texas. (AS TO TRACTS THREE AND FOUR)

kkk.	Pipeline right of way easement in favor of Exxon Pipeline Company, as set forth in instrument filed for record under Harris County Clerk's File No. E864102. (AS TO TRACT THREE)

lll.
Easement for electric transmission and distribution lines and telecommunication lines fifty (50) feet in width, the location of the centerline of which is shown by the dot-dash symbol on Sketch No. 03-319, and the bearing and distances of which are shown on Sketch No. 03-319A, granted to CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, as set forth in instrument filed for record under Harris County Clerk's File No. W879235. (AS TO TRACT THREE)

mmm.
Easement for electric transmission and distribution lines and telecommunication facilities sixty-three (63) feet wide by 106 feet long, the location of which is shown by the crosshatched area as depicted on Exhibit "A", granted to CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, as set forth in instrument filed for record under Harris County Clerk's File No. 20080015707. (AS TO TRACT THREE)

nnn.
Terms and provisions of that certain Pipeline Right of Way Easement (West Jones Parcel North to Houston Ship Channel) by and between Rentech Nitrogen Pasadena, LLC, a Delaware limited liability company, formerly known as Agrifos Fertilizer, L.L.C., successor by conversion to Agrifos Fertilizer, Inc., in turn successor by conversion to Agrifos Fertilizer, L.P., as Grantor, and CPB Properties, LLC, a Texas limited liability company, as Grantee, dated

Old Republic National Title Insurance Company

Exhibit C - Page 16 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Continuation of Schedule     B G.F. No. 13007008

__________, filed for record under Harris County Clerk's File No. __________.(TO BE CREATED PRIOR TO OR AT CLOSING) (AS TO TRACT THREE) (EXCEPTION MAY BE REVISED UPON REVIEW AND APPROVAL OF EXECUTED INSTRUMENT)

ooo.
Terms and provisions of Deed from Harris County Houston Ship Channel Navigation District to Horton & Horton, recorded in Volume 1163, Page 504 of the Deed Records of Harris County, Texas, and Assignment of Drainage Easement Rights (Cotton Patch Bayou) dated __________, filed for record on __________, under Harris County Clerk's File No. __________. (AS TO TRACT FIVE)

ppp.
Terms and provisions of that certain Pipeline Right of Way Easement (East-West Crossing of Abandoned Jackson Road South of Old First Street) dated __________, by and between Rentech Nitrogen Pasadena, LLC, a Delaware limited liability company formerly known as Agrifos Fertilizer, L.L.C., successor by conversion to Agrifos Fertilizer, Inc., in turn successor by conversion to Agrifos Fertilizer, L.P., as Grantor, and CPB Properties, LLC, a Texas limited liability company, as Grantee, filed for record under Harris County Clerk's File No.__________. (AS TO TRACT SIX) (SAID EASEMENT TO BE CREATED PRIOR TO OR AT CLOSING) (EXCEPTION MAY BE REVISED UPON REVIEW AND APPROVAL OF EXECUTED INSTRUMENT)

qqq.	The following matters as shown on survey dated January 16, 2014, revised January 29, 2014, prepared by Rodolfo Sandoval, RPLS No. 3538, as to Tract Two:
Pipeline near northwest corner of Tract Two evidenced by pipeline markers (Survey Note 7)
Discharge pipe located across southerly portion of west property line.
Valves enclosed by chain link fence for Amerada Hess pipelines located near southwest corner of Tract One (Survey Note 10)
Phillips Petroleum Pipeline easement (unrecorded) along south property line. (ALSO AS TO TRACT FOUR AND TRACT SIX)
4" gas pipeline Agrifos PHA No. 86-0058 across east side
2 abandoned APCI pipes across east side of Tract Two. (Note 8)
6" and 8" APCI sulphuric acid pipe along abandoned Jackson Road. (Note 9)

rrr.	The following matters as shown on survey dated January 16, 2014, revised January 29, 2014, prepared by Rodolfo Sandoval, RPLS No. 3538, as to Tract One:
Pipelines within the property lines of the northwest corner evidenced in the field by pipeline markers labeled Mobil Gas pipeline and Air Products sulphuric acid but not shown (Note 6)
Pipelines within the property lines of the southeast corner evidenced in the field by pipeline markers labeled GADC petroleum pipeline, Colonial petroleum pipeline, Houston pipeline, Phillips petroleum pipeline, Williams (Amerada Hess) petroleum pipeline, Chevron pipeline (Note 5)
6" and 8" APCI sulphuric acid pipe along abandoned Jackson Road. (Note 9)
Drainage ditch over and across east side of subject property, west of Jefferson Road.

Old Republic National Title Insurance Company

Exhibit C - Page 17 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

G.F. No. 13007008

COMMITMENT FOR TITLE INSURANCE

SCHEDULE C

Your Policy will not cover loss, costs, attorneys' fees, and expenses resulting from the following requirements that will appear as Exceptions in Schedule B of the Policy, unless you dispose of these matters to our satisfaction, before the date the Policy is issued:

1.	Documents creating your title or interest must be approved by us and must be signed, notarized and filed for record.

2.	Satisfactory evidence must be provided that:

-	no person occupying the land claims any interest in that land against the persons named in paragraph 3 of Schedule A,

-	all standby fees, taxes, assessments and charges against the property have been paid,

-
all improvements or repairs to the property are completed and accepted by the owner, and that all contractors, sub-contractors, laborers and suppliers have been fully paid, and that no mechanic's, laborer's or materialmen's liens have attached to the property,

-	there is legal right of access to and from the land,

-	(on a Loan Policy only) restrictions have not been and will not be violated that affect the validity and priority of the insured mortgage.

3.	You must pay the seller or borrower the agreed amount for your property or interest.

4.	Any defect, lien or other matter that may affect title to the land or interest insured, that arises or is filed after the effective date of this Commitment.

5.
NOTE: We find no outstanding liens of record affecting the subject property. Inquiry should be made concerning the existence of any recorded or unrecorded lien or other indebtedness which could give rise to any security interest claim in the subject property. (AS TO TRACTS ONE AND TWO)

6.
Deed of Trust, Security Agreement, Assignment of Leases and Rents and Financing Statement (Fixture Filing)dated April 12, 2013, filed for record on April 19, 2013, under Harris County Clerk's File No. 20130186045, executed by Rentech Nitrogen Pasadena, LLC, a Delaware limited liability company, to Mark A. Gentry, Trustee(s), to secure the payment of one note in the principal sum of $15,000,000.00, payable to the order of Credit Suisse AG, Cayman Island Branch, as Agent for and on behalf of the Lenders and each other Secured Party, and subject to all of the terms, conditions and stipulations contained therein, including but not limited to any other and future indebtedness also secured by this lien. (Deed of Trust reflects that it secures a revolVing loan.) (AS TO TRACT THREE FEE)

7.
Deed of Trust, Security Agreement, Assignment of Leases and Rents and Financing Statement (Fixture Filing)dated April 12, 2013, filed for record on April 19, 2013, under Harris County Clerk's File No. 20130186046, executed by Rentech Nitrogen Pasadena, LLC, a Delaware limited liability company, to Mark A. Gentry, Trustee(s), to secure the payment of notes in the aggregate principal sum of $320,000,000.00, payable to the order of Wilmington Trust, National Association, as Second Lien Collateral Trustee for and on behalf of the Holders of the Notes pursuant to that certain Collateral Trust Agreement, and subject to all of the terms, conditions and stipulations contained therein, including but not limited to any other and future indebtedness also secured by this lien. (AS TO TRACT THREE FEE)

8.
Right of First Refusal and Purchase Option as reflected by Memorandum of Right of First Refusal and Purchase Option Agreement, dated November 1, 2012, by and between Rented). Nitrogen Partners, L.P., a Delaware limited partnership, as Purchaser, and Agrifos Holdings, Inc., a Delaware corporation, as Seller, filed for record under Harris County Clerk's File No. 20120515434. (AS TO TRACTS ONE AND TWO)

Old Republic National Title Insurance Company

Exhibit C - Page 18 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Continuation of Schedule C     G.F. No. 13007008

9.	INTENTIONALLY DELETED

10.	INTENTIONALLY DELETED

11.
We are to be furnished with satisfactory evidence that Pasadena Nitrogen, LLC, a limited liability company, is registered with the Texas Secretary of State. We must also be furnished with a copy of the Articles of Organization, in order to determine who may act on its behalf in the proposed transaction, at which time additional requirements may be in order.

12.
The purchaser(s) in this transaction, CPB Properties, LLC, has/have ONLY been checked for the existence of a TEXAS WORKFORCE COMMISSION LIEN and FEDERAL JUDGMENT LIENS IN FAVOR OF THE UNITED STATES OR AN AGENT THEREOF, they have not been checked for other Abstracts of Judgment, Federal Tax Liens or any other adverse matter. Said purchaser(s) may be checked for other Abstracts of Judgment, Federal Tax Liens or any other adverse matter if requested. In the event said purchasers should undertake to convey, mortgage, or otherwise hypothecate said interest being acquired by them, this file is to be returned to the examination staff for possible additional requirements.

13.
Ordinance No. 89-1312 by the City of Houston, a certified copy of which is recorded under Harris County Clerk's File No. M337573, relating to the giving of a notice regarding Deed Restrictions to buyers of restricted property.

14.
Ordinance by the City of Pasadena, a certified copy of which is filed for record under Harris County Clerk's File No. M494333, relating to the giving of a notice regarding Deed Restrictions to buyers of restricted property.

15.
Title to Tracts One and Two was vested in Agrifos Fertilizer Tnc., a Delaware corporation, by Deed filed for record under Harris County Clerk's File No. 20060189027. We then find Deed for Tracts One and Two from Agrifos Fertilizer L.L.C., a Delaware limited liability company, to Pasadena Nitrogen, LLC, filed for record under Harris County Clerk's File No. . 20120511587. Title to the Fee underlying Tract Three was vested in Agrifos Fertilizer L.P., a Texas limited partnership, by Deeds filed for record under Harris County Clerk's File No(s). T269077 and T449286. We then find a Certificate of Merger of Agrifos Fertilizer L.P. into Agrifos Fertilizer Inc. attached to Affidavit of Fact filed for record under Harris County Clerk's File No. 20080147523. We then find a released Deed of Trust filed for record under Harris County Clerk's File No. 20100251064 which reflects that Agrifos Fertilizer, LLC, is successor to Agrifos Fertilizer, Inc., a Delaware corporation. We then find Certificate of Amendment of Agrifos Fertilizer L.L.C., changing its name from Agrifos Fertilizer L.L.C. to Rentech Nitrogen Pasadena, LLC, filed for record under Harris County Clerk's File No. 20130163973. We must be provided with satisfactory evidence in recordable form that Agrifos Fertilizer L.L.C. is one and the same entity as Agrifos Fertilizer Inc. and same must be filed for record in the Real Property Records of Harris County, Texas.

16.
We have been asked to insure the right to discharge waste water and rainfall into the bed of Cotton Patch Bayou, the present natural drain, reserved in Deed from Harris County Houston Ship Channel Navigation District, a public corporation, to Horton & Horton recorded in Volume 1163, Page 504 of the Deed Records of Harris County, Texas. In order to determine whether we can insure said easement, we must also be provided with an easement from the Port of Houston Authority of Harris County, Texas, authorizing Pasadena Nitrogen, LLC, its successors and assigns, to use the easement reserved in Volume 1163, Page 504 of the Deed Records. Additional exceptions and /or requirements may be necessary upon review.

NOTE TO ALL BUYERS, SELLERS BORROWERS, LENDERS AND ALL PARTIES INTERESTED IN THE TRANSACTION COVERED BY THIS COMMITMENT. THE FOLLOWING CONSTITUTES A MAJOR CHANGE IN THE PROCEDURES AND REQUIREMENTS FOR DISBURSEMENT OF FUNDS BY THE TITLE AGENT. TEXAS DEPARTMENT OF INSURANCE HAS ADOPTED PROCEDURAL RULE P-27 WHICH WILL REQUIRE THAT "GOOD FUNDS" BE RECEIVED AND DEPOSITED BEFORE A TITLE AGENT MAY DISBURSE FROM ITS TRUST FUNDS ACCOUNT. "GOOD FUNDS" IS DEFINED AS:

a.	Cash or wire transfers;

b.
Cashier's check. For purposes of this Rule, a cashier's check is defined to mean a check that is (1) drawn on a financial institution; (2) signed by an officer or employee of the financial institution on behalf of the financial institution as drawer; (3) a direct obligation of the financial institution; and (4) provided to a customer of the financial institution or acquired from the financial institution for remittance purposes.

c.
Certified check. For purposes of this Rule, a certified check is defined to mean a check with respect to which the drawee financial institution certifies by signature on the check of an officer or other authorized employee of the financial institution

Old Republic National Title Insurance Company     Page 2

Exhibit C - Page 19 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Continuation of Schedule C     G.F. No. 13007008

that: (1) the signature of the drawer on the check is genuine; (2) the financial institution has set aside funds that are equal to the amount of the check and will be used to pay the check; or (3) the financial institution will pay the check upon presentment.

d.
Teller's check. For purposes of this Rule, a teller's check is defined to mean a check (1) provided to a customer of a financial institution or acquired from a financial institution for remittance purposes, (2) that is drawn by the financial institution, and (3) is drawn on another financial institution or payable through or at a financial institution.

e.	Any other instrument that has been determined by the Board of Governors of the Federal Reserve System to be the functional equivalent of a cashier's, certified or teller's check.

f.
Uncertified funds in amounts less than $1,500, including checks, traveler's checks, money orders, and negotiable orders of withdrawal; provided multiple items shall not be used to avoid the $1,500 limitation;

g.	Uncertified fluids in amounts of $1,500 or more, drafts, and any other items when collected by the financial institution

h.	State of Texas Warrants;

i.	United States Treasury Checks;

j.
Checks drawn on an insured financial institution and for which a transaction code has been issued pursuant to, and in compliance with, a fully executed Immediately Available Funds Procedure Agreement (Form T-37) or a fully executed Immediately Available Funds Procedure Agreement (Agent Designation for Federally-insured Lender) (Form T-37A) with such financial institution;

k.	Checks by city and county governments located in the State of Texas.

Old Republic National Title Insurance Company     Page 3

Exhibit C - Page 20 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

COMMITMENT FOR TITLE INSURANCE
SCHEDULE D
Pursuant to the requirements of Rule P-21, Basic Manual of Rules, Rates and Forms for the writing of Title Insurance in the State of Texas, the following disclosures are made:

1.	The following individuals arc directors and/or officers, as indicated, of the Title Insurance Company issuing this Commitment

DIRECTORS OF OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY
FIARRINGTON BISCHOF	JOHN M. DIXON	STEVE R. WALKER
JAMES HELLAUER	ARNOLD L. STEINER	A. C. ZUCARO
DENNIS P. VAN MIEGHEM	JAMES A. KELLOGG	FREDERICKA I’AUBITZ
RANDE K. YEAGER	CHARLES F. TITTERTON	LEO E. KNIGHT, JR.

OFFICERS OF OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY
MARK BILBREY, President	RANDE K. YEAGER, Chairman and CEO
STEPHEN C. WILSON, Executive Vice President, Vice Chairman	MARK M. BUDZINSKI, Executive Vice President
DANIEL M. WOLD, Sr. Vice President, Secretary, General Counsel	PATRICK A. CONNOR, Executive Vice President
GARY J. HORN, Executive Vice President,	MIKE TARPEY, Vice President, Treasurer
R. WAYNE SHUPE, Executive Vice President	ROBERT J. CHAPMAN, Executive Vice President
CHERYL JONES, Executive Vice President	CHARLES KOVALESKI, Executive Vice President
JOHN A. MAGNESS, Executive Vice President
Shareholders owning, controlling or holding, either personally or beneficially, 10% or more of the shares of Old Republic National Title Insurance Company as of the last day of the year preceding the date herein above set forth are as follows: Old Republic National Title Insurance Company - 100%, a wholly owned subsidiary of Old Republic Title Insurance Group, Inc., a wholly owned subsidiary of Old Republic International Corporation.

2.	The following disclosures are made by the Title Insurance Agent issuing this commitment:

(a)
A listing of each shareholder, owner, partner or other person having, owning, or controlling one percent (1%) or more of the Title Insurance Agent that will receive a portion of the premium as follows:

(b)
A listing of each shareholder, owner, partner or other person having, owning, or controlling ten percent (10%) or more of and entity that has, owns, or controls one percent (1%) or more of the Title Insurance Agent that will receive a portion of the premium as follows:

(c)
If the Agent is a corporation: (i)the name of each director of the Title Insurance Agent, and (ii) the names of the President, the Executive or Senior Vice-President, the Secretary and the Treasurer of the Title Insurance Agent.

3.
You are entitled to receive advance disclosure of settlement charges in connection with the proposed transaction to which this commitment relates. Upon your request, such disclosure will be made to you. Additionally, the name of any person, firm or corporation receiving a portion of the premium from the settlement of this transaction will be disclosed on the closing or settlement statement.

You are further advised that the estimated title premium is:

Owner’s Policy	$80,365.00
Loan Policy	$0.00
Total	$80,365.00
Of this total amount: 15% will be paid to the policy issuing Title Insurance Company: 85% will be retained by the issuing Title Insurance Agent; and the remainder of the estimated premium will be paid to other parties as follows:

Amount	To Whom	For Services
*The estimated premium is based upon information furnished to us as of the date of this Commitment for Title Insurance. Final determination of the amount of the premium will be made at closing in accordance with the Rules and Regulations adopted by the Commissioner of Insurance.
This commitment is invalid unless the insuring provisions and Schedules A, B, and C are attached
Old Republic National Title Insurance Company

Exhibit C - Page 21 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

TEXAS TITLE INSURANCE INFORMATION

Title insurance insures you against loss resulting from certain risks to your title,	El seguro de titulo le asegura en relacion a perdidas resultants de ciertos riesgos que pueden afectar el titulo de su propiedad.
The Commitment for Title Insurance is the title insurance company’s promise to issue the title insurance policy. The Commitment is a legal document. You should review it carefully to completely understand it before your closing date.

El Compromiso para Seguro de Titulo es la promesa de la compania aseguradora de titulas de emitir la poliza de seguro de titulo. El Compromiso es un documento legal. Usted debe leerio cuidadosamente y entendario completamente antes de la fecha para finalizar su transaccion.

Your Commitment for Title Insurance is a legal contract between you and us. The Commitment is not an opinion or report of your title. It is a contract to issue you a policy subject to the Commitments terms and requirements.
Before issuing a Commitment for Title Insurance (the Commitment) or a Title Insurance Policy (the Policy), the Title Insurance Company (the Company) determines whether the title is insurable. This determination has already been made. Part of that determination involves the Company’s decision to insure the title except for certain risks that will not be covered by the Policy. Some of these risks are listed in Schedule B of the attached Commitment as Exceptions. Other risks are stated in the Policy as Exclusions. These risks will not be covered by the Policy. The Policy is not an abstract of title nor does a Company have an obligation to determine the ownership of any mineral interest.

-MINERALS AND MINERAL RIGHTS may not be covered by the Policy. The Company may be unwilling to insure title unless there is an exclusion or an exception as to Mineral and Mineral Rights in the Policy. Optional endorsements insuring certain risks involving minerals, and the use of improvements (excluding lawns, shrubbery and trees) and permanent buildings may be for purchase. If the title insurer issues the title policy with an exclusion or exception to the minerals and mineral rights, neither this Policy, nor the optional endorsements, ensure that the purchaser has title to the mineral rights related to the surface estate. Another part of the determination involves whether the promise to insure is conditioned upon certain requirements being met. Schedule C of the Commitment lists these requirements that must be satisfied or the Company will refuse to cover them. You may want to discuss any matters shown on Schedules B and C of the Commitment with an attorney. These matters will affect your title and your use of the land.

When your Policy is issued, the coverage will be limited by the Policy’s Exceptions, Exclusions and Conditions, defined below.

- EXCEPTIONS are title risks that a Policy generally covers but does not cover in a particular instance. Exceptions are shown on Schedule B or discussed in Schedule C of the Commitment. They can also be added if you do not comply with the Conditions section of the Commitment. When the Policy is issued, all Exceptions will be on Schedule B of the Policy.
- EXCLUSIONS are title risks that a Policy generally does not cover. Exclusions are contained in the Policy but not shown or discussed in the Commitment.

- CONDITIONS are additional provisions that qualify or limit your coverage. Conditions include your responsibilities and those of the Company. They are contained in the Policy but not shown or discussed in the Commitment. The Policy Conditions are not the same as the Commitment Conditions.

You can get a copy of the policy form approved by the Texas Department of Insurance by calling the Title Insurance Company at 1-888-678-1700 or by calling the title insurance agent that issued the Commitment. The Texas Department of Insurance may revise the policy form from time to time.

You can also get a brochure that explains the policy from the Texas Department of Insurance by calling l-800-252 -3439.

Before the Policy is issued, you may request changes in the Policy. Some of the changes to consider are:
Old Republic National Title Insurance Company

Exhibit C - Page 22 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Continuation of Schedule D    G.F. No. 13007008

- Request amendment of the “area and boundary” exception (Schedule B, paragraph 2). To get this amendment, you must furnish a survey and comply with other requirements of the Company. On the Owner’s Policy, you must pay an additional premium for the amendment. If the survey is acceptable to the Company and if the Company’s other requirements are met, your Policy will insure you against loss because of discrepancies or conflicts in boundary lines, encroachments or protrusions, or overlapping of improvements. The Company may then decide not to insure against specific boundary or survey problems by making special exceptions in the Policy. Whether or not you request amendment of the ‘area and boundary” exception, you should determine whether you want to purchase and review a survey if a survey is not being provided to you.

- Allow the Company to add an exception to “rights of parties in possession.” if you refuse this exception, the Company or the title insurance agent may inspect the property. The Company may except to and not insure you against the rights of specific persons, such as renters, adverse owners or easement holders who occupy the land. The Company may charge you for the inspection. If you want to make your own inspection, you must sign a Waiver of inspection form and allow the Company to add this exception to your Policy.

The entire premium for a Policy must be paid when the Policy is issued. You will not owe any additional premiums unless you want to increase your coverage at a later date and the Company agrees to add an Increased Value Endorsement

CONDITIONS AND STIPULATIONS

1.
If you have actual knowledge of any matter which may affect the title or mortgage covered by this Commitment, that is not shown in Schedule B, you must notify us in writing. 1f you do not notify us in writing, our liability to you is ended or reduced to the extent that your failure to notify us affects our liability. If you do notify us, or we learn of such matter, we may amend Schedule B, but we will not be relieved of liability already incurred.

2.
Our liability is only to you, and others who are included in the definition of Insured in the Policy to be issued. Our liability is only for actual loss incurred in your reliance on this Commitment to comply with its requirements or to acquire the interest in the land. Our liability is limited to the amount shown in Schedule A of this Commitment and will be subject to the following terms of the Policy: Insuring Provisions, Conditions and Stipulations and Exclusions.

Old Republic National Title Insurance Company     Page 6

Exhibit C - Page 23 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Old Republic National Title Insurance Company
Privacy Policy Notice

PURPOSE OF THIS NOTICE

Title V of the Gramm-Leach-Bliley Act (GLBA) generally prohibits any financial institution, directly or through its affiliates, from sharing nonpublic personal information about you with a nonaffiliated third party unless the institution provides you with a notice of its privacy policies and practices, such as the type of information that it collects about you and the categories of persons or entities to whom it may be disclosed. In compliance with the GLBA, we are providing you with this document, which notifies you of the privacy policies and practices of Old Republic National Title Insurance Company.

We may collect nonpublic personal information about you from the following sources:
Information we receive from you such as on applications or other forms.
Information about your transactions we secure from our files, or from others.
Information we receive from a consumer reporting agency.
Information that we receive from others involved in your transaction, such as the real estate agent or lender.

Unless it is specifically stated otherwise in an amended Privacy Policy Notice, no additional nonpublic personal information will be collected about you.

We may disclose any of the above information that we collect about our customers or former customers to our affiliates or to nonaffiliated third parties as permitted by law.

We also may disclose this information about our customers or former customers to the following types of nonaffiliated companies that perform services on our behalf or with whom we have joint marketing agreements:

Financial service providers such as companies engaged in banking, consumer finance, securities and insurance.
Non-financial companies such as envelope stuffers and other fulfillment service providers.

WE DO NOT DISCLOSE ANY NONPUBLIC PERSONAL INFORMATION ABOUT YOU WITH ANYONE FOR ANY PURPOSE THAT IS NOT SPECIFICALLY PERMITTED BY LAW.

We restrict access to nonpublic personal information about you to those employees who need to know that information in order to provide products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your personal information.

Old Republic National Title Insurance Company

Exhibit C - Page 24 of 24

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT D

FORM OF SPECIAL WARRANTY DEED

NOTICE OF' CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.
SPECIAL WARRANTY DEED
[WITH VENDOR'S LIEN]

THE STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF HARRIS	§
THAT, ______________________________, a______________________________________ (the "Grantor"), for and in consideration of the sum of TEN AND N0/100 DOLLARS ($10.00) and other good and valuable consideration in hand paid to Grantor by________________________________________ , a____________________________________ , whose address is ____________________________________________ ("Grantee"), [and the further consideration of certain monies paid to Grantor by ___________________________________ ("Lender") at the special instance and request of Grantee, pursuant to a loan evidenced by Grantee's execution and delivery to Lender of a certain $ ______ Promissory Note of even date herewith payable to Lender (the "Note''), the payment of which Note is secured by the vendor's lien and superior title herein reserved by Grantor and hereby assigned by Grantor to Lender, without recourse or warranty, and which Note is additionally secured by a [Deed of Trust/Deed of Trust and Security Agreement/Fixture Filing] executed by Grantee to ________________ Trustee, for the benefit of Lender as beneficiary (the "Deed of Trust")], the receipt and sufficiency of which consideration are hereby acknowledged by Grantor, has GRANTED, SOLD and CONVEYED, and by these presents does GRANT, SELL and CONVEY unto said Grantee all of the following (collectively, the "Property"):

(1)
approximately __acres of land in the Survey, Abstract No. _____ in Harris County, Texas, as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with any and all improvements thereon (excluding improvements installed and owned by third parties under any of the Permitted Exceptions) (separately, the "Land');

(2)
all right, title and interest of Seller, if any, in and to and under that certain Access Easement Agreement (First Street and Jackson Road) dated as of November 1, 2012, ·recorded under County Clerk's File No. 20120511585 in the Real Property Records of Harris County, Texas (the "Access Easement'); and

(3)
all right, title and interest of Seller, if any, in, to and under a certain reservation of drainage rights to access Cotton Patch Bayou in a Deed dated July 6, 1941, from Harris County Houston Ship Channel Navigation District to Hortonon & Horton, recorded at Volume 1163, Page 504 in the Real Property Records of Harris County, Texas, and related map recorded in Volume 20, Page 10 of the Map/Plat Records of Harris County, Texas;

together with all right, title and interest of Seller in and to (A) all other rights and appurtenances (including, without limitation, easements appurtenant) to the Land, (B) all easements or rights of Seller in adjacent roads and streets or in any adjacent alleys, strips or gores of land, and (C) all rights, commitments, reservations, allocations, service agreements, operating agreements and maintenance agreements with respect to the provision of utility service to the Land, including, without limitation, potable water supply, sewage treatment capacity, sanitary sewer line capacity, storm sewer and drainage capacity, and gas, electric, and telephone service.

Exhibit D - Page 1 of 8

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

This conveyance is expressly made by Grantor and accepted by Grantee subject to the easements, restrictions, and other encumbrances specified in Exhibit "B" attached hereto and incorporated herein by reference, to the extent same are now in force and affect the Property (but not otherwise), and any encumbrance or title defect matters (if any) reflected in any survey of the Property obtained or reviewed by Grantee (the "Permitted Exceptions").
TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto the said Grantee, its successors and assigns forever, subject to the Permitted Exceptions; and Grantor does hereby bind itself and its successors and assigns, to WARRANT AND FOREVER DEFEND, all and singular the said Property unto the said Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions.
[A vendor's lien and superior title in and to the Property is hereby retained by Grantor until the Note is fully paid in accordance with the face, tenor, effect and reading thereof at which time this Deed shall become absolute.]
Taxes for the current year have been prorated between the parties and are hereby assumed by Grantee, subject to the obligations of Grantor and Grantee to readjust such proration between them when actual taxes for the year of this conveyance are known.
[END OF PAGE-SIGNATURE PAGE FOLLOWS]

Exhibit D - Page 2 of 8

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXECUTED on the date of the acknowledgment set forth below, to be effective as of___________________________
_______.

GRANTOR:

(Company/Entity Name)
By:_______________________________________
Name:_____________________________________
Title:______________________________________
THE STATE OF__________________    §
§
COUNTY OF___________________    §

This instrument was acknowledged before me on the ___day of_______, 20 __, by ____________________________ _________________________________, the _______________________________ of ________________________________ _____________,a ___________________________on behalf of said _________________.
_________________________________
Notary Public in and for the
State of ___________________
[seal]

Printed Name of Notary: _____________
My Commission Expires: ____________

Exhibit D - Page 3 of 8

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT "A"
TO SPECIAL WARRANTY DEED

LEGAL DESCRIPTION OF THE LAND

Exhibit D - Page 4 of 8

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT "B"
TO SPECIAL WARRANTY DEED

PERMITTED EXCEPTIONS

EASEMENTS AFFECTING THE PROPERTY:

a. Drainage easement granted to Phillips Chemical Company by instrument filed for record in Volume 3119, Page 569 of the Deed Records of Harris County, Texas.
b. Pipeline easement as granted to Amerada Hess by instrument filed for record under Harris County Clerk's File No. 1858766.
c. Chevron Pipeline easements as set forth in instrument filed for record under Harris County Clerk's File no. N253131.
d. Unrecorded Philips Petroleum easements dated October 8, 1963 as evidenced in Deed filed for record under Harris County Clerk's File No. 20060189027.
e. Colonial Pipeline easement as set forth m instrument filed for record under Harris County Clerk's File No. G010424.
f. Explorer Pipeline easement as evidenced in Deed filed for record under Harris County Clerk's File No. 20060189027.
g. 2 Mile Co. Pipeline easement granted m instrument filed for record in Volume 8459, Page 26 of the Deed Records of Harris County, Texas.
h. Unrecorded Seaway Pipeline Co. easement as evidenced in Deed filed for record under Harris County Clerk's File No. 20060189027.
i. An Olin Matheson Chem. Corp. Spoil Disposal Pipeline Permit of unspecified width as evidenced by instrument filed for record under Harris County Clerk's File No. 20060189027.
j. Terminal Pipeline as evidenced by instrument filed for record under Harris County Clerk's File No. 20060189027.
k. Pipelines (Mobil Gas and Air Products sulphuric acid) as evidenced by instrument filed for record under Harris County Clerk's File No. 20060189027.
I. A twenty-five (25) foot roadway, railroad and utility easement, as granted and set forth in instruments filed for record under Volume 810, Page 615 and Volume 812, Page 474, both of the Deed Records of Harris County, Texas.
m. Pipelines (GATX petroleum pipeline, Colonial petroleum pipeline, Houston pipeline, Phillips petroleum pipeline, Williams (Amerada Hess) petroleum pipeline and Chevron pipeline) as evidenced by instrument filed for record under Harris County Clerk's File No. 20060189027.
n. A six (6) inch and eight (8) inch sulphuric acid pipelines that run along Jackson Road as evidenced by instrument filed for record under Harris County Clerk's File No. 20060189027.
o. A four (4) inch gas pipeline, Agrifos PHA No. 86-0058, as evidenced by instrument filed for record under Harris County Clerk's File No. 20060189027.

p. AGRIFOS 20" CIWA as evidenced by instrument filed for record under Harris County Clerk's File No.

Exhibit D - Page 5 of 8

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

20060189027.
q. Two (2) abandoned APCI pipes as evidenced by instrument recorded under Clerk's File No. 20060189027 of the Real Property Records of Han-is County, Texas.
r. Valves enclosed by chain link fences for Amerada Hess pipelines and Amoco Pipelines as evidenced by instrument recorded under Clerk's File No. 20060189027 of the Real Property Records of Harris County, Texas.
s. All pipelines as reflected on (i) Pipeline Topographical survey dated November 20, 2004, (ii) Revised Boundary line survey February 22, 2005, (revised as of April 4, 2005) and (iii) revised Pipeline Topographic survey as of February 22, 2005, each of which was prepared by Rodolfo Dandoval, R.P.L.S. No. 3538, as evidenced by instrument recorded under Clerk's File No. 20060189027.
t. Easements reserved in that certain Special Warranty Deed from Agrifos Fertilizer L.L.C. to Pasadena Nitrogen LLC recorded under Clerk's File No. 20120511587 of the Real Property Records of Harris County, Texas.
u. Dredge pipeline easement granted to the Harris County Houston Ship Channel Navigation District as set forth in instrument recorded in Volume 2312, Page 585 of the Deed Records of Harris County, Texas. {Note -this item will be deleted If the Title Commitment is revised so that it does not affect the property defined as the "Land" herein}
v. Pipeline right of way easement in favor of Colonial Pipeline Company, a Delaware corporation, as set forth ·in instrument filed for record under Harris County Clerk's File No. F901274.
w. Pipeline right of way in favor of KM Liquids Terminals, L.P., as set forth in instrument filed for record under Harris County Clerk's File No. Z200628.
x. Pipeline right of way easement in favor of Magellan Pipelines Holdings, L.P., a Delaware limited partnership, as set forth in instrument filed for record under Harris County Clerk's File No. 20080329311.
y. Pipeline right of way easement in favor of Seaway Products Pipeline Company, a Texas general partnership, as set forth in instrument filed for record under Harris County Clerk's File No. 20080373732.
z. Pipeline right of way easement in favor of BP Pipelines (North America) Inc., a Maine corporation, as set forth in instrument filed for record under Harris County Clerk's File No. 20080470818.

aa. Terms and provisions of that certain Access Easement Agreement dated November 1, 2012, by and between Agrifos Fertilizer L.L.C., a Delaware limited liability, and Pasadena Nitrogen LLC, a Delaware limited liability company, filed for record under Harris County Clerk's File No. 20120511585.
bb. Easements for road, street or highway and for installing and maintaining telephone, telegraph, water, electric and/or pipe lines and industrial utilities sixty (60) feet in width, granted to Port Houston Realty Company as set forth in instrument recorded in Volume 810, Page 614 of the Deed Records of Harris County, Texas assigned to Elmer Heubeck as set forth in Deed recorded in Volume 817, Page 152 of the Deed Records of Harris County, Texas.
cc. Pipeline right of way easement in favor of Air Products Manufacturing Corporation, a Delaware corporation, as set forth in instrument filed for record under Harris County Clerk's File No. K431480.
dd. Pipeline right of way easement in favor of Air Products Manufacturing Corporation, a Delaware corporation, as set forth in instrument filed for record under Harris County Clerk's File No. P369726.
ee. Pipeline right of way easement ten (10) feet in width in favor of Seadrift Pipeline Corporation, a Delaware corporation, as set forth in instrument recorded in Volume 4824, Page 37 of the Deed Records of Harris County, Texas.

Exhibit D - Page 6 of 8

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

ff. Pipeline right of way easement in favor of Chevron U.S.A. Inc., a Delaware corporation, as set forth in instrument filed for record under Harris County Clerk's File No. N253131.
gg. Easement for electric distribution facilities granted to Reliant Energy HL&P as set forth in instrument filed for record under Harris County Clerk's File No. U378814. .
hh. Rights of common carriers or public utilities as set forth in instrument filed for record under Harris County Clerk's File No. 20070513480.
ii. Water lines and easements over and across subject property as shown on Exhibit "A'' attached to instrument filed for record under Harris County Clerk's File No. 20084 708 l 8.
jj. Terms and provisions of the following documents, all recorded in the Deed Records of Harris County, Texas:
Right-of-Way Deed from Port Houston Realty Company to Elmer Heubeck, dated 6, 1929, recorded in Volume 817, Page 152 of the Deed Record of Harris County, Texas.
Right-of-Way Deed from Port Houston Realty Company to County of Harris, dated January 9, 1930, recorded in Volume 829, Page 540 of the Deed Records of Harris County, Texas.
kk. Any interest in the Property created by pipeline or utility licenses or agreements with the following entities or their successors or assigns, as reflected in instrument recorded under Clerk's File No. 20060189027 of the Real Prope1iy Records of Harris County, Texas, but not including any unrecorded agreements or amendments to agreements with any such parties entered into after the date of that instrument:
Agrifos Fertilizer Inc., Amoco Pipeline Company, Center Point Energy Houston Electric LLC, Chevron Phillips Chemical Co., Chevron Pipeline Company, Colonial Pipeline Company, Kinder Morgan Energy Partners LP, Olin Corporation, United States Army Corps of Engineers, Williams Pipelines Holdings LLC, Dynegy Midstream Services, LP, Terminal Pipeline, Phillips Petroleum, Seaway Pipeline Co., Mobil Gas Pipeline, GATX Petroleum Pipeline, Houston Pipeline, Amerada Hess, APCI, Olin-Matheson Chemical Corp., BP Gas line, BP Seaway line, Praxair, Arco, Magellan Terminal, Air Products sulphuric acid, Exxon, Brance-Kracey, HPL easement.
MINERAL AND/OR ROY AL TY RESERVATIONS AFFECTING THE PROPERTY:
ll. Interest in and to all coal, lignite, oil, gas and other minerals, and all rights incident thereto, contained 111 instrument recorded at Clerk's File No. 20060189027 of the Official Records of HARRIS County, Texas.
mm. DELETED.
nn. All the oil, gas and other minerals reserved as set forth in instrument recorded in Volume 1087, Page 621, of the Deed Records of Harris County, Texas.
oo. DELETED
pp. DELETED
qq. The terms, conditions and stipulations of that certain Mineral Lease dated March 29, 1938, from Harris County Houston Ship Channel Navigation District, a public corporation, as Lessor, to Bunte Production Company, as Lessee, recorded in Volume 310, Page 733, of the Contract Records of Harris County, Texas, partially released as to 80 acres by instrument recorded in Volume 411, Page 598 of the Deed Records of Harris County, Texas.
OTHER MATTERS AFFECTING THE PROPERTY:

Exhibit D - Page 7 of 8

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

rr. Terms, conditions and stipulations contained in deed to the United States of America, by instrument filed for record in Volume 875, Page 725 of the Deed Records of Harris County, Texas.
ss. Rights of the State of Texas or any other government or governmental authority or by the public generally (1) in and to portions of the Property which may be within the bed, shore or banks of a perennial stream or lake navigable in fact or in law or within the bed or shores or the beach adjacent thereto of a body of water affected by the ebb and flow of the tide; and (2) in and to portions of the Property which may be between the water's edge and the line of vegetation on the upland or for any claim or right for ingress thereto or egress therefrom.
Any titles or rights asserted by anyone including, but not limited to persons, the public, corporations, governments or other entities; (a) to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or (b) to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or (c) to filled-in lands, or artificial islands, or (d) to statutory water rights, including riparian rights, or (e) to the area extending from the line of mean low tide to the line of vegetation, or the rights or interests of access to that area or easement along and across that area.
tt. Right, power and privilege granted to the United States of America to use subject property for the purpose of depositing spoil excavated from the Houston Ship Channel as set forth in instrument recorded in Volume 875, Page 625 of the Deed Records of Harris County, Texas, partially released and amended by instrument recorded in Volume 1112, Page 814 of the Deed Records of Harris County, Texas.
uu. Terms and provisions of that certain Industrial District Agreement between the City of Houston, Texas, and Agrifos Fertilizer L.L.C., as set forth in instrument filed for record under Harris County Clerk's File No. 201203 70601.
vv. Telecommunications facilities, electric facilities, sanitary sewer, storm sewer, water pipelines and chemical products pipelines including oil, gas and other petrochemical products pipelines not owned by Port of Houston Authority of Harris County, Texas, as excluded in Deed filed for record under Harris County Clerk's File No. 20060189027.
ww. Rights of others to whom title reverted by operation of law in portions of Jackson Road (a/k/a Davidson Road) and First Street upon abandoned by Harris County.
After Recording, Return To:

[Jonathan Peckham, Esq.
Strasburger & Price, LLP
909 Fannin St., Suite 2300
Houston, Texas 77010]

Exhibit D - Page 8 of 8

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT E
FORM OF INDEMNITY AGREEMENT

INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT (this "Agreement") is made as of the __ day of February, 2014 (the "Effective Date"), by and among PASADENA NITROGEN LLC, a Delaware limited liability company ("Pasadena Nitrogen"), AGRIFOS HOLDINGS, INC., a Delaware corporation ("Agrifos"), CPB PROPERTIES, LLC, a Texas limited liability company ("CPB"), and ORION MARINE GROUP, INC., a Delaware corporation ("Orion")
Recitals
Pasadena Nitrogen, Agrifos and CPB are parties to that certain Real Estate Purchase and Sale Agreement dated effective as of February_, 2014 (the "Purchase Agreement"), pursuant to which Pasadena Nitrogen has sold and conveyed to CPB and CPB has purchased from Pasadena Nitrogen those certain parcels of land located in Harris County, Texas which are more particularly described on Exhibit A attached hereto and incorporated herein (the "Property"). Pursuant to the Purchase Agreement and in consideration thereof, Pasadena Nitrogen and CPB have agreed to execute and deliver this Agreement at the closing of the purchase and sale contemplated therein and this Agreement constitutes the "Indemnity Agreement" contemplated therein.
Agreements
In consideration of the mutual promises contained herein, the conveyance of the Property pursuant to the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties make the following agreements.
Section 1. Definitions.
As used in this Agreement, the terms defined in the Preamble and in the Recitals hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:
"CPB Indemnified Party" means and includes CPB and any Persons owned or controlled by, owning or controlling, or under common control or affiliated with such party, any directors, officers, partners, employees and agents of such party and/or such Persons, and the successors and assigns of each of the foregoing Persons, including without limitation, Orion.
"Effective Date" shall have the meaning set forth in the Preamble hereto.
"Environmental Claim" means any complaint, action, notice, order, claim, investigation, judicial or administrative proceeding or action, or other similar claims or communications from any Person (defined below) involving or alleging any non-compliance with any Environmental Requirement (defined below) or the existence of any unsafe or hazardous condition resulting from or related to the Release (defined below) of any Hazardous Material (defined below).
"Environmental Law" means any and all applicable federal, state or local laws, statutes, ordinances, rules, regulations, orders, principles of common law, judgments, permits, licenses or determinations of any judicial or regulatory authority, now or hereafter in effect, imposing liability, establishing standards of conduct or otherwise relating to protection of the environment (including natural resources, surface water, groundwater, soils, and indoor and ambient air), health and safety, land use matters or the presence, generation, treatment, storage, disposal, Release or threatened Release, transport or handling of any Hazardous Material.
"Environmental Requirement" means any Environmental Law, or any other applicable agreement or restriction (including any condition or requirement imposed by any governmental authority with jurisdiction over the Property), now

Exhibit E - Page 1 of 10

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

or hereafter in effect, which relates to any matters addressed by any Environmental Law, Hazardous Material, or the prevention of any unsafe or hazardous condition resulting from or related to the Release of any specified compounds or substances of any kind.
"Hazardous Material" means any substance, material, element, compound, waste or chemical, whether solid, liquid or gaseous, which is defined, listed, classified or otherwise regulated in any way under any Environmental Laws, or any other such substances or conditions which may create any unsafe or hazardous condition or pose any threat to health and safety.
"Industrial District Agreement" means that certain Industrial District Agreement between the City of Houston, Texas, and Agrifos Fertilizer L.L.C. (now known as Rentech Nitrogen Pasadena, LLC) ("Rentech") dated as of August 6, 2012, a copy of which is recorded under Harris County Clerk's File No. 20120370601 in the Real Property Records of Harris County, Texas.
"Pasadena Indemnified Party" means and includes Pasadena Nitrogen and Agrifos, and any Persons owned or controlled by, owning or controlling, or under common control or affiliated with such parties, any directors, officers, partners, employees and agents of such parties and/or such Persons, and the successors and assigns of each of the foregoing Persons.
"Person" means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any governmental authority or any other entity.
"PHA Agreement" means that certain Sale and Purchase Agreement between The Port of Houston Authority of Harris County, Texas, a navigation district of the State of Texas (the "PHA"), as seller, and Agrifos Fertilizer Inc., a Delaware corporation (now Rentech Nitrogen Pasadena, LLC, a Delaware limited liability company, and formerly known as Agrifos Fertilizer, L.L.C.), as purchaser, a true and correct copy of which is attached hereto as Exhibit B. ·
"Purchaser Liability" means any "Purchaser Liability" as such term is defined in the PHA Agreement arising under Article 7 of the PHA Agreement.
"Purchase Agreement" shall have the meaning set forth in the Recitals hereto.
"Landfill" means that certain area located on the northeastern portion of the Property and depicted generally on Exhibit C attached hereto which was historically used as a landfill.
"Release" means the presence of or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, drums, tanks, and other similar containers, containing any Hazardous Material) into the indoor or outdoor environment.
"Rentech Indemnified Person" means any of Rentech Nitrogen Partners, L.P. or its affiliates, employees, directors, officers, representatives, agents, successors or assigns who may be entitled to indemnification pursuant to any agreement between any of such Persons and any Pasadena Indemnified Party.
Section 2. Pollution and Remediation Liability Policy. CPB agrees to purchase and continuously maintain a Pollution and Remediation Liability Policy (or renewal policy) meeting all the specifications and terms and

Exhibit E - Page 2 of 10

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

conditions set forth in Section 9.1 of the PHA Agreement covering all periods from and after the Effective Date (the "Pollution Policy") until such policy is no longer required to be maintained under the PHA Agreement. On the Effective Date hereof and annually thereafter and otherwise upon the written request of Pasadena Nitrogen, CPB shall provide to Pasadena Nitrogen a certificate of insurance evidencing that such insurance is in force and effect. CPB shall cause the Pollution Policy and any renewal thereof to name each of Pasadena Nitrogen and Agrifos Holdings, Inc. as and additional named insured and to provide notice of cancellation thereof to Pasadena Nitrogen no less than thirty (30) days prior to any cancellation of the policy.
Section 3. Covenants Regarding the Landfill. CPB agrees to maintain the Landfill in its present state and not to perform any operations on the Landfill, including, without limitation, excavation, drilling or construction on, at, in, under, above or about the Landfill except as may be necessary to comply with any Environmental Requirement and then only in accordance with applicable Environmental Law.
Section 4. Indemnification.
(a) Indemnification by CPB and Orion. CPB and Orion each hereby agree, jointly and severally to protect, indemnify, defend, release and hold harmless each Pasadena Indemnified Party from and against, and reimburse each Pasadena Indemnified Party on demand for, any and all losses, costs, liabilities (including strict liabilities), claims (including Environmental Claims), damages, expenses (including reasonable attorneys' fees incurred in connection with enforcing this provision), penalties or fines of any kind whatsoever paid, incurred or suffered by, or asserted against, any Pasadena Indemnified Party by PHA, its successors or assigns, or any Rentech Indemnified Person, in connection with, arising out of or resulting in any way whatsoever from:
(i) the failure of CPB to purchase and continuously maintain the Pollution Policy (or renewal policy) until such policy is no longer required to be maintained under the PHA Agreement;
(ii) acts or omissions by CPB or its successors or assigns or its or their employees, agents, contractors or invitees on or in respect to the Property on or after the Effective Date that give rise to Purchaser Liabilities;

(iii) activities conducted or permitted to be conducted by CPB or its affiliates on, at, in, under, above or about (or impacting) the Landfill after the Effective Date hereof; or
(iv) obligations arising out of the Industrial District Agreement attributable to periods during which CPB or its affiliates or its or their successors or assigns own title to the Property.
(b) Indemnification by Pasadena Nitrogen and Agrifos. Pasadena Nitrogen and Agrifos each hereby agree, jointly and severally to protect, indemnify, defend, release and hold harmless each CPB Indemnified Party from and against, and reimburse each CPB Indemnified Party on demand for, any and all losses, costs, liabilities (including strict liabilities), claims (including Environmental Claims), damages, expenses (including reasonable attorneys' fees incurred in connection with enforcing this provision), penalties or fines of any kind

Exhibit E - Page 3 of 10

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

whatsoever paid, incurred or suffered by, or asserted against, any CPB Indemnified Party by any Person in connection with, arising out of or resulting in any way whatsoever from:
(i) the failure of Pasadena Nitrogen to purchase and continuously maintain a Pollution and Remediation Liability Policy (or renewal policy) meeting all the specifications and terms and conditions set forth in Section 9 .1 of the PHA Agreement covering all periods between the Transfer Date (as defined in the PHA Agreement) and the Effective Date;
(ii) acts or omissions by Pasadena Nitrogen or Agrifos Fertilizer L.L.C. or their employees, agents, contractors or invitees on or with respect to the Property prior to the Effective Date that give rise to liabilities of any party under the PHA Agreement;

(iii) activities conducted or permitted to be conducted by Pasadena or Agrifos Fertilizer L.L.C. on, at, in, under, above or about (or impacting) the Landfill prior to the Effective Date; or
(iv) obligations arising out of the Industrial District Agreement attributable to periods during which Pasadena Nitrogen or its affiliates owned title to the Property.
(c) Defense of Claims by CPB and Orion. Upon demand by a Pasadena Indemnified Party, CPB and Orion shall, jointly and severally, diligently defend any claim threatened or commenced against such Pasadena Indemnified Party for which such Pasadena Indemnified Party is entitled to indemnification hereunder, all at CPB's and Orion's cost and expense, jointly and severally, and by counsel to be approved by Pasadena in the exercise of its reasonable judgment. If CPB and Orion fail to promptly engage such counsel and defend such claims (in any event no later than when failing to answer such matters by court pleading would prejudice any Pasadena Indemnified Party), then Pasadena may elect to conduct its own defense through counsel selected by Pasadena and at the cost and expense of CPB and Orion, jointly and severally.
(d) Defense of Claims by Pasadena Nitrogen and Agrifos. Upon demand by a CPB Indemnified Party, Pasadena Nitrogen and Agrifos shall, jointly and severally, diligently defend any claim threatened or commenced against such CPB Indemnified Party for which such CPB Indemnified Party is entitled to indemnification hereunder, all at Pasadena Nitrogen's and Agrifos' cost and expense and by counsel to be approved by CPB in the exercise of its reasonable judgment. If Pasadena Nitrogen and Agrifos fail to promptly engage such counsel and defend such claims (in any event no later than when failing to answer such matters by court pleading would prejudice any CPB Indemnified Party), then CPB may elect to conduct its own defense through counsel selected by CPB and at the cost and expense of Pasadena Nitrogen and Agrifos, jointly and severally.

Section 5. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that no notice of change of address shall be effective except upon actual receipt.

Exhibit E - Page 4 of 10

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Section 6. Miscellaneous.
(a)     Severability; Binding. This Agreement is binding upon and inures to the benefit of the parties hereto, and their respective successors and assigns. If any part of this Agreement is determined to be illegal, invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain in force and be enforceable to the maximum extent permitted by law with such illegal, invalid or unenforceable provision being deemed amended to the minimum extent necessary to be both (i) generally consistent with the intent of the parties and (ii) legal, valid, enforceable, or if not such amendment is possible within such parameters, then with such illegal, invalid or unenforceable provision deemed deleted herefrom.
(b)     Construction. Whenever in this Agreement the singular number is used, the same shall include plural where appropriate, and vice versa; and words of any gender in this Agreement shall include each other gender where appropriate. The headings in this Agreement are for convenience only and shall be disregarded in the interpretation hereof. The words "include" and "including" shall be interpreted as if followed by the words "without limitation."
(c)     Applicable Law; Forum. This Agreement is performable in Harris County, Texas, and the laws of the State of Texas (without regard to its conflicts of law principles) and applicable United States federal law shall govern the rights and duties of the parties hereto and the validity, enforcement and interpretation hereof. The parties hereto hereby irrevocably submit generally and unconditionally for themselves and in respect of their property to the jurisdiction of any state court or any United States federal court, sitting in the State of Texas and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Agreement.
(d)     Counterparts; Modification. This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement. This Agreement may be amended only by an instrument in writing intended for that purpose executed jointly by an authorized representative of each party hereto.

(Signatures commence on next page)

Exhibit E - Page 5 of 10

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed on the respective dates set forth below, to be effective as of the Effective Date written above.

The address of Orion is:

Orion Marine Group, Inc. 12000
Aerospace, Suite 300 Houston, Texas 77034
Attn.: Peter R. Buchler
Facsimile No.: (713) 852-6594

Copy to:
Strasburger & Price, LLP
909 Fannin Street, Suite 2300
Houston, Texas 77010
Attn: Jonathan Peckham
Facsimile No.: (832) 397-3546
ORION MARINE GROUP, INC., a Delaware corporation By: ____________________ Name:__________________ Title:___________________ Date: February_, 2014

The address of CPB is:

CPB Properties, LLC
2000 Aerospace, Suite 300
Houston, Texas 77034
Attn.: Peter R. Buchler
Facsimile No.: (713) 852-6594

Copy to:
Strasburger & Price, LLP
909 Fannin Street, Suite 2300
Houston, Texas 77010
Attn: Jonathan Peckham
Facsimile No.: (832) 397-3546
CPB PROPERTIES, LLC, a Texas limited liability company By:_______________________ Name:_____________________ Title:______________________ Date: February ____, 2014

[signatures continue on following page]

Exhibit E - Page 6 of 10

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

The address of Pasadena Nitrogen is: Pasadena Nitrogen LLC c/o Agrifos Partners LLC 712 Fifth Avenue 39th Floor New York NY 10019 Attn: Hamza Slimani Facsimile No.: (832) 201-7214	PASADENA NITROGEN LLC, a Delaware limited liability company By: ____________________ Name:__________________ Title:___________________ Date: February_, 2014

Copy to: Scheef & Stone, L.L.P. 500 N. Akard Street, Suite 2700 Dallas, Texas 75201 Attn: Gardner Savage Facsimile No.: (214) 706-4242

The address of Agrifos is: Agrifos Holdings, Inc. c/o Agrifos Partners LLC 712 Fifth Avenue 39th Floor New York NY 10019 Attn: Hamza Slimani Facsimile No.: (832) 201-7214	AGRIFOS HOLDINGS, INC., a Delaware corporation By:_______________________ Name:_____________________ Title:______________________ Date: February ____, 2014

Copy to: Scheef & Stone, L.L.P. 500 N. Akard Street, Suite 2700 Dallas, Texas 75201 Attn: Gardner Savage Facsimile No.: (214) 706-4242

Exhibit E - Page 7 of 10

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT A

(Description of Property)

[To be attached]

Exhibit E - Page 8 of 10

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT B

PHA Agreement

[To be attached]

Exhibit E -Page 9 of 10

Exhibit E - Page 9 of 10

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

[REAL ESTATE PURCHASE AND SALE AGREEMENT (JONES SPOILS TRACTS)-PASADENA NITROGEN LLC, SELLER, AND CPB PROPERTIES, LLC, PURCHASER]
1627345.12/SPH/32004/0101/020314	41286:6

EXHIBIT C

Landfill

[To be attached]

Exhibit E - Page 10 of 10

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT F
CERTAIN AGREED PERMITTED ENCUMBRANCES
EASEMENTS AFFECTING THE PROPERTY:
a. Drainage easement granted to Phillips Chemical Company by instrument filed for record in Volume 3119, Page 569 of the Deed Records of Harris County, Texas.
b. Pipeline easement as granted to Amerada Hess by instrument filed for record under Harris County Clerk's File No. J858766.
c. Chevron Pipeline easements as set forth in instrument filed for record under Harris County Clerk's File no. N253131.
d. Unrecorded Philips Petroleum easements dated October 8, 1963 as evidenced in Deed filed for record under Harris County Clerk's File No. 20060189027.
e. Colonial Pipeline easement as set forth in instrument filed for record under Harris County Clerk's File No. G010424.
f. Explorer Pipeline easement as evidenced in Deed filed for record under Harris County Clerk's File No. 20060189027.
g. 2 Mile Co. Pipeline easement granted in instrument filed for record in Volume 8459, Page 26 of the Deed Records of Harris County, Texas.
h. Unrecorded Seaway Pipeline Co. easement as evidenced in Deed filed for record under Harris County Clerk's File No. 20060189027.
i. An Olin Matheson Chem. Corp. Spoil Disposal Pipeline Permit of unspecified width as evidenced by instrument filed for record under Harris County Clerk's File No. 20060189027.
j. Terminal Pipeline as evidenced by instrument filed for record under Harris County Clerk's File No. 20060189027.
k. Pipelines (Mobil Gas and Air Products sulphuric acid) as evidenced by instrument filed for record under Harris County Clerk's File No. 20060189027.

l. A twenty-five (25) foot roadway, railroad and utility easement, as granted and set forth in instruments filed for record under Volume 810, Page 615 and Volume 812, Page 474, both of the Deed Records of Harris County, Texas.
m. Pipelines (GATX petroleum pipeline, Colonial petroleum pipeline, Houston pipeline, Phillips petroleum pipeline, Williams (Amerada Hess) petroleum pipeline and Chevron pipeline) as evidenced by instrument filed for record under Harris County Clerk's File No. 20060189027.
n. A six (6) inch and eight (8) inch sulphuric acid pipelines that run along Jackson Road as evidenced by instrument filed for record under Harris County Clerk's File No. 20060189027.

o. A four (4) inch gas pipeline, Agrifos PHA No. 86-0058, as evidenced by instrument filed for record under Harris County Clerk's File No. 20060189027.

Exhibit F - Page 1 of 4

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

p. AGRIFOS 20" CIWA as evidenced by instrument filed for record under Harris County Clerk's File No. 20060189027.
q. Two (2) abandoned APCI pipes as evidenced by instrument recorded under Clerk's File No. 20060189027 of the Real Property Records of Harris County, Texas.
r. Valves enclosed by chain link fences for Amerada Hess pipelines and Amoco Pipelines as evidenced by instrument recorded under Clerk's File No. 20060189027 of the Real Property Records of Harris County, Texas.
s. All pipelines as reflected on (i) Pipeline Topographical survey dated November 20, 2004, (ii) Revised Boundary line survey February 22, 2005, (revised as of April 4, 2005) and (iii) revised Pipeline Topographic survey as of February 22, 2005, each of which was prepared by Rodolfo Dandoval, R.P.L.S. No. 3538, as evidenced by instrument recorded under Clerk's File No. 20060189027.
t. Easements reserved in that certain Special Warranty Deed from Agrifos Fertilizer L.L.C. to Pasadena Nitrogen LLC recorded under Clerk's File No. 20120511587 of the Real Property Records of Harris County, Texas.
u. Dredge pipeline easement granted to the Harris County Houston Ship Channel Navigation District as set forth in instrument recorded in Volume 2312, Page 585 of the Deed Records of Harris County, Texas. {Note -this item will be deleted if the Title Commitment is revised so that it does not affect the property defined as the "Land" herein}
v. Pipeline right of way easement in favor of Colonial Pipeline Company, a Delaware corporation, as set forth in instrument filed for record under Harris County Clerk's File No. F901274.
w. Pipeline right of way in favor of KM Liquids Terminals, L.P., as set forth in instrument filed for record under Harris County Clerk's File No. Z200628.
x. Pipeline right of way easement in favor of Magellan Pipelines Holdings, L.P., a Delaware limited partnership, as set forth in instrument filed for record under Harris County Clerk's File No. 20080329311.

y. Pipeline right of way easement in favor of Seaway Products Pipeline Company, a Texas general partnership, as set forth in instrument filed for record under Harris County Clerk's File No. 20080373732.
z. Pipeline right of way easement in favor of BP Pipelines (North America) Inc., a Maine corporation, as set forth in instrument filed for record under Harris County Clerk's File No. 200804 70818.
aa. Terms and provisions of that certain Access Easement Agreement dated November 1, 2012, by and between Agrifos Fertilizer L.L.C., a Delaware limited liability, and Pasadena Nitrogen LLC, a Delaware limited liability company, filed for record under Harris County Clerk's File No. 20120511585.
bb. Easements for road, street or highway and for installing and maintaining telephone, telegraph, water, electric and/or pipe lines and industrial utilities sixty (60) feet in width, granted to Port Houston Realty Company as set forth in instrument recorded in Volume 810, Page 614 of the Deed Records of Harris County, Texas assigned to Elmer Heubeck as set forth in Deed recorded in Volume 817, Page 152 of the Deed Records of Harris County, Texas.
cc. Pipeline right of way easement in favor of Air Products Manufacturing Corporation, a Delaware corporation, as set forth in instrument filed for record under Harris County Clerk's File No. K431480.
dd. Pipeline right of way easement in favor of Air Products Manufacturing Corporation, a Delaware corporation, as set forth in instrument filed for record under Harris County Clerk's File No. P369726.
ee. Pipeline right of way easement ten (10) feet in width in favor of Seadrift Pipeline Corporation, a Delaware

Exhibit F - Page 2 of 4

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

corporation, as set forth in instrument recorded in Volume 4824, Page 37 of the Deed Records of Harris County, Texas.
ff. Pipeline right of way easement in favor of Chevron U.S.A. Inc., a Delaware corporation, as set forth in instrument filed for record under Harris County Clerk's File No. N253131.
gg. Easement for electric distribution facilities granted to Reliant Energy HL&P as set forth in instrument filed for record under Harris County Clerk's File No. 0378814.
hh. Rights of common carriers or public utilities as set forth in instrument filed for record under Harris County Clerk's File No. 20070513480.
ii. Water lines and easements over and across subject property as shown on Exhibit "A" attached to instrument filed for record under Harris County Clerk's File No. 2008470818.
jj. Terms and provisions of the following documents, all recorded in the Deed Records of Harris County, Texas:
Right-of-Way Deed from Port Houston Realty Company to Elmer Heubeck, dated 6, 1929, recorded in Volume 817, Page 152 of the Deed Record of Harris County, Texas.
Right-of-Way Deed from Port Houston Realty Company to County of Harris, dated January 9, 1930, recorded in Volume 829, Page 540 of the Deed Records of Harris County, Texas.
kk. Any interest in the Property created by pipeline or utility licenses or agreements with the following entities or their successors or assigns, as reflected in instrument recorded under Clerk's File No. 20060189027 of the Real Property Records of Harris County, Texas, but not including any unrecorded agreements or amendments to agreements with any such parties entered into after the date of that instrument:
Agrifos Fertilizer Inc., Amoco Pipeline Company, Center Point Energy Houston Electric LLC, Chevron Phillips Chemical Co., Chevron Pipeline Company, Colonial Pipeline Company, Kinder Morgan Energy Partners LP, Olin Corporation, United States Army Corps of Engineers, Williams Pipelines Holdings LLC, Dynegy Midstream Services, LP, Terminal Pipeline, Phillips Petroleum, Seaway Pipeline Co., Mobil Gas Pipeline, GATX Petroleum Pipeline, Houston Pipeline, Amerada Hess, APCI, Olin-Matheson Chemical Corp., BP Gas line, BP Seaway line, Praxair, Arco, Magellan Terminal, Air Products sulphuric acid, Exxon, Brance-Kracey, HPL easement. '
MINERAL AND/OR ROYALTY RESERVATIONS AFFECTING THE PROPERTY:
ll. Interest in and to all coal, lignite, oil, gas and other minerals, and all rights incident thereto, contained in instrument recorded at Clerk's File No. 20060189027 of the Official Records of HARRIS County, Texas.
mm. DELETED.
nn. All the oil, gas and other minerals reserved as set forth in instrument recorded in Volume 1087, Page 621, of the Deed Records of Harris County, Texas.
oo. All the oil, gas and other minerals reserved as set forth in instrument(s) filed for record under Harris County Clerk's File No. 20060189027
pp. DELETED.
qq. The terms, conditions and stipulations of that certain Mineral Lease dated March 29, 1938, from Harris County Houston Ship Channel Navigation District, a public corporation, as Lessor, to Bunte Production Company, as Lessee,

Exhibit F - Page 3 of 4

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

recorded in Volume 310, Page 733, of the Contract Records of Harris County, Texas, partially released as to 80 acres by instrument recorded in Volume 411, Page 598 of the Deed Records of Harris County, Texas.
OTHER MATTERS AFFECTING THE PROPERTY:
rr. Terms, conditions and stipulations contained in deed to the United States of America, by instrument filed for record in Volume 875, Page 725 of the Deed Records of Harris County, Texas.
ss. Rights of the State of Texas or any other government or governmental authority or by the public generally (1) in and to portions of the Property which may be within the bed, shore or banks of a perennial stream or lake navigable in fact or in law or within the bed or shores or the beach adjacent thereto of a body of water affected by the ebb and flow of the tide; and (2) in and to portions of the Property which may be between the water's edge and the line of vegetation on the upland or for any claim or right for ingress thereto or egress therefrom.
Any titles or rights asserted by anyone including, but not limited to persons, the public, corporations, governments or other entities; (a) to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or (b) to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or (c) to filled-in lands, or artificial islands, or (d) to statutory water rights, including riparian rights, or (e) to the area extending from the line of mean low tide to the line of vegetation, or the rights or interests of access to that area or easement along and across that area.
tt. Right, power and privilege granted to the United States of America to use subject property for the purpose of depositing spoil excavated from the Houston Ship Channel as set forth in instrument recorded in Volume 875, Page 625 of the Deed Records of Harris County, Texas, partially released and amended by instrument recorded in Volume 1112, Page 814 of the Deed Records of Harris County, Texas.
uu. Terms and provisions of that certain Industrial District Agreement between the City of Houston, Texas, and Agrifos Fertilizer L.L.C., as set forth in instrument filed for record under Harris County Clerk's File No. 201203 70601.
vv. Telecommunications facilities, electric facilities, sanitary sewer, storm sewer, water pipelines and chemical products pipelines including oil, gas and other petrochemical products pipelines not owned by Port of Houston Authority of Harris County, Texas, as excluded in Deed filed for record under Harris County Clerk's File No. 20060189027.
ww. Rights of others to whom title reverted by operation of law in portions of Jackson Road (a/k/a Davidson Road) and First Street upon abandoned by Harris County.

Exhibit F - Page 4 of 4

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT G

INTENTIONALLY OMITTED

Exhibit G - Page 1 of 1

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT H

LANDFILL

SB17
SB18
NEP
SB28/TW16
SB19/TW09
SB32
SB20/TW10
EP1P

LEGEND

SB - SOIL BORING LOCATION
TW - TEMPORARY MONITORING WELL

APPROXIMATE TAR AREA

APPROXIMATE INACTIVE LANDFILL

COMPOSITE SAMPLE AREAS

NEP - NORTH EAST PILE

0 175 350
Feet

SOURCE: ESRI Online Imagery Service, 2009

WESTON SOLUTIONS

FIGURE 3
SOIL BORING AND TEMPORARY
MONITORING WELL LOCATION MAP
AGRIFOS
2001 JACKSON ROAD
PASADENA, HARRIS COUNTY, TEXAS

DATE	PROJECT NO.	SCALE
SEPT 2011	[illegible]	AS SHOWN

Exhibit H - Page 1 of 1

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT I
KINDER MORGAN AGREEMENT
(Copy Attached Hereto)

Exhibit H - Page 1 of 1

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

Gardner Savage
From:	Hamza Slimani <hslimani@agrifos.com>
Sent:	Thursday, January 30, 2014 7:46 PM
To:	Gardner Savage; Margaret Smith
Subject:	Fwd: Jones -TWS

FYI
Hamza
Begin forwarded message:
From: "Cote, Robert"<coter@kindermorgan.com>
Subject: RE: Jones - TWS
Date: January 30, 2014 at 8:44:15 PM EST
To: "Hamza Sliman" <hslimani@agrifos.com>

Thank you for your note and your understanding of our situation relative to the recent abnormal weather events. I will make sure we are totally off the property by the date listed below. To that end, I will give you frequent follow ups on our progress.
If I can be of any assistance to you, please do not hesitate in contacting me.
-----Original Message----
From: Hamza Slimani [mailto:hslimani@agrifos.com]
Sent: Thursday, January 30, 2014 7:34 PM
To: Cote, Robert
Cc: Hannah L. Jackson
Subject: Jones -TWS
Importance: High

Dear Mr Cote,
As explained during our phone conversation, it is imperative that Kinder Morgan completes the work on the Jones property and meets all its obligations as described in the attached Temporary Work Access Agreement. While we have accommodated your previous requests to revise the access area and extend the term of the agreement, we cannot continue doing that. We are in the middle of a significant transaction involving the Jones property and Kinder Morgan's failure to strictly abide by the terms of the Agreement and perform its obligations thereunder could cause significant damages to our company (in the millions of dollars). Pertaining to your verbal request today to extend the term of the agreement, the most we can agree to is February 14, 2014.
Thank you for your understanding.
Hamza

TEMPORARY ACCESS AGREEMENT
THIS TEMPORARY ACCESS AGREEMENT ("this Agreement") made on this _____day of ~~March,~~ 2013, by and among: KINDER MORGAN CRUDE AND CONDENSATE LLC, a Delaware Corporation, whose address is 1001 Louisiana, Suite 1000, Houston, Texas 77002, together with its agents, representatives, subcontractors and employees ("KM"); and PASADENA NITROGEN LLC, a Delaware limited liability company (''Pasadena Nitrogen"), whose address is 1221 Brickell Avenue, Suite 900, Miami, FL 33131.
WITNESSETH:
WHEREAS KM desires access to a portion of that certain teal property owned by Pasadena Nitrogen and being more particularly described on Exhibit "A" (the "Premises'') for the purposes of performing work in accordance with the terms and conditions of the Scope of Work (the "'Work"), a copy of which is attached hereto as Exhibit "B"; and
WHEREAS, Pasadena Nitrogen is willing to grant such access on the terms and conditions set forth herein;
NOW, THEREFOR, FOR AND IN CONSIDERATION of the Promises hereinafter provided, the parties hereto agree as follows:
1. Work Authorization
Pasadena Nitrogen hereby authorizes KM, including its employees, contractors, and agents, to enter the Premises to perform the Work. KM shall perform the Work subject to the terms and conditions of this Agreement.
2. Insurance
KM and its agents, representatives and subcontractors shall keep in force insurance and furnish Pasadena Nitrogen acceptable certificates evidencing such insurance, all in accordance with the requirements of Exhibit "C" attached hereto.
3. Safety Regulation
In addition to complying with the requirements of Section 6 below, KM shall ensure that its employees, representatives, agents and subcontractors comply with all applicable safety related rules, regulations, directives and standards while on the Premises as such have been provided by Pasadena Nitrogen.
4. Notice and Schedule of Work
KM will coordinate with Pasadena Nitrogen all of the activities to be undertaken at the Premises as shall be needed to perform the Work. KM will provide Pasadena Nitrogen a minimum of forty-eight (48) hours advance written notice of the dates and times that KM will need access to the Premises to perform the Work. Such notice will be given to Hamza Slimani, Pasadena Nitrogen

LLC, One Riverway, Suite 1700, Houston, Texas 77056, (832) 429-2969, hslimani(@agrifos.com. The Work will be completed as quickly as is commercially reasonable after commencement. The Work shall be carried out in such a way that it does not unreasonably interfere with Pasadena Nitrogen' use of the Premises, minimizes disruption to Pasadena Nitrogen' operations, and in accordance with all of the requirements and guidelines set forth in Exhibit B.
5. Price:
In. exchange for granting Temporary Access on about 459,067 square foot of land to KM to perform its defined scope of work, Agrifos will receive fifty thousand dollars ($50,000) of which 50% will be due 30 days before the start work and the remaining 50% upon the termination of this agreement.
6. Standard of Care
KM will cause the Work to be conducted in a good and workmanlike manner and in accordance with all applicable governmental laws and regulations. KM will be solely responsible for the proper collection, storage, removal and disposal of all wastes and other materials resulting from the Work.
7. Restoration of Property
KM will be responsible for repairing, at its own expense, any physical damage to the Premises caused by KM while present at the Premises, including any damage to levees, berms, dikes, disturbance of any dredge materials located on the Premises, damage to water, electric, telephone, sewer or other utilities or personal property, building improvements or fixtures located on or under the Premises. KM will or will not cause it agents, subcontractors or employees to restore the Premises to substantially the same condition as existed at the Premises prior to the work performed pursuant to this Agreement
8. Termination
This Agreement will terminate upon the completion of the work set forth on Exhibit B but, in any event, this Agreement will terminate 120 days from after the start date of construction; provided, however, that such construction must commence not later than October 1, 2013
9. Governing Law and Jurisdiction
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF TEXAS. Jurisdiction and venue for any action between the Parties on any issue arising from or related to this Agreement shall he in the District Court of Harris County, State of Texas.

10. Indemnification
KM agree to indemnify, defend and hold harmless Pasadena Nitrogen, together with its officers, shareholders, directors, employees and agents, individually and collectively, from and against (i) any and all liabilities, claims, injuries, losses recognized now or at any later time, together with all damages, costs, expenses, costs of defense, and costs of court to the extent arising out of or resulting from (a) performance of the Work performed by them, their employees, consultants, representatives and agents, including, without limitation, any damage to the levees, berms and dikes located on the Premises, disturbance of any dredge materials or (b) their presence on the Premises, and (ii) any and all costs, expenses, cost of defense and costs of court arising from and relating to such damage or disturbance.
11. Additional Work and Amendment.
KM may not modify the Work, or conduct any additional or other work on the Premises not contemplated in the Work without the prior written agreement of Pasadena Nitrogen. This Agreement cannot be altered or amended except pursuant to an instrument in writing, signed by each of the parties hereto.
12. Payment for Work.
KM shall engage its consultants, contractors, subcontractors to perform the Work at its sole cost and expense. KM shall not permit any lien to be filed or recorded against the Premises as a result of the Work.
13. Time is of the Essence.
Time is of the essence in this Agreement.
14. No Participation.
This Agreement is being entered into at KM's request in order to accommodate KM's performance of the Work for KM's own account and benefit and does not impose on Pasadena Nitrogen any duty to direct or participate in the Work nor shall it obligate Pasadena Nitrogen to grant any other or additional rights of access or use of the Premises to KM.
15. No Partnership or Agency.
This Agreement does not create any partnership, joint venture or other such relationship between KM and Pasadena Nitrogen. KM including its employees, contractors, and agents, are not agents of Pasadena Nitrogen for any purpose whatsoever.
16. No Third Party Beneficiary.
Except as specifically provided herein, this Agreement is intended only for the benefit of the Parties to the Agreement and there shall be no third party beneficiaries to this Agreement.

17. Counterparts.
This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The partially executed signature page of any counterpart of this Agreement may be attached to any other partially executed counterpart of this Agreement without impairing the legal effect of the signature(s) on such signature page.
WITNESS the signatures of the parties hereto the day, month and year first above written.

EXHIBIT A
PROPERTY DESCRIPTION
DESCRIPTION OF JONES PROPERTY
West Jones Property (ParceL 2)
Being a tract of land Containing a gross area of 199.5099 acres (8,690,649 square feet) and a net area of 194.5011 acres (8,472,467 square feet) of land and being in the James Seymour Survey, Abstract No. 698 and the William Vince Survey, Abstract No. 78 in Harris County, Texas and being Tract No. 2 as described in Deed recorded in Volume 837, Page 553 of the Harris County Deed Records and Outlot 139 of the Deepwater Subdivision as recorded in Volume 75, Page 526 of the Harris County Map Records and being described more particularly by metes and bounds as follows:
BEGINNING at a 1/2 inch iron rod set on the intersection of the north right-of-way line of the Port Terminal Railway Association 100 foot right-of-way and the west right-of-way line of Jackson Road (60 feet wide);
THENCE S 86 degrees 57 minutes, 00 seconds W a distance of 2185.56 feet along the north line of the Port Terminal Railway Association right-of-way to a 1/2 inch iron rod found for point;
THENCE S 41 degrees 58 minutes 03 seconds W a distance of 95.00 feet to a 1/2 inch iron rod set in the meanders of Cotton Patch Bayou;
THENCE along the meanders of Cotton Patch Bayou as follows:
N 70 degrees 04 minutes 56 seconds W a distance 237.42 feet to a 1/2 inch iron rod set for point;
N 25 degrees 07 minutes 27 seconds W a distance of 208.02 feet to a 1/2 inch iron rod set for point in the north line of First Street (40' wide) as described in Exhibit "A" in a deed for an 83.3747 acre tract as recorded in Harris County Film Code Number 193-10-0024;
THENCE N 87 degrees 00 minutes 58 seconds W a distance of 139.98 feet along the north line of the aforementioned First Street to a l/2 inch iron rod found for corner;
THENCE N 00 degrees 48 minutes 45 seconds W a distance of 914.30 feet to a 5/8 inch iron rod found for point;
THENCE N 09 degrees 51 minutes 12 seconds E a distance of 190.00 feet to a 5/8 inch iron rod found for point;
THENCE along an arc to the left on a non-tangent curve having a central angle of 40 degrees 49 minutes 22 seconds, a radius of 1220.00 feet, an arc length of 869.24 feet, a chord bearing of N 24 degrees 05 minutes 41 seconds W, and a chord distance of 850.97 feet to a 5/8 inch iron rod found for point;

THENCE N 02 degrees 59 minutes 02 seconds W a distance of 1377.16 foot to a brass disk found on the south right-of-way line of First Street (60 feet Wide) said point being the northwest corner of the herein described tract;
THENCE N 87 degrees 01 minutes 00 seconds E a distance of 2627.54 feet along the south right-of-way line of First Street to a 1/2 inch iron rod found for the northeast corner of Outlot 139 of the Deepwater Subdivision; said point being the intersection of the south line of First Street and the west line of Jackson Road;
THENCE S 03 degrees 01 minutes 41 seconds E a distance of 3481.31 feet along the west line of Jackson Road to the Point of Beginning of the herein described tract containing 199.5099 acres (8,690.649 square feet) of land more or less. SAVE AND EXCEPT a 60 foot right-of-way for Harrison Avenue containing 4.7989 acres and being parallel to and 1800 feet west of Jackson Road and SAVE AND EXCEPT a 0.2099 acre tract for a 25 foot railway right-of-way described by metes and bounds as follows:
COMMENCING at a 1/2 inch iron rod set on the intersection of the north right-of-way line of the Port Terminal Railway Association 100 foot right-of-way and the west right-of-way line of Jackson Road (60 feet wide);

THENCE S 86 degrees 57 minutes 00 seconds W a distance of 236.09 feet along the north line of the Port Terminal Railway Association right-of-way to the POINT OF BEGINNING of the 25 foot railway right-of-way;
THENCE S 86 degrees 57 minutes 00 seconds W a distance of 61.48 feet to a point;
THENCE along an arc to the left having a central angle of 41 degrees 40 minutes 01 seconds a radius of 563.l3 feet an arc length of 409.53 feet a chord bearing of N 44 degrees 56 minutes 58 seconds E and a chord distance of 400.56 feet to a point on the east right-of-way of Jackson Road;
THENCE S 03 degrees 01 minutes 41 seconds E a distance of 50.96 feet along the west right-of-way of Jackson Road to a Point;

THENCE along an arc to the right having a central angle of 31 degrees 39 minutes 02 seconds a radius of 588.14 feet, an arc length of 324.89 feet, a chord bearing of S 44 degrees 21 minutes 48 seconds W; and a chord distance of 320.78 feet to the POINT OF BEGINNING of the herein described right-of-way.

EXHIBIT "B"

SCOPE OF WORK

Contractor will place temporary culvert(s) across Cotton Patch Bayou (Harris ~~County~~ Flood Control District) and its others small ditches to access property from West side. Contractor will mat TWS area as needed to bring in pipe and equipment. Contractor will weld up & test pipeline on top flat area then put it on rollers to pull it back into the directional drill hole.

EXHIBIT C
INSURANCE

1.	Liability Insurance
Before accessing the Premises KM shall carry and maintain, and shall make commercially reasonable efforts to cause each of its subcontractors to carry and maintain the following insurance with limits of liability in no event less than the minimum limits indicated, with insurance carriers reasonably satisfactory to Pasadena Nitrogen and shall maintain such insurance in full force and effect during all times at which it is admitted to the Premises. KM and each of its subcontractors agrees that the insurance coverage to be obtained by KM and subcontractors shall expressly (1) identify Pasadena Nitrogen, its affiliates and its subsidiaries, "'as additional insured's" with respect to the operations of KM (Workers' Compensation insurance excepted), (2) state that when applicable the insurance coverage is primary with respect to the operations of KM as to Pasadena Nitrogen, its affiliates, and its subsidiaries. (3) waive any and all rights to contribution from Pasadena Nitrogen insurance policies and/or from policies of its affiliates, and. its subsidiaries and (4) waive any and all subrogation rights as to Pasadena Nitrogen, its affiliates, and. its subsidiaries.

	Type of Coverage		Minimum Limits of Liability
A.	Worker's Compensation		Statutory
	(1)	Including Occupational Disease Coverage

	(2)	Including Employer's Liability
$1,000,000
B.	Comprehensive General Liability		Combined Singe Limit $1,000,000
	(1)	Premises-Operations
	(2)	Independent Contractors
	(3)	Contractual Liability
	(4)	Products and Completed Operations
	(5)	No exclusion of coverage for liability resulting from the hazards of explosion, collapse and underground. property damage.
C.	Automobile Liability		Combined Single Limit $1,000,000
Including coverage for all owned hired, or non-owned automotive equipment used in connection with the Work.

D.	Contractor's Pollution Liability including sudden and accidental pollution liability coverage with coverage for clean up costs	$5,000,000 per occurrence and in the aggregate

Evidence of insurance in the form of insurance certificates showing that Pasadena Nitrogen and its Affiliates are named as additional insured's, that the coverage is primary as to them, that the contribution and subrogation rights are waived as provided above, and stating the amount of coverage shall be furnished by KM and each of its subcontractors prior to KM and any such subcontractor being permitted access to the Premises.

EXHIBIT J
INTENTIONALLY OMITTED

Exhibit J - Page 1 of 1

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT K
TERMINATION

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.
When Recorded, Return To:
Jeffery D. Silverstein
Seward & KisselI LLP
One Battery Park Plaza
New York, NY 10004
TERMINATION
OF
RIGHT OF FIRST REFUSAL AND PURCHASE OPTION AGREEMENT

THIS TERMINATION OF RIGHT OF FIRST REFUSAL AND PURCHASE OPTION AGREEMENT (this "Termination") is made by and between Rentech Nitrogen Partners, LP., a Delaware Limited partnership ("Purchaser"') and Agrifos Holdings Inc., a Delaware corporation ("Seller"). Pursuant to that certain Right of First Refusal and Purchase Option Agreement by and between Purchaser and Seller dated as of November 1, 2012 (as amended, the "Option Agreement"), Seller granted to Purchaser a right of first refusal and an option to purchase the real property more particularly described. in Exhibit A attached hereto (the '"Property"). In connection with such Option Agreement, Seller and Purchaser recorded that certain Memorandum of Right of First Refusal and Purchase Option Agreement dated as of November 1, 2012 and recorded in the Real Property Records of Harris County, Texas as Instrument No.
______________________________. (the "Memorandum")
Notice is hereby given that the Option Agreement and associated Memorandum are hereby terminated and of no further force or effect and that the Property is hereby released therefrom in all respects.
l.A'\2950.1).06. l

Exhibit K - 1 of 7

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

IN WITNESS WHEREOF, the Seller and Purchaser have executed this Memorandum as of this 31st day of October, 2012.

PURCHASER:

RENTECH NITROGEN PARTNERS, L.P.

By: Rentech Nitrogen GP, LLC
its General Partner

By: [signature]
Name: Colin M Morris
Title: Senior Vice President, General Counsel & Secretary

STATE OF ______________)
)
COUNTY OF ____________)

This instrument was acknowledged before me on ______________, 2012, by ____________________, the ___________ of Rentech Nitrogen GP, LLC, in its capacity as General Partner of RENTECH NITROGEN PARTNERS, L.P., on behalf said limited partnership.

see attached
____
Notary Public in and for the
State of Texas

Exhibit K - 2 of 7

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

State of California)

County of Los angeles)

CALIFORNIA ALL-PURPOSE CERTIFICATE OF ACKNOWLEDGMENT

On October 31, 2012 before me, V. mc Daniel,
(here insert name and title of the officer)

personally appeared Colin M. Morris, Senior Vice President, General counsel & secretary of Rentech Nitrogen GP, LLC,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

V. McDANIEL
COMM. #1896330
Notary Public - California
Los Angeles County
My Comm. Expires July 23, 2014
NR01

Signature V. mcDaniel

(Seal)

OPTIONAL INFORMATION

Although the information in this section is not required by law, it could prevent fraudulent removal and reattachment of this acknowledgment to an unauthorized document and may prove useful to persons relying on the attached document.

Description of Attached Document

The preceding Certificate of Acknowledgment is attached to a document titled/for the purpose of Termination of right of First Refusal & Purchase Option agreement,

containing ______ pages, and dated ______________.

The signer(s) capacity or authority is/are as:

- ☐ Individual(s)
- ☐ Attorney-in-Fact
- ☐ Corporate Officer(s) ______________ Title(s)
- ☐ Guardian/Conservator
- ☐ Partner - Limited/General
- ☐ Trustee(s)
- ☐ Other: ______________

representing: ______________
Name(s) of Person(s) or Entity(ies) Signer is Representing

Additional Information

Method of Signer Identification

Proved to me on the basis of satisfactory evidence:
○ form(s) of identification ○ credible witness(es)

Notarial event is detailed in notary journal on:
Page # ______ Entry # ______

Notary contact: ______________

Other

☐ Additional Signer(s) ☐ Signer(s) Thumbprint(s)
☐ ______________

© Copyright 2007 Notary Rotary, Inc. 925 29th St., Des Moines, IA 50312-3612 Form ACK03. 10/07. To re-order, call toll-free 1-877-349-6588 or visit us on the Internet at http://www.notaryrotary.com

Exhibit K - 3 of 7

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

SELLER:

AGRIFOS HOLDINGS INC.

By: H. Slimani
Name: Hamza Slimani
Title: VP

STATE OF Texas)
)
COUNTY OF Harris)

CYNTHIA LONGRON
MY COMMISSION EXPIRES
April 1, 2015

This instrument was acknowledged before me on Oct. 31, 2012, by Hamza Slimani, the VP of AGRIFOS HOLDINGS INC., on behalf said corporation.

Cynthia Long
Notary Public in and for the
State of Texas

Exhibit K - 4 of 7

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

EXHIBIT A
REAL PROPERTY DESCRIPTION
Parcel 1
Being a tract of land containing 142.0521 acres (6,187,778 square feet) of land and being in the James Seymour Survey. Abstract No. 698 in Harris County, Texas and being Tract No. l as described in Deed recorded in Volume 837, Page 553 of the Harris County Deed Records and being described more particularly by metes and bounds as follows:
BEGINNING at a 5/8 inch iron rod found marking the intersection of the north line of the Port Terminal Railway Association 100 foot right-of-way and the west right-of-way line of Jefferson Road (100 feet wide), said point being the southeast corner of Outlot 108 of the Deepwater Townsite;
THENCE S 86 degrees 56 minutes 27 seconds W a distance of 1801.66 feet along the north line of the Port Terminal Railway Association right-of-way to a 5/8 inch iron rod found on the east right-of-way line of Jackson Road (60 foot right-of-way), said point being the southwest corner of the herein described tract;
THENCE N 03 degrees 01 minutes 41 seconds W a distance of 348.72 feet along the east right-of-way line of Jackson Road to a 1/2 inch iron rod set for point;
THENCE along an arc to the left of a non-tangent curve having a central angle of 12 degrees 40 minutes 49 seconds, a radius of 588.14 feet, an arc length of 130.16 feet, a chord bearing of N 08 degrees 04 minutes 04 seconds E and a chord distance of 129.89 feet to a l/2 inch iron rod found in the east line of a 25 foot railroad easement as recorded in Volume 812, Page 474 of the Harris County Deed Records;
THENCE N 03 degrees 01 minutes 41 seconds W a distance of 3004.98 feet along the east line of the aforementioned 25 foot railroad easement to a 1/2 inch iron rod set in the south line of First Street (60 feet wide), said point being the northwest corner of the herein described tract;
THENCE N 87 degrees 05 minutes 36 second E a distance of 1775.03 feet along the south right-of-way line of First Street to a l/2 inch iron rod set for the northeast corner of the herein described tract;
THENCE S 03 degrees 03 minutes 18 seconds E a distance of 3476.43 feet along the west right-of-way line of Jefferson Road to the POINT OF BEGINNING of the herein described tract containing 142.0521 acres (6, l87,788 square feet) of land more or less.
Parcel 2
Being a tract of land containing a gross area of 199.5099 acres (8,690,649 square feet) and a net area of 194.5011 acres (8,472,467 square feet) of land and being in the James Seymour Survey, Abstract No. 698 and the William Vince Survey, Abstract No. 78 in Harris County, Texas and being Tract No. 2 as described in Deed recorded in Volume 837, Page 553 of the Harris County Deed Records and Outlot 139 of the Deepwater Subdivision as recorded in Volume 75, Page 526 of the Harris County Map Records and being described more particularly by metes and bounds as follows:
BEGINNING at a 1/2 inch iron rod set on the intersection of the north right-of-way line of the Port Terminal Railway Association 100 foot right-of-way and the west right-of-way line of Jackson Road (60 feet wide);
LA\2950806.l

Exhibit K - 5 of 7

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

THENCE S 86 degrees 57 minutes 00 seconds W a distance of 2l85.56 feet along the north line of the Port Terminal Railway Association right-of-way to a 1/2 inch iron rod found for point;
THENCE S 41 degrees 58 minutes 03 seconds W a distance of 95.00 feet to a 1/2 inch iron rod set in the meanders of Cotton Patch Bayou;
THENCE along the meanders of Cotton Patch Bayou as follows:
N 70 degrees 04 minutes 56 seconds W a distance of 237.42 feet to a 1/2 inch iron rod set for point;
N 25 degrees 07 minutes 27 seconds W a distance of 208.01 feet to a 1/2 inch iron rod set for point in the north line of First Street (40' wide) as described in Exhibit "A" in a deed for an 83.3747 acre tract as recorded in Harris County Film Code Number 193-10-0024;
THENCE N 87 degrees 00 minutes 58 seconds W a distance of 139.98 feet along the north line of the aforementioned First Street to a 1/2 inch iron rod found for corner;
THENCE N 00 degrees 48 minutes 45 seconds W a distance of 914.30 feet to a 5/8 inch iron rod found for point;
THENCE N 09 degrees 51 minutes 12 seconds E a distance of 190.00 feet to a 5/8 inch iron rod found for point;
THENCE along an arc to the left on a non-tangent curve having a central angle of 40 degrees 49 minutes 22 seconds, a radius of 1220.00 feet, an arc length cf 869.24 feet, a chord bearing of N 24 degrees 05 minutes 41 seconds W, and a chord distance of 850.97 feet to a 5/8 inch iron rod found for point;
THENCE N 02 degrees 59 minutes 02 seconds W a distance of 1377. l 6 feet to a brass disk found on the south right-of-way line of First Street (60 feet wide) said point being the northwest corner of the herein described tract;
THENCE N 87 degrees 01 minutes 00 seconds E a distance of 2627.54 feet along the south right-of-way line of First Street to a 1/2 inch iron rod found for the northeast corner of Outlot 139 of the Deepwater Subdivision, said point being the intersection of the south line of First Street and the west line of Jackson Road;
THENCE S 03 degrees 01 minutes 41 seconds E a distance of 3481.31 feet along the west line of Jackson Road to the Point of Beginning of the herein described tract containing 199.5099 acres (8,690.649 square feet) of land more or less. SAVE AND EXCEPT a 60 foot right-of-way for Harrison Avenue containing 4.7989 acres and being parallel to and 1800 feet west of Jackson Road and SAVE AND EXCEPT a 0.2099 acre tract foot a 25 foot railway right-of-way described by metes and bounds as follows:
COMMENCING at a 1/2 inch iron rod set on the intersection of the north right-of-way line of the Port Terminal Railway Association 100 foot right-of-way and the west right-of-way line of Jackson Road (60 feet Wide);
THENCE S 86 degrees 57 minutes 00 seconds W a distance of 236.09 feet along the north line of the Port Terminal Railway Association right-of-way to the POINT OF BEGINNING of the 25 foot railway right-of-way;
THENCE S 86 degrees 57 minutes 00 seconds W a distance of 61.43 feet to a point;
LA\2950806.l

Exhibit K - 6 of 7

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]

THENCE along an arc to the left having a central angle of 41 degrees 40 minutes 01 seconds a radius of 563.13 feet, an arc length of 409.53 feet, a chord bearing of N 44 degrees 56 minutes 58 seconds E and a chord distance of 400.56 feet to a point on the east right-of-way of Jackson Road;
THENCE S 03 degrees 01 minutes 41 seconds E a distance of 50.96 feet along the west right-of-way of Jackson Road to a point;
THENCE along an arc to the right having a central angle of 31 degrees 39 minutes 02 seconds, a radius of 588.14 feet, an arc length of 324.89 feet, a chord bearing of S 44 degrees 21 minutes 48 seconds W, and a chord distance of 320.78 feet to the POINT OF BEGINNING of the herein described right-of-way.
LA\2950806. l.

Exhibit K - 7 of 7

[Real Estate Purchase and Sale Agreement (Jones Spoils Tracts) - Pasadena Nitrogen LLC, Seller, and CPB Properties, LLC, Purchaser]